UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY – SUBJECT TO COMPLETION

2015 ANNUAL MEETING AND PROXY STATEMENT

Ellen J. Kullman Chair of the Board and Chief Executive Officer

Annual Meeting — [DATE], 2015

[Date], 2015

Dear Fellow DuPont Stockholder:

I cordially invite you to attend DuPont's 2015 Annual Meeting on [DAY], [DATE], 2015, in [    •    ].

Your Board of Directors is recommending a highly qualified and experienced slate of director nominees for election to the Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to: (1) elect twelve directors; (2) ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015; (3) consider an advisory vote on the compensation of our named executive officers; (4) vote on various stockholder proposals, if properly presented at the Annual Meeting; and (5) take action upon any other business as may properly come before the Annual Meeting.

The accompanying materials include the Notice of Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares.

You should have also received a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of our Board of Directors.

Your vote will be especially important at the meeting. As you may have heard, Trian Partners, L.P. and certain of its affiliates (together, "Trian") have notified the company that Trian intends to nominate a slate of four nominees for election as directors at the meeting in opposition to the nominees recommended by our Board of Directors and to present a proposal to repeal any bylaws adopted without stockholder approval since August 12, 2013. You may receive a proxy statement, Gold proxy card and other solicitation materials from Trian. The Company is not responsible for the accuracy of any information provided by or relating to Trian or its nominees contained in solicitation materials filed or disseminated by or on behalf of Trian or any other statements that Trian may make.

The Board of Directors does NOT endorse any Trian nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors and AGAINST Trian's Proposal described above. The Board of Directors strongly urges you NOT to sign or return any proxy card sent to you by Trian. If you have previously submitted a Gold proxy card sent to you by Trian, you can revoke that proxy and vote for our Board of Directors' nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in "street name"), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. Because of the contested nature of the proposals, if you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1) or the stockholder proposals (Proposals 4, 5, 6 and 7). We urge you to instruct your broker or other nominee, by following those instructions, to vote your shares for the WHITE proxy card.

Holders of shares as of the close of business on [DATE], the record date for voting at the Annual Meeting, are urged to submit a WHITE proxy card, even if your shares were sold after such date.

Your management team expects to provide you with further information during the course of the solicitation and at the Annual Meeting on the progress with regard to separation of Performance Chemicals business operations, our cost-cutting organizational redesign initiative and our continued transformation into a higher-growth, higher-value company with our focus centering on three areas: Agriculture & Nutrition, Advanced Materials and Bio-Based Industrials. At the Annual Meeting, we also will review our progress during the past year and answer your questions.

Thank you for your continued support. For more information and up-to-date postings, please go to www.dupont.com. If you have any questions, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll free at (877) 750-9501. Banks and brokers may call collect at (212) 750-5833.

Thank you for your continued support, interest and investment in DuPont.

Sincerely,

Ellen J. Kullman
 Chair & Chief Executive Officer

DuPont 1007 Market Street Wilmington, DE 19898

NOTICE OF ANNUAL MEETING

Meeting Date:	[DAY], [DATE], 2015
Time:	[•] (EDT)
Location:	[•]

AGENDA:

1.
The election of twelve (12) directors

2.
The ratification of the Company's independent registered public accounting firm

3.
An advisory vote to approve executive compensation

4.
Four stockholder proposals described in the Proxy Statement if properly presented at the Annual Meeting

5.
Such other business as may properly come before the meeting

All stockholders are cordially invited to attend, although only holders of record of DuPont Common Stock at the close of business on [DATE], 2015, are entitled to vote at the meeting.

If you need special assistance, please call Innisfree M&A Incorporated, the firm assisting us in the solicitation. Stockholders may call toll free at (877) 750-9501. Banks and brokers may call collect at (212) 750-5833.

Please note that Trian Partners, L.P. and certain of their affiliates (together, "Trian") have stated their intention to propose four alternative director nominees for election at the Annual Meeting. You may receive solicitation materials from Trian seeking your proxy to vote for Trian's nominees. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE BOARD'S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY TRIAN. If you have already voted using a Gold proxy card sent to you by Trian, you can REVOKE it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED WHITE PROXY CARD.

This notice and the accompanying proxy materials have been sent to you by order of the Board of Directors.

Erik T. Hoover Secretary

PRELIMINARY PROXY — SUBJECT TO COMPLETION

2015 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Proxy Statement for 2015 Annual Meeting of Stockholders i

PROXY SUMMARY

This proxy summary is an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement, which was first distributed beginning on or about [DATE], 2015, for more information about these topics prior to voting.

ANNUAL MEETING OF STOCKHOLDERS

••• ••• ••• •••	Time and Date: Place: Record Date: Admission:	[TIME], [DATE], 2015 [•] Stockholders as of the close of business on [DATE], 2015 Please follow the instructions contained in "How to Attend the Annual Meeting" on page 6.

STOCKHOLDER VOTING MATTERS

Proposal		Board's Voting Recommendation	Page References (for more detail)

1.	Election of Directors	FOR EACH NOMINEE RECOMMENDED BY YOUR BOARD	26

2.	Ratification of Independent Registered Public Accounting Firm	FOR	33

3.	Advisory Vote on Executive Compensation	FOR	73

4.	Stockholder Proposal on Lobbying	AGAINST	74

5.	Stockholder Proposal on Grower Compliance	AGAINST	77

6.	Stockholder Proposal on Plant Closure	AGAINST	80

7.	Stockholder Proposal to Repeal Certain Bylaws Adopted without Stockholder Approval	AGAINST	82

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY TRIAN.

You may receive solicitation materials from a dissident stockholder, Trian Partners, L.P. and certain of their affiliates (together, "Trian"), seeking your proxy to vote for Nelson Peltz, John H. Myers, Arthur B. Winkleblack and Robert J. Zatta to become members of the Board of Directors and for a proposal to repeal any bylaws adopted without stockholder approval since August 12, 2013 (the "Trian Proposal"). THE BOARD OF DIRECTORS DOES NOT ENDORSE THE TRIAN NOMINEES AND URGES YOU NOT TO SIGN OR RETURN

Proxy Statement for 2015 Annual Meeting of Stockholders 1

ANY PROXY CARD SENT TO YOU BY TRIAN. IF YOU HAVE PREVIOUSLY SIGNED A GOLD PROXY CARD SENT TO YOU BY TRIAN, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES LISTED ON THE ENCLOSED WHITE PROXY CARD.

In addition, the Board recommends that you vote against Trian's proposal on the enclosed WHITE proxy card.

For more information and up-to-date postings, please go to www.dupont.com. If you have any questions or need assistance in voting your shares, please call Innisfree M&A Incorporated, the firm assisting us in the solicitation. Stockholders may call toll free at (877) 750-9501. Banks and brokers may call collect at (212) 750-5833.

2 Proxy Statement for 2015 Annual Meeting of Stockholders

PROXY STATEMENT

The enclosed proxy materials are being sent to stockholders at the request of the Board of Directors of E. I. du Pont de Nemours and Company to encourage you to vote your shares at the Annual Meeting of Stockholders to be held [DATE], 2015. This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.

DuPont's 2014 Annual Report on Form 10-K, containing management's discussion and analysis of financial condition and results of operations and the audited financial statements, and this Proxy Statement were distributed together beginning on or about [DATE], 2015.

GENERAL INFORMATION

Who Can Vote

Only holders of record of DuPont Common Stock at the close of business on [DATE], the record date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. On the record date, [    •    ] shares of DuPont Common Stock were entitled to vote.

Determining the Number of Votes You Have

The enclosed WHITE proxy card indicates the number of shares of DuPont Common Stock that you own. Each share of DuPont Common Stock has one vote.

How to Vote

By Telephone — Stockholders can vote their shares by a toll-free telephone number by following the instructions provided on the enclosed WHITE proxy card. The telephone voting procedures are designed to authenticate a stockholder's identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By the Internet — Stockholders can simplify their voting by voting their shares via the Internet as instructed on the enclosed WHITE proxy card. The Internet procedures are designed to authenticate a stockholder's identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting facilities for stockholders of record are available 24 hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By Mail — Stockholders may vote their shares by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided with this Proxy Statement. Proxy cards submitted by mail must be received by the time of the Annual Meeting for your shares to be voted.

At the Annual Meeting — Only our stockholders and invited guests may attend the Annual Meeting.

You will need to bring picture identification to the meeting. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), please bring your most recent brokerage statement, along with picture identification, to the meeting. We will use your brokerage statement to verify your ownership of DuPont Common Stock and admit you to the meeting. Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Directions to the Annual Meeting are available at: www.[    •    ].

If you vote by telephone, via the Internet or by signing, dating and returning a proxy card, we will vote your shares as you direct. For the election of directors, you can specify whether your shares should be voted for all, some or none of the nominees for director listed. Your Board urges you to use the enclosed WHITE proxy card to vote based on its recommendations on page 1, including FOR ALL of the nominees for director listed and AGAINST the four stockholder proposals.

If you submit a proxy to us without indicating instructions with respect to specific proposals, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement, specifically for all our nominees for director, in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, in favor of the advisory vote on the compensation of our named executive officers, and against the stockholder proposals, if

Proxy Statement for 2015 Annual Meeting of Stockholders 3

Proxy Statement   General Information

properly presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, then the persons named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of Annual Meeting of Stockholders, we knew of no other matters to be presented at the Annual Meeting.

An independent inspector of elections will tabulate the proxies and certify the results.

Voting of Shares of DuPont Common Stock Held in Street Name

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in "street name"), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. Because of the contested nature of the proposals, if you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1) or the stockholder proposals (Proposals 4, 5, 6 and 7). We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.

Notification of Trian Proposal for Alternative Directors

Trian, a stockholder of the Company, has filed a preliminary proxy statement indicating that it intends to propose four alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by your Board. The Trian nominees have NOT been endorsed by your Board, and your Board unanimously recommends a vote FOR each of your Board's nominees for director on the enclosed WHITE proxy card accompanying this proxy statement. Your Board unanimously recommends that you disregard and do not return any Gold proxy card you receive from Trian. Voting to "withhold" with respect to any Trian nominee on a Gold proxy card sent to you by Trian is NOT the same as voting for your Board's nominees because a vote to "withhold" with respect to any Trian nominee on its Gold proxy card will revoke any proxy you previously submitted. If you have previously submitted a Gold proxy card sent to you by Trian, you can revoke that proxy and vote for your Board's nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card.

Receipt of Multiple Proxy Cards

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every WHITE proxy card you receive.

Additionally, please note that Trian has stated its intention to nominate four alternative director nominees for election at the Annual Meeting and propose the Trian Proposal. If Trian proceeds with its alternative nominations and proposal, you may receive proxy solicitation materials from Trian, including an opposition proxy statement and a Gold proxy card. Your Board unanimously recommends that you disregard and do not return any Gold proxy card you receive from Trian. Voting to "withhold" with respect to any Trian nominee on a Gold proxy card sent to you by Trian is not the same as voting for your Board's nominees because a vote to "withhold" with respect to any Trian nominee on its Gold proxy card will revoke any proxy you previously submitted.

If you have already voted using Trian's Gold proxy card, you have every right to change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you have any questions or need assistance voting, please call DuPont's proxy solicitor, Innisfree M&A Incorporated. Stockholders may call toll free at (877) 750-9501. Banks and brokers may call collect at (212) 750-5833.

Revocation of Proxies

You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can submit a valid proxy with a later date; (2) you can notify our Secretary in writing at Secretary, E. I. du Pont de Nemours and Company, 1007 Market Street, Wilmington, Delaware 19898 that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

If you have previously signed a Gold proxy card sent to you by Trian, you may change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed WHITE proxy card. Submitting a Trian Gold proxy card — even if you withhold your vote on the Trian nominees — will revoke any votes you previously made via our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and not return any Gold proxy card that you may receive from Trian, even as a protest.

4 Proxy Statement for 2015 Annual Meeting of Stockholders

Proxy Statement   General Information

Required Vote

Proposal 1: Election of Directors.    Under our Bylaws, because we have received notice from Trian that it intends to nominate persons for election to the Board, the provisions of our Bylaws relating to majority voting for directors will not be applicable to the Annual Meeting and, pursuant to our Bylaws, plurality voting will apply at the Annual Meeting.

The twelve nominees for director who receive the most votes of all votes cast for directors will be elected. If you do not vote for a particular nominee, or if you indicate on your proxy card, via the Internet or by telephone that you want to withhold authority to vote for a particular nominee, then your shares will not be voted for that nominee. In addition, if you hold shares of DuPont Common Stock through a broker-dealer, bank nominee, custodian or other securities intermediary, the intermediary will not vote those shares for the election of any nominee for director unless you give the intermediary specific voting instructions on a timely basis directing the intermediary to vote for such nominee. Abstentions and broker non-votes do not constitute a vote "for" or "against" a director.

It will NOT help elect your Board if you sign and return a proxy card sent by Trian, even if you withhold on their director nominees using Trian's proxy card. Doing so will cancel any previous vote you may have cast on our WHITE proxy card. The only way to support your Board's nominees is to vote FOR the Board's nominees on our WHITE proxy card and to disregard, and not return, any proxy card that you receive that is not a WHITE proxy card, including any proxy card that you receive from Trian.

Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by January 23, 2015. We did not receive any such nominations other than the nominations from Trian, and no other nominations for election to our Board may be made by stockholders at the Annual Meeting.

If for some reason any of the Board's director nominees are unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the WHITE proxy card, your shares will be voted in favor of the Board's remaining nominees. As of the date of the Notice of Annual Meeting of Stockholders, we knew of no reason why any of the Board's nominees would be unable or for good cause unwilling to serve as a director if elected.

In the event Trian were to withdraw its nominees, such that there would no longer be a contested election, the majority voting provisions of our Bylaws would apply. While we have no reason to expect this will occur, if it did, then pursuant to the majority voting provisions of our Bylaws, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election must promptly tender his or her resignation to the Chairman of the Board. The Governance Committee of our Board of Directors (or, under certain circumstances, another committee appointed by the Board) will promptly consider that resignation and will recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors. The Board must then act on that recommendation no later than 90 days following the date of an Annual Meeting of Stockholders. Within four days of the Board's decision, we must disclose the decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015. The votes cast "for" must exceed the votes cast "against" to approve the ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2015. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast."

Proposal 3: Advisory vote on executive compensation.    The votes cast "for" this proposal must exceed the votes cast "against" to approve the advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast."Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, the Compensation Committee and our Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Proposals 4, 5, 6 and 7: Stockholder Proposals.    The votes cast "for" a proposal must exceed the votes cast "against" such proposal for a stockholder proposal to pass. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast." Each proposal must be properly presented at the Annual Meeting for such proposal to be voted upon.

Proxy Statement for 2015 Annual Meeting of Stockholders 5

Proxy Statement   General Information

Broker non-votes

A broker non-vote occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with specific instructions concerning how to vote on any "non-routine" matters brought to a vote at a stockholders meeting. Under the New York Stock Exchange (the "NYSE") rules, "non-routine" matters include the election of directors (Proposal 1) and the vote, on an advisory basis, of the compensation of the Company's named executive officers (Proposal 3). Given the contested nature of the meeting, for any accounts to which brokers deliver competing sets of proxy materials, the NYSE rules governing brokers' discretionary authority will not permit such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting.

If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the Annual Meeting.

Voting by Employees Participating in DuPont Plans

If you are an employee of DuPont or one of our subsidiaries and participate in one of our employee plans, i.e., the DuPont 401(k) and Profit Sharing Plan, the DuPont Retirement Savings Plan, the Thrift Plan for Employees of Sentinel Transportation, LLC and the Solae Savings Investment Plan (the "Plans"), the enclosed WHITE voting instruction form indicates the aggregate number of shares of DuPont Common Stock credited to your account as of [DATE], the record date for voting at the Annual Meeting. If you timely submit your voting instructions to the Plan Trustee by following the instructions on the enclosed WHITE voting instruction form, your shares will be voted as you have directed. If you do not provide the Trustee with voting instructions, the Trustee may vote as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary all shares held in the plans for which no voting instructions are received. The Trustee must receive your voting instructions no later than [DATE]. Please note that Plan participants may vote their shares through the Trustee only and accordingly may not vote their Plan shares in person at the Annual Meeting.

How to Attend the Annual Meeting

Registered stockholders may be admitted to the meeting upon providing picture identification. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), please bring your most recent brokerage statement, along with picture identification, to the meeting. We will use your brokerage statement to verify your ownership of DuPont Common Stock and admit you to the meeting.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the Annual Meeting.

Proxy Committee

The Proxy Committee is composed of directors of the Company who vote as instructed the shares of DuPont Common Stock for which they receive proxies. Proxies also confer upon the Proxy Committee discretionary authority to vote the shares on any matter which was not known to the Board a reasonable time before solicitation of proxies, but which is properly presented for action at the meeting.

Quorum

A quorum of stockholders is necessary to transact business at the 2015 Annual Meeting. A quorum exists if the holders of at least a majority of the shares of DuPont Common Stock entitled to vote are present either in person or by proxy at the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

2016 Stockholder Proposals

At each annual meeting, stockholders are asked to elect directors to serve on the Board, to ratify the appointment of DuPont's independent registered public accounting firm for the year and to approve, by advisory vote, executive compensation. The Board or stockholders may submit other proposals to be included in the proxy statement. To be considered for inclusion in the 2016 Annual Meeting Proxy Statement, stockholder proposals must meet the requirements of SEC Rule 14a-8 and must be received no later than [DATE], 2015. Our Bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Our Bylaws currently require that notice of such proposals or nominations for DuPont's 2016 Annual Meeting be received by us between [DATE] and [DATE]. Any such notice must satisfy the other requirements in our Bylaws applicable to such proposals and nominations.

Stockholder Nominations for Election of Directors

For stockholder director nominations, the notification to our Corporate Secretary must contain or be accompanied by the information required by our

6 Proxy Statement for 2015 Annual Meeting of Stockholders

Proxy Statement   General Information

Bylaws. The information requirements include, among other things:

•••

the name, age, business address and residence address of each nominee;

•••

the principal occupation or employment of each such nominee;

•••

the number of shares of DuPont's capital stock which are owned of record and beneficially by each such nominee and any affiliates or associates of such nominee;

•••

a detailed description of any compensatory, payment or other financial agreement, arrangement or understanding between the nominee and any person or entity other than the Company, or whether the nominee has received any compensation or other payment from any person or entity other than the Company, in each case in connection with the candidacy or service as a director of DuPont;

•••

other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act and the rules and regulations thereunder;

•••

the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the Board as may be in place at any time and from time to time; and

•••

certain information about the proposing stockholder.

A copy of the full text of the relevant Bylaw provisions, which includes the complete list of the information that must be submitted to nominate a director, may be obtained upon written request directed to our Corporate Secretary at our principal office.

A copy of our Bylaws is available on the "Investors" caption of our website (www.dupont.com) under "Corporate Governance."

In addition to a stockholder's ability to nominate candidates to serve on the Board as described above, stockholders also may recommend candidates to the Corporate Governance Committee (the "Governance Committee") for its consideration. The Committee will consider and evaluate candidates recommended by stockholders in the same manner that it considers and evaluates all other director candidates. To recommend a candidate, stockholders should follow the procedures set in the Director Nomination Process attached as Appendix A.

Cost of Solicitation

For information regarding the costs of this solicitation, please see the section titled "Cost of Solicitation" on page 83.

Householding Rules

The SEC's "householding" rules permit the Company to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the DuPont Stockholder Relations Office at 1007 Market Street or calling (302) 774-3034. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Company by calling the telephone number given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the Notice of Annual Meeting and Proxy Statement to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the Notice of Annual Meeting and Proxy Statement, now or in the future, you may contact the Company at the telephone number above and you will promptly be sent a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the Notice of Annual Meeting and Proxy Statement and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

Confidential Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any individual stockholder is not disclosed except as may be necessary to meet legal requirements.

Proxy Statement for 2015 Annual Meeting of Stockholders 7

BACKGROUND OF THE SOLICITATION

As part of their continuing review of the Company's performance, the Company's management and Board from time to time consider, among other things, potential changes to the Company's portfolio of businesses. Numerous changes in the Company's business mix have resulted from this review, including, among others, the acquisition of Danisco, a leading participant in the enzyme and specialty food ingredients industries, in 2011 and the disposition of the Company's Performance Coatings business in 2013. In late 2012, as a result of this continuing review process, the Company's management and, beginning in early 2013, the Board began to focus on the separation of the Company's Performance Chemicals segment.

On June 26, 2013, Mr. Edward Garden, Founding Partner and Chief Investment Officer of Trian, contacted the Company. The Company's director of investor relations returned Mr. Garden's call, and Mr. Garden then informed the Company that Trian had made an investment in the Company. At Mr. Garden's request, Ms. Kullman and Mr. Nicholas C. Fanandakis, Chief Financial Officer of the Company, agreed to a meeting on July 24, 2013 with Mr. Garden and other representatives of Trian to discuss Trian's investment.

On July 23, 2013, the Company publicly announced that it was exploring the spin-off or sale of its Performance Chemicals segment.

On July 24, 2013, Ms. Kullman and Mr. Fanandakis met with Mr. Garden and other representatives of Trian. At this meeting, Trian distributed and presented to Ms. Kullman and Mr. Fanandakis an initial "White Paper" presentation (the "First White Paper"), which centered on, among other things, a proposed four way break-up of the Company into an agriculture focused company, an industrial biosciences and nutrition and health based company, a TiO2 focused company and the remaining DuPont businesses, as a fourth company. Ms. Kullman and Mr. Fanandakis proceeded to analyze the First White Paper with the other members of management and the Company's financial and legal advisors and, shortly thereafter, provided a preliminary review of the presentation to the Board of Directors of the Company.

On August 4, 2013, pursuant to applicable U.S. antitrust laws, Trian provided a letter to the Company stating its intention to file notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), to enable certain Trian funds to acquire voting securities of the Company. On September 5, 2013, the Federal Trade Commission granted early termination of the waiting periods applicable under the HSR Act with respect to those notifications. As a result of those filings and clearances, as well as subsequent HSR filings and clearances with regard to certain additional Trian funds, Trian entities may acquire shares with a total aggregate value of approximately $2,745 million, including those shares that those entities collectively hold.

On August 14, 2013, Trian filed a Schedule 13F with the SEC disclosing beneficial ownership of 5,778,403 shares of the Company's outstanding common stock by certain Trian funds, representing beneficial ownership of approximately 0.65% of the Company's common stock. As of its most recent 13F filing on January 8, 2015, Trian disclosed beneficial ownership of 24,313,084 shares of the Company's outstanding common stock. As of Trian's preliminary proxy filing on February 12, 2015, Trian disclosed beneficial ownership of 24,563,084 shares of the Company's outstanding common stock representing beneficial ownership of approximately 2.7% of the Company's common stock.

On September 3, 2013, after a thorough search process, which included the engagement of a third-party search firm, and considered deliberation by the Governance Committee and the Board, including with regard to the Company's corporate governance guidelines and skills-based approach, the Company announced the appointment of Patrick J. Ward, Chief Financial Officer and Vice President of Cummins, Inc., to the Board, effective as of October 23, 2013.

During September 2013, representatives of the Company's financial advisors met with Trian to further discuss its proposed break-up plan for the Company.

Including the specific engagements described herein, at various times throughout 2013, 2014 and early 2015, members of the Company's senior management team and the Company's Lead Director, Alexander M. Cutler, had, collectively, more than 20 conference calls and/or in-person meetings with representatives of Trian, which included Mr. Garden and/or Mr. Nelson Peltz, Founding Partner and Chief Executive Officer of Trian. These meetings focused on a wide range of topics, which included the Company's business and results of operations, our earnings performance, and our long-term strategies, including our capital allocation strategy and the composition of our Board, as well as discussions of Trian's plan to break up the Company.

8 Proxy Statement for 2015 Annual Meeting of Stockholders

Proxy Summary   Background of the Solicitation

On October 15, 2013, less than five months after Trian notified the Company of its initial investment and on the day before a scheduled follow up meeting between Trian and the Company's financial advisors, Mr. Garden contacted Ms. Kullman by telephone and informed her that the Company had three choices: (1) accept and implement Trian's proposal to break-up the Company, (2) add Mr. Garden and an unidentified industry executive to be chosen by Trian to the Board of Directors of the Company or (3) face a public proxy campaign by Trian. In light of this ultimatum, the Company did not believe having its previously scheduled meeting with Trian the following day would be productive and cancelled it.

On October 24, 2013, the Company announced that the Board had unanimously determined to proceed with the separation of its Performance Chemicals segment.

On October 25, 2013, Mr. Kullman and Mr. Fanandakis informed Mr. Garden that the Board of Directors had carefully considered and unanimously rejected the analysis and conclusions set forth in Trian's First White Paper, including Trian's plan to break-up the Company. Ms. Kullman and Mr. Fanandakis also informed Mr. Garden that the Board of Directors, after considered deliberation, including with regard to the Company's corporate governance guidelines, had determined not to nominate him for service on the Board of Directors.

On December 5, 2013, Ms. Kullman and Mr. Cutler met with Mr. Garden, other representatives of Trian and representatives of the California State Teachers' Retirement System ("CalSTRS"), which Trian has publicly disclosed as employing Trian to manage certain of its funds, at the request of Mr. Garden, who informed Ms. Kullman that Trian wanted to meet in advance of "deadlines for stockholder proposals and director nominations," to discuss the Company's performance. At this meeting, Mr. Garden delivered and presented to Ms. Kullman and Mr. Cutler a revised "White Paper" presentation (the "Second White Paper"), which applauded the Company's decision to separate its Performance Chemicals business and, in addition proposed, among other things, a new, second break-up plan, this time focused on a two way break-up of the remaining businesses of DuPont into a "GrowthCo," consisting of the Company's agriculture, industrial biosciences and nutrition and health based businesses, and a "CyclicalCo," consisting of the Company's performance materials, electronics and safety and protection businesses. At the end of the meeting, Mr. Garden reiterated Trian's ultimatum: (1) accept and implement Trian's proposal to break-up the Company, (2) add Mr. Garden and an unidentified industry executive to be chosen by Trian to the Board of Directors of the Company or (3) face a public proxy campaign by Trian. Notwithstanding this ultimatum, Trian did not provide the Company with the notice required under the Company's Bylaws that it intended to nominate any Trian representatives to the Board.

During February 2014, the Company's Board carefully evaluated the Second White Paper and, after receiving input from the Company's financial advisors, determined that it was in the best interest of the Company's stockholders to continue to pursue the Company's strategic plan and not to implement the proposals in the Second White Paper.

During the next few months, the Company and Trian continued their dialogue regarding the Company's earnings performance and strategic plan. During this period, Trian issued no new ultimatums with regard to participation on the Company's Board.

In fact, reflective of the open engagement between the Company and Trian, on May 9, 2014, Mr. Garden, in a speech at the Council of Institutional Investors conference, stated that Ms. Kullman "has basically been an activist within DuPont to get that business to best-in-class operating metrics, separate the Coatings business, separated the Performance Chemicals business, she's buying back $5B in shares."(1)

On June 27, 2014, Mr. Garden called Ms. Kullman and Mr. Fanandakis to discuss the Company's earnings performance and earnings guidance. At the end of the call, in an abrupt return to earlier ultimatums, Mr. Garden once again informed Ms. Kullman and Mr. Fanandakis that the Company had three options: (1) accept and implement Trian's proposal to break-up the Company, (2) add Mr. Garden to the Board of Directors of the Company or (3) face a public proxy campaign by Trian.

On August 4, 2014, in anticipation of the upcoming retirement under the Company's age 72 mandatory retirement policy of Bertrand P. Collomb following the 2015 Annual Meeting and after a thorough search process, which included the engagement of a third-party search firm, and considered deliberation by the Governance Committee and the Board, including with regard to the Company's corporate governance

(1)
Permission to use quote neither sought nor obtained.
Proxy Statement for 2015 Annual Meeting of Stockholders 9

Proxy Summary   Background of the Solicitation

guidelines and skills-based approach, the Company announced the appointment of Ulf M. "Mark" Schneider, President and CEO of Fresenius SE & Co. KGaA to the Board, effective as of October 22, 2014.

On August 6, 2014, Mr. Cutler discussed Trian's Second White Paper with Mr. Garden, informing Mr. Garden that the Board, after fully reviewing the proposal, had carefully considered and unanimously rejected the analysis and conclusions in Trian's Second White Paper, including Trian's second plan to break-up the Company, and determined that its current course of action, which included cost cutting and the Performance Chemicals separation, was the appropriate course of action for the Company at such time. Mr. Garden then informed Mr. Cutler that Trian viewed itself and the Company as having only two options: DuPont would either appoint Mr. Garden to the Board or Trian would take the matter to DuPont's stockholders. Mr. Cutler replied that there was, in his view, a third option — continued constructive dialogue of the type in which the Company and Trian were already engaging — but, in response, Mr. Garden reiterated his position.

On August 12, 2014, Mr. Cutler called Mr. Garden to inform him that the Board of Directors had again determined not to nominate him for service on the Board of Directors.

On September 16, 2014, Trian sent a letter and a summary of its Second White Paper to the Board and publicly filed both documents.

On October 16, 2014, Mr. Cutler contacted Mr. Peltz by telephone, at the request of Mr. Peltz, to discuss, among other things, the performance of the Company and the progress regarding the separation of its Performance Chemicals segment. At the end of the call, Mr. Peltz stated that unless the Company agreed to appoint two Trian executives and one unidentified industry executive to be chosen by Trian to its Board, Trian would initiate a proxy fight with the goal of electing a majority of Trian-nominated directors to the Board.

On October 29, 2014, Ms. Kullman met with Mr. Peltz. The discussion at the meeting focused on, among other things, the performance of the Company. At the conclusion of the meeting, Mr. Peltz not only reiterated the ultimatum presented at the October 16th meeting, but also indicated that if Trian were to go public with its nominees, it would not thereafter agree to any settlement with the Company. Ms. Kullman expressed a willingness to continue discussions with Mr. Peltz and Trian as a stockholder, but reiterated that the Board had determined that the Company's current course of action was in the best interest of the Company's stockholders.

On November 5, 2014, the Board, after careful deliberation, including with regard to the Company's corporate governance guidelines, unanimously determined not to appoint Mr. Peltz or Mr. Garden to the Board and such determination was communicated to Trian by Ms. Kullman.

During the fall of 2014, the Company's management and the Board began the search for two new, highly-qualified directors to fill the vacancies to be created by the departures of Messrs. Richard H. Brown and Curtis J. Crawford, who were expected to leave the Board to join the board of directors of The Chemours Company ("Chemours") upon its separation from the Company. In connection with the process, the Board hired a third-party search firm to help assist them in identifying candidates that had the requisite skills and experience to meet the Board's and Governance Committee's criteria.

After the consideration and review of numerous candidates by the Governance Committee, including with regard to the Company's corporate governance guidelines, the Company's Board search process culminated with the identification of Messrs. Edward D. Breen and James L. Gallogly as the candidates who possessed, to the highest degree, the skills and experience sought by the Governance Committee and typified by the Company's existing Board members. For additional information on the criteria utilized by the Board, see "Proposal 1: Election of Directors — Director Skills and Qualifications."

On December 10, 2014, representatives from the Company's financial advisors met with representatives from Trian, including Messrs. Peltz and Garden. At the meeting, Messrs. Peltz and Garden reiterated that if Trian were to go public with its nominees, it would not thereafter agree to any settlement with the Company.

On January 8, 2015, Trian delivered a notice to the Company nominating four individuals (with Mr. Garden as an alternative nominee), including Mr. Peltz, to stand for election to the Board of Directors of the Company at the Annual Meeting, and stating that Trian would solicit proxies in support of such election. The notice also included a proposal to repeal any provisions or amendments to the Company's Bylaws adopted without stockholder approval after August 12, 2013 and prior to the Company's 2015 Annual Meeting.

10 Proxy Statement for 2015 Annual Meeting of Stockholders

Proxy Summary   Background of the Solicitation

On January 9, 2015, the Company publicly issued a statement confirming that it had received Trian's nomination notice and indicating that the Governance Committee would review Trian's proposed director nominees and make a recommendation regarding such nominees that it believed was in the best interest of all stockholders.

At the end of January 2015, in response to the notice received on January 8, 2015 and in connection with a process established by the Governance Committee for the consideration of new directors, members of the Governance Committee, including Mr. Cutler and Marillyn A. Hewson, interviewed each of the Trian nominees, including Mr. Peltz. Ms. Kullman participated in the interviews with respect to all Trian nominees other than Mr. Peltz, whom she had previously spoken with on numerous occasions.

On February 4, 2015, Ms. Kullman and Mr. Cutler met with Mr. Peltz to discuss the results of the Governance Committee's process with regard to the Trian nominees and the topic of Board composition. After explaining to Mr. Peltz that the Governance Committee, in considering how to fill the expected vacancies on the Board of Directors left by the planned departures of two members of the Board to join the Chemours Board, had determined that the Company's two previously identified candidates were superior candidates to each of Trian's candidates, Ms. Kullman and Mr. Cutler attempted to present Mr. Peltz with a proposal for resolving Trian's proxy contest.

The Company's proposed resolution centered around the possibility of appointing one of Trian's nominees, who had been selected by the Governance Committee as a viable candidate and was not Mr. Peltz, to the Board of Directors of the Company under circumstances in which Trian would withdraw its slate and support the Company's nominees at the Annual Meeting, thus avoiding a time consuming and costly proxy contest. Mr. Peltz both refused to hear the details of the Company's proposal, specifically declining to be informed of either the names of the Company's two candidates or the potential viable Trian nominee candidate, and insisted that any settlement would require appointing Mr. Peltz personally to the Company's Board.

On February 5, 2015, in connection with the separation of Chemours, the Company announced that Messrs. Crawford and Brown would transition off of the Board immediately — to initially serve as consultants to Chemours, and then as directors upon completion of the separation — and that Messrs. Breen and Gallogly had been appointed as independent directors to its Board. Later that day, Trian released a statement that, among other things, applauded the appointment of Messrs. Breen and Gallogly, but continued to insist that Mr. Peltz personally be added to the Board.

On February 11, 2015, Trian publicly filed its preliminary proxy statement with regard to its nominees and proposal.

Subsequent to February 11, 2015, Trian and the Company each issued numerous press releases and sent various letters and presentations to the Company's stockholders.

As of the date hereof, the Company and Trian have had no other material contacts.

We are not responsible for the accuracy of any information provided by or relating to Trian contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Trian or any other statements that Trian may otherwise make. Trian chooses which of our stockholders will receive Trian's proxy solicitation materials.

Proxy Statement for 2015 Annual Meeting of Stockholders 11

Proxy Summary   Our Director Nominees

 OUR DIRECTOR NOMINEES

You are being asked to vote on the election of 12 directors. All directors are elected annually. Detailed information about each Director's background, skills and expertise can be found in Proposal 1 — Election of Directors.

		Committee Memberships
Name Years of Service; Age (as of the Annual Meeting) Current Position							Other Current Public Boards
	Independent(1)	Audit	Compensation	Governance	Environment	Science & Technology

Lamberto Andreotti Director since 2012; Age 64 CEO, Bristol-Myers Squibb Company	YES	X				X	1

Edward D. Breen Director since 2015; Age 59 Chairman, Tyco International plc	YES		X				2

Robert A. Brown Director since 2007; Age 63 President, Boston University	YES	X				Chair

Alexander M. Cutler Director since 2008; Age 63 Chairman and CEO, Eaton	YES		X	Chair			2

Eleuthère I. du Pont Director since 2006; Age 48 President, Longwood Foundation	YES	Chair				X	1

James L. Gallogly Director since 2015; Age 62 Former Chairman of Management Board and CEO, LyondellBasell Industries NV	YES	X		X

Marillyn A. Hewson Director since 2007; Age 61 Chairman, President and CEO, Lockheed Martin Corporation	YES		X	X			1

Lois D. Juliber Director since 1995; Age 66 Retired Vice Chairman, Colgate-Palmolive Corporation	YES		Chair			X	1

Ellen J. Kullman Director since 2008; Age 59 Chair and CEO, DuPont	NO						1

Ulf M. Schneider Director since 2014; Age 49 President and CEO, Fresenius SE & Co. KGaA	YES	X		X			1

Lee M. Thomas Director since 2011; Age 70 Retired Chairman and CEO, Rayonier Inc.	YES		X		X		2

Patrick J. Ward Director since 2013; Age 51 CFO, Cummins, Inc.	YES	X			X

(1)
Each of Messrs. Richard H. Brown and Curtis J. Crawford, prior to their resignation on February 5, 2015, and Mr. Bertrand P. Collomb, prior to his retirement effective immediately prior to the Annual Meeting, were also independent. None of Messrs. R.H. Brown, Crawford or Collomb are being nominated for re-election.
12 Proxy Statement for 2015 Annual Meeting of Stockholders

Proxy Summary   Our Progress in 2014

 OUR PROGRESS IN 2014

In 2014, DuPont continued to deliver value to shareholders through volume, margin, and earnings growth in a majority of our segments, despite macroeconomic headwinds. We continued to successfully transform DuPont to focus on commercial opportunities in Agriculture and Nutrition, Bio-Based Industrials and Advanced Materials, where we expect our science, engineering and innovation capabilities can deliver the greatest value. We continued to reduce costs and improve efficiency and effectiveness, which translates into better operating margins. And importantly, we continued our commitment to return capital to shareholders.

Through volume, margin, and earnings growth across the majority of our operating segments, we grew 2014 operating earnings per share ("EPS")(1) by 3.0% from 2013 despite significant market and macroeconomic challenges, including an overall weaker economy in the agriculture sector and a stronger dollar. These results include our Performance Chemicals segment, which is in the process of being separated from the Company, where full year operating earnings(1) were down 8% primarily due to lower pricing and the negative impacts of portfolio and currency. We continued to achieve significant margin improvement, with segment adjusted operating margin expansion of 740 basis points between 2008 and 2014(1).

DuPont is in the midst of a multi-year transformation of our portfolio to focus on the highest potential commercial opportunities where we expect our science and engineering capabilities can deliver the greatest value. As part of this process, the spin-off of The Chemours Company, our Performance Chemicals segment, remains on track for completion in mid-2015. In connection with the separation of Chemours, we undertook a comprehensive review of our business and cost structure, with the assistance of a leading management consulting firm, to ensure that the post-spin DuPont would be as efficient as possible. We exceeded our cost savings targets for the initial phase of implementation and have accelerated our originally announced schedule. We expect annual run-rate savings of approximately $1 billion and $1.3 billion by the end of 2015 and 2017, respectively, and continue to look for additional savings. In 2014, savings from these redesign initiatives contributed $0.07 per share to operating earnings.

Our goal for the next generation DuPont is to connect the laboratory and the marketplace more closely than ever before, resulting in faster delivery of creative, science-based solutions for customers around the world. We are enabling safer, more nutritious food; creating high performance, cost effective, energy efficient materials; and increasingly delivering renewably sourced, bio-based materials and fuels. DuPont launched nearly 1,600 new products and filed more than 1,650 US patents in 2014 alone, including innovations like Dermacor® seed treatment for soybeans, Kapton® polyimide films for handheld electronic devices, and Tyvek® 800J for chemical protective garments. Excluding Performance Chemicals, new products introduced in the past four years delivered 32% of sales in 2014.

In 2014, we also continued the tradition of returning capital to shareholders. We executed $2 billion in share repurchases against our $5 billion share repurchase program and delivered a 4% increase in our common stock dividend for a total of $3.7 billion returned to shareholders in 2014. Going back the past six years, we have returned approximately $14 billion to shareholders through dividend growth (12% growth since 2009) and share repurchases.

We also expect to return all or substantially all of the one-time dividend proceeds from Chemours, currently estimated at $4 billion (based on a target BB credit rating for Chemours and pending the final credit ratings and underlying business conditions for Chemours), to DuPont shareholders via share repurchases over the 12 to 18 months following the separation, with a portion expected to be returned in 2015.

(1)
See Appendix B for non-GAAP reconciliation.

CAPITAL RETURNED TO STOCKHOLDERS
 (DOLLARS IN MILLIONS)

Proxy Statement for 2015 Annual Meeting of Stockholders 13

Proxy Summary   Executive Compensation — Aligning Pay with Performance

EXECUTIVE COMPENSATION — ALIGNING PAY WITH PERFORMANCE

We design our executive compensation programs to attract, motivate, reward and retain the high quality executives necessary to lead the Company and to accomplish our strategies. The following key principles guide the design and administration of those compensation programs:

•••

There should be a strong link between pay and performance.

•••

Executives' interests should be aligned with stockholders' interests.

•••

Programs should reinforce business strategies and drive long-term sustained stockholder value.

Summary of Our 2014 Compensation Actions

Linking Pay with Performance

Pay actions for our named executive officers in 2014 reflected our Company's performance.

2014 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

The NEO average payout factor under our short-term incentive program ("STIP") was 54% of target in 2014, down from 87% in 2013, which is based on a combination of (i) the Company's performance (the Company's Operating EPS), (ii) the applicable business units' performance (based upon after-tax operating income, revenue, cash flow from operations and certain other relevant metrics), and (iii) individual performance. For further discussion, please see the section entitled "Compensation Discussion and Analysis — 2014 Compensation Decisions — Our Annual Compensation Program" beginning on page 50 of this proxy statement.

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

Performance-based restricted stock units ("PSUs") for the 2012 to 2014 performance period were paid out at [    •    ]%. The payout with respect to PSUs is based on a combination of the Company's percentile ranking for both revenue growth and TSR over the prior three year period, in each case, against its Peer Group. For further discussion, please see the section entitled "Compensation Discussion and Analysis — 2014 Compensation Decisions — Our Long-Term Incentive Program" beginning on page 54 of this proxy statement.

Total 2014 NEO Compensation Summary

Total Direct Compensation ("TDC") for our NEOs in 2014 is shown in the table below.

Name	2014 Base Salary	2014 Final STIP	2014 LTI	TDC	2014 TDC vs 2013 TDC (% change)

E. J. Kullman	$1,485,000	$1,310,000	$9,250,000	$12,045,000	–3%

N. C. Fanandakis	765,000	422,000	2,500,000	3,687,000	16%(1)

T. M. Connelly, Jr.	776,000	414,000	2,000,000	3,190,000	–6%

J. C. Borel	720,000	376,000	2,100,000	3,196,000	2%

M. P. Vergnano	720,000	376,000	2,100,000	3,196,000	2%

This table is not intended to be a substitute for the Summary Compensation Table ("SCT") or Grants of Plan-Based Awards Table ("GPBAT"). Base salary is shown as of December 31, 2014. STIP awards and Long-term Incentive ("LTI") awards for 2014 are reflected in the SCT and GPBAT. The value of LTI awards reflected in this table differs from the value of equity awards shown in the SCT and GPBAT because those tables reflect the probable outcome of the performance conditions for PSUs. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Human Resources and Compensation Committee considered when making LTI awards for 2014.

(1)
Year-over-year change for Mr. Fanandakis is related primarily to an increase in his 2014 LTI grant value, bringing his target TDC closer to, but still below, market median.
14 Proxy Statement for 2015 Annual Meeting of Stockholders

Proxy Summary   Executive Compensation — Aligning Pay with Performance

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE FACTS

Board and Governance Information

13	Size of Board(1)

12	Number of Independent Directors(2)

61	Average Age of Directors(3)

15	Board Meetings Held in 2014

Annual Election of Directors

Majority Voting For Directors

Independent Lead Director

Independent Directors Meet Without Management Present

Director Stock Ownership Guidelines — Hold until Retirement from Board

72	Mandatory Retirement Age for Directors

Code of Business Conduct for Directors, Officers and Employees

Stockholder Ability to Call Special Meetings (25% Threshold)

Succession Planning and Implementation Process

Comprehensive Sustainability Program

(1)
The size of the Board will be 12 directors upon the retirement of Mr. Collomb under the Company's age 72 mandatory retirement policy, effective immediately prior to the Annual Meeting.

(2)
The number of Independent Directors will be 11 upon the retirement of Mr. Collomb under the Company's age 72 mandatory retirement policy, effective immediately prior to the Annual Meeting.

(3)
The average age of directors on the Board will be 60 upon the retirement of Mr. Collomb under the Company's age 72 mandatory retirement policy, effective immediately prior to the Annual Meeting.
Proxy Statement for 2015 Annual Meeting of Stockholders 15

Governance of the Company   Corporate Governance Guidelines

GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of DuPont's core values, and is part of the foundation for our sustainable growth mission. DuPont is committed to having sound corporate governance principles and practices. Within this section you will find information about our Board of Directors and our governance structure and processes. More information about our corporate governance principles, guidelines and practices and other related information can be found on our website at www.dupont.com under the "Investors" caption.

CORPORATE GOVERNANCE GUIDELINES

The DuPont Board of Directors Corporate Governance Guidelines form an important framework for the Board's corporate governance practices and assist the Board in carrying out its responsibilities. The Board reviews these guidelines periodically to consider the need for amendments or enhancements. Among other things, these guidelines delineate the Board's responsibilities, leadership structure, independence, qualifications, election, annual self-evaluation, and access to management and advisors.

We invite you to visit our website at www.dupont.com, under the "Investors" caption to review the following governance documents:

•••

Corporate Governance Guidelines, including Guidelines for Determining the Independence of DuPont Directors

•••

Charters for the following committees:

• Audit Committee • Human Resources and Compensation Committee • Corporate Governance Committee

•••

The Code of Business Conduct and Ethics for the DuPont Board of Directors; the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller; and the DuPont Code of Conduct

•••

Bylaws

•••

Political Contributions Policy and Report

Copies of these documents may also be obtained free of charge by writing to the Corporate Secretary.

BOARD LEADERSHIP STRUCTURE

The Board has determined that having the same person hold the Chair and chief executive officer ("CEO") positions is the best board leadership structure for DuPont at this time. The Board appreciates that any advantages gained by having a single CEO/Chair must be weighed against any associated independence concerns, and has implemented adequate safeguards to address such concerns. The Board has implemented a robust independent Lead Director structure that is consistent with the best industry practices, including Institutional Shareholder Services ("ISS"). This leadership structure provides DuPont with the benefit of a combined Chair/CEO balanced by a strong independent Lead Director. A.M. Cutler is our independent Lead Director.

Role of the Independent Lead Director

The independent Board members elect the independent Lead Director annually. The Lead Director serves for at least one year and has the following responsibilities:

•••

chairs all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;

•••

serves as liaison between the Chair and the independent directors;

•••

reviews and approves information sent to the Board;

•••

reviews and approves meeting agendas for the Board;

•••

reviews and approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•••

has the authority to call meetings of the independent directors; and

•••

if requested by major stockholders, ensures that he or she is available for consultation and direct communication.

16 Proxy Statement for 2015 Annual Meeting of Stockholders

Governance of the Company   Board Leadership Structure

Regularly scheduled Board meetings include a session of all directors and the CEO. Each director is an equal participant in each decision made by the full Board. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives. We believe executive sessions promote frank and open discussions among nonmanagement directors.

All directors have access to DuPont's management. As necessary and appropriate, the Board and its committees may also retain outside legal, financial or other advisors.

Director Independence

Twelve of the Board's thirteen current directors are independent directors in accordance with the standards of independence of the NYSE and as described in the Corporate Governance Guidelines. The Governance Committee as well as the Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent.

All members of the Audit, Human Resources and Compensation and Governance Committees are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards. The Board and each committee undertake an annual self-evaluation of performance with a particular focus on overall effectiveness. The Governance Committee is responsible for overseeing the self-evaluation process. Through an annual process overseen and coordinated by the Human Resources and Compensation Committee, independent directors evaluate the CEO's performance and set the CEO's compensation.

BOARD'S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT

The Board has an active role, directly and through the Board's committee structure, in the oversight of our risk management efforts. The Board has identified the key risks to be monitored by them on a recurring basis, and regularly reviews and discusses with members of management information regarding the Company's business disruption, economic, environmental, legal, process safety, regulatory, reputational, strategic, technological and other risks, their potential impact, and our risk mitigation efforts.

Each Board committee plays a key role in overseeing the management of risks that are within the committee's area of focus.

Board Committee	Risk Management Oversight

The Human Resources and Compensation Committee	responsible for overseeing the management of risks relating to the Company's executive compensation practices

Audit Committee	oversees management of accounting, auditing, external reporting and internal control risks

Corporate Governance Committee	addresses risks associated with director independence and potential conflicts of interest

Environmental Policy Committee	focuses on risks associated with emerging regulatory developments related to the environment

Science and Technology Committee	considers key research and development initiatives and the risks related to those programs

Although each committee is responsible for overseeing the management of certain risks, the full Board is regularly informed by its committees about these risks. This enables the Board and its committees to coordinate risk oversight and the relationships among the various risks.

Proxy Statement for 2015 Annual Meeting of Stockholders 17

Governance of the Company   Committees of the Board

 COMMITTEES OF THE BOARD

Audit Committee	Responsibilities include:

•

Employs the Company's independent registered public accounting firm, subject to stockholder ratification, to audit the Company's Consolidated Financial Statements.

•

Pre-approves all services performed by the Company's independent registered public accounting firm.

•

Provides oversight on the external reporting process and the adequacy of the Company's internal controls.

•

Reviews effectiveness of the Company's systems, procedures and programs designed to promote and monitor compliance with applicable laws, regulations, and the Company's business conduct and ethics policies.

•

Reviews the scope of the audit activities of the independent registered public accounting firm and the Company's internal auditors and appraises audit efforts of both.

•

Reviews services provided by the Company's independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company's independent registered public accounting firm.

•

Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

All members of the Audit Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards. The Board has determined that all members of the Audit Committee (L. Andreotti, R. A. Brown, E. I. du Pont, J. L. Gallogly, U. M. Schneider, P. J. Ward and, prior to his resignation from the Board on February 5, 2015, R.H. Brown) are audit committee financial experts within the meaning of applicable Securities and Exchange Commission rules.

A Summary of the Audit Committee Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm is included as part of Proposal 2 — Ratification of Independent Registered Public Accounting Firm in this Proxy Statement.

Human Resources and Compensation Committee	Responsibilities include:

•

Assesses current and future senior leadership talent, including assisting the Board in CEO succession planning.

•

Reviews and approves DuPont's programs for executive development, performance and skill evaluations.

•

Oversees the performance evaluation of the CEO based on input from other independent directors.

•

Recommends, for approval by the independent directors, CEO compensation.

•

Recommends and approves the principles guiding DuPont's executive compensation and benefits plans.

•

Reviews DuPont's incentive compensation arrangements to determine whether they encourage excessive risk-taking, and evaluates compensation policies and practices that could mitigate any such risk.

•

Works with management to develop the CD&A.

•

Considers the voting results of any say-on-pay or related stockholder proposals.

All members of the Human Resources and Compensation Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards.

18 Proxy Statement for 2015 Annual Meeting of Stockholders

Governance of the Company   Committees of the Board

Corporate Governance Committee	Responsibilities include:

•

Determines the qualifications, qualities, skills and other expertise required to be a director.

•

Establishes the process for identifying and evaluating director nominees.

•

Recommends to the Board nominees for election to the Board of Directors.

•

Reviews and recommends to the Board committee structure, membership and leadership, including the independent Lead Director.

•

Regularly reviews principles, policies and procedures affecting directors and the Board's operation and effectiveness.

•

Provides oversight regarding DuPont's policies on political contributions and lobbying expenses.

•

Oversees evaluation of the Board and its effectiveness.

All members of the Corporate Governance Committee are independent directors under the Board's Corporate Governance Guidelines and applicable regulatory and listing standards.

Environmental Policy Committee	Responsibilities include: • Reviews DuPont's environmental policies and practices. • Provides support for our sustainable growth mission.

Science and Technology Committee	Responsibilities include: • Monitors state of science and technology capabilities within the Company. • Oversees the development of key technologies essential to DuPont's long-term success.

Committee Membership

The following chart shows the current committee membership and the number of meetings that each committee held in 2014.

Director	Audit Committee	Human Resources and Compensation Committee	Corporate Governance Committee	Environmental Policy Committee	Science and Technology Committee

Lamberto Andreotti	X				X

Edward D. Breen(1)		X		X

Richard H. Brown(2)	X			X

Robert A. Brown	X				C

Bertrand P. Collomb(4)			X	C

Curtis J. Crawford(2)			X	X

Alexander M. Cutler		X	C

Eleuthère I. du Pont	C				X

James L. Gallogly(1)	X		X

Marillyn A. Hewson		X	X

Lois D. Juliber		C			X

Ellen J. Kullman

Ulf M. Schneider(3)	X		X

Lee M. Thomas		X		X

Patrick J. Ward	X			X

Number of Meetings in 2014	10	7	6	3	3

  C = Chair

  (1)
  Messrs. Breen and Gallogly joined the Board on February 5, 2015.

  (2)
  Messrs. R.H. Brown and Crawford resigned from the Board on February 5, 2015.

  (3)
  Mr. Schneider became a director in October 2014.

  (4)
  Mr. Collomb is retiring effective immediately prior to the Annual Meeting under the Company's age 72 mandatory retirement policy.
Proxy Statement for 2015 Annual Meeting of Stockholders 19

Governance of the Company   Committees of the Board

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chair and CEO and other members of management relative to matters of mutual interest and concern to the Company.

In 2014, fifteen (15) meetings of the Board were held. Each director attended at least 79% of the aggregate number of meetings of the Board and the committees of the Board on which the director served during his or her tenure as a director.

As provided in the Board's Corporate Governance Guidelines, directors are expected to attend the Company's Annual Meeting of Stockholders. Ten directors attended the 2014 Annual Meeting.

OTHER PRACTICES AND POLICIES

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted written policies and procedures relating to the approval or ratification of "Related Person Transactions." Under the policies and procedures, the Governance Committee (or its Chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into the Related Person Transaction, by taking into account, among other factors it deems appropriate:

•••

the commercial reasonableness of the transaction;

•••

the materiality of the Related Person's direct or indirect interest in the transaction;

•••

whether the transaction may involve a conflict of interest, or the appearance of one;

•••

whether the transaction was in the ordinary course of business; and

•••

the impact of the transaction on the Related Person's independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of DuPont and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Governance Committee for ratification. If the Governance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company's participation in the transaction.

Under DuPont's policies and procedures, a "Related Person Transaction" is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which:

•••

DuPont was, is or will be a participant;

•••

the aggregate amount involved exceeds $120,000 in any fiscal year; and

•••

any Related Person had, has or will have a direct or indirect material interest.

A "Related Person" is generally any person who is, or at any time since the beginning of DuPont's last fiscal year was:

•••

a director or an executive officer of DuPont or a nominee to become a director of DuPont;

•••

any person who is known to be the beneficial owner of more than five percent of any class of DuPont's outstanding Common Stock; or

•••

any immediate family member of any of the persons mentioned above.

Certain Relationships and Related Transactions

As discussed above, the Governance Committee is charged with reviewing issues involving independence and all Related Person Transactions. DuPont and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors and executive officers of DuPont, or their immediate family members, are employees. The Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved in such transactions material. Such purchases from and sales to each company involve less than either $1,000,000 or two percent of the consolidated gross revenues of each of the purchaser and the seller and all such transactions are in the ordinary course of business. Some such transactions are continuing and it is anticipated that similar transactions will occur from time to time.

20 Proxy Statement for 2015 Annual Meeting of Stockholders

Governance of the Company   Other Practices and Policies

Restrictions on Certain Types of Transactions

The Company has a policy that prohibits directors and officers from engaging in the following types of transactions with respect to DuPont's stock: short-term trading; short sales; hedging transactions; margin accounts and pledging securities. This policy also strongly recommends that all other employees refrain from entering into these types of transactions.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics for Directors. In addition, the Company has a Code of Conduct applicable to all DuPont employees, including executive officers, and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller.

Board's Consideration of Diversity

The Board does not have a formal policy with respect to diversity. However, the Board and the Governance Committee each believe that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds, as well as diversity of race, gender, national origin and age, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. For additional information regarding diversity, see our Corporate Governance Guidelines, under "Qualifications" and the Director Nomination Process at Appendix A.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, Chair, Lead Director or other outside director may do so by writing in care of the Corporate Secretary, DuPont Company, 1007 Market Street, D-9058, Wilmington, DE 19898. The Board's independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, Chair, Lead Director or other outside director. Concerns relating to accounting, internal controls, auditing or ethical matters are immediately brought to the attention of DuPont's internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters, which include an anonymous toll-free hotline (1-800-476-3016) and a website through which to report issues (https://reportanissue.com/dupont/welcome).

OFFICE OF THE CHIEF EXECUTIVE

The Office of the Chief Executive (OCE) has responsibility for the overall direction and operations of all of DuPont's businesses and broad corporate responsibility in such areas as corporate financial performance, environmental leadership and safety, development of global talent, research and development and global effectiveness. All members are executive officers.

Proxy Statement for 2015 Annual Meeting of Stockholders 21

Governance of the Company   Sustainability and Corporate Citizenship

SUSTAINABILITY AND CORPORATE CITIZENSHIP

We are driving a new era of sustainable growth as we continue to transform DuPont. We're building a higher value, sustainable growth company focused on providing solutions to large global issues. Our sustainability efforts create stockholder and societal value while reducing our environmental footprint along the value chains in which we operate.

We announced in 2013 that we had achieved our 2015 market-facing and footprint goals ahead of schedule. We continue to track our progress in key areas as we are working on a new set of goals appropriate for DuPont after the spin-off of Chemours. Our 2014 Sustainability Progress Report noted the following achievements by the end of 2013:

•••

Reduced our greenhouse gas emissions by 19 percent and lowered our global water usage by 8 percent since 2004.

•••

Produced an additional $2.5 billion in revenue from products that reduce greenhouse gas emissions and $12.8 billion in revenue from products based on non-depletable resources.

•••

Reduced non-renewable energy intensity by 4.4% since 2010.

•••

Invested $2.5 billion in research and development in global food security and introduced 1,700 new products since 2012.

We will continue to challenge ourselves with sustainability goals that create value for all of our stakeholders, and through our product innovation, business strategy, and operations we will meet them. Please visit our website http://www.dupont.com/corporate-functions/our-approach/sustainability.html to view our latest Sustainability Progress Report. For more about our Corporate Citizenship and Outreach programs visit http://www.dupont.com/corporate-functions/our-company/outreach.html.

Awards and Recognition

DuPont is proud to have been recognized on the following indices, lists and awards in 2014:

•••

North America Dow Jones Sustainability Index (DJSI)

•••

27 Companies that Changed the World: Fortune Magazine

•••

FORTUNE Magazine World's Most Admired Companies

•••

Working Mother Magazine 100 Best Companies

•••

Top 50 companies for Executive Women

•••

HRC Corporate Equality Index

22 Proxy Statement for 2015 Annual Meeting of Stockholders

DIRECTORS' COMPENSATION

Nonemployee directors receive compensation for Board service, which is designed to fairly compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders.

The Human Resources and Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors' compensation. The process for setting director pay is guided by the following principles:

DIRECTOR COMPENSATION PRINCIPLES

•  Transparency

•••

The Human Resources and Compensation Committee reviews director compensation annually, and makes recommendations to the full Board, which approves changes to director pay.

•••

Details of director compensation are disclosed in the proxy statement annually.

•  Fair and competitive compensation that aligns director behavior with the best interests of stockholders

•••

A significant portion of the annual retainer is paid in restricted stock units ("RSUs"), which, with respect to grants made in 2012 and beyond, must be held until retirement. For grants prior to 2012, the restrictions lapse over a three-year period.

•••

Stock Ownership Guidelines exist to encourage ownership. See Stock Ownership Guidelines for additional information.

•••

DuPont's goal is to assure competitive levels of director pay, reflective of the significant time commitment expected, through a director compensation program built upon an annual retainer.

•••

Directors must act in the best interests of the Company and its stockholders. DuPont's Stock Ownership Guidelines and use of RSUs support and reinforce this commitment.

•••

Director compensation is monitored closely against market trends and external practices, as well as against changes at the peer group companies. "Market" and "peer group" are defined on page 45.

With the assistance of its independent compensation consultant, Frederic W. Cook & Co., Inc., the Human Resources and Compensation Committee closely monitors trends in director compensation in the marketplace. The chart below describes the compensation program for nonemployee directors for 2014:

Compensation Element	2014

Annual Retainer (Total)	$230,000

Cash Retainer	$100,000

Equity Retainer	$130,000
Delivered in the form of time-vested RSUs 1,940 RSUs granted on April 23, 2014; provide for dividend-equivalent units; restrictions lapse at separation from service; payable in stock

Annual Committee Chair Fee	Audit Committee Chair — $25,000 Human Resources and Compensation Committee Chair — $25,000 All Other Committee Chairs — $20,000

Lead Director Fee	$30,000

Stock Ownership Guideline	Time-vested RSUs required to be held until retirement

DuPont does not pay meeting fees, but does pay for or reimburse directors for reasonable travel expenses related to attending Board, committee, educational and Company business meetings. The table below reflects details regarding total director compensation for 2014. E. J. Kullman, Chair and CEO, receives no additional compensation for her service as a director.

Proxy Statement for 2015 Annual Meeting of Stockholders 23

Directors' Compensation   2014 Directors' Compensation

 2014 DIRECTORS' COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total

L. Andreotti	$100,000	$130,640		$300	$230,940

R. H. Brown(5)	100,000	130,640		26,164	256,804

R. A. Brown	120,000	130,640		30,883	281,523

B. P. Collomb(6)	120,000	130,640		22,201	272,841

C. J. Crawford(5)	100,000	130,640	$7,495	26,987	265,122

A. M. Cutler	150,001	130,640		29,861	310,502

E. I. du Pont	125,000	130,640		33,527	289,167

M. A. Hewson	100,000	130,640		20,771	251,411

L. D. Juliber	125,000	130,640	11,278	21,080	287,998

U. M. Schneider	25,000	65,161		75	90,236

L. M. Thomas	100,000	130,640		300	230,940

P. J. Ward	100,000	130,640		300	230,940

(1)
The term of office for directors who are elected at our Annual Meeting of Stockholders begins immediately following the election and ends upon the election of directors at the Annual Meeting held the following year. In addition to the annual cash retainer, the amount in this column includes lead director (A. M. Cutler) and committee chair fees (a full year for R. A. Brown, B. P. Collomb, A. M. Cutler, E. I. du Pont, and L. D. Juliber). U. M. Schneider joined our Board in October 2014 and his amount represents three months of the annual retainer.

(2)
Represents the grant date fair value of the annual equity retainer, which was delivered in the form of 1,940 time-vested RSUs. For U. M. Schneider, the amount represents the grant date fair value of 950 RSUs issued in connection with his election to the Board in October 2014. The grant date fair values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation — Stock Compensation ("FASB ASC Topic 718").

Outstanding equity awards for individual directors are noted below:

Name	Outstanding Stock Awards at December 31, 2014(a)

L. Andreotti	6,967

R. H. Brown	7,347

R. A. Brown	7,347

B. P. Collomb	7,347

C. J. Crawford	7,347

A. M. Cutler	7,347

E. I. du Pont	7,347

M. A. Hewson	7,347

L. D. Juliber	7,347

U. M. Schneider	956

L. M. Thomas	7,347

P. J. Ward	3,078

(a)
Includes dividend-equivalent units. Does not include deferred units.
(3)
This column reports (i) the estimated change in the actuarial present value of a director's accumulated pension benefits under the Company's discontinued retirement income plan for nonemployee directors, and (ii) above-market earnings on nonqualified deferred compensation balances. The interest rate used to credit earnings on deferrals under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors is the 30-year Treasury rate. For 2014, there were no above-market earnings on deferrals.

(4)
Includes Company-paid accidental death and disability insurance premiums ($300 per director) and accruals made in 2014 for nonemployee directors under the discontinued Director's Charitable Gift Plan. For more information on the Directors' Charitable Gift Plan, see the narrative discussion below. U. M. Schneider joined our Board in October 2014 and his amount represents three months of the annual insurance premium.

(5)
Messrs. R.H. Brown and Crawford resigned from the Board on February 5, 2015. They are expected to initially serve as consultants to Chemours, and then as directors of Chemours upon completion of the spin-off.

(6)
Mr. Collomb is retiring effective immediately prior to the Annual Meeting under the Company's age 72 mandatory retirement policy and is not standing for re-election.
24 Proxy Statement for 2015 Annual Meeting of Stockholders

Directors' Compensation   2014 Directors' Compensation

Stock Ownership Guidelines

Our stock ownership guidelines require directors to hold until retirement all annual equity awards granted after 2011. Stock ownership guidelines prior to 2012 required each nonemployee director to hold DuPont Common Stock equal to a multiple of two times the full Annual Retainer. Directors had up to five years from date of election to achieve the required ownership.

Deferred Compensation

Under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, a director may defer all or part of the Board retainer and committee chair fees in cash or stock units until retirement as a director or until a specified year after retirement. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. This deferred compensation is an unsecured obligation of the Company.

As part of the retention requirements, equity grants will be held until retirement. However, a director may defer payments beyond retirement.

Retirement Income Plan

DuPont's retirement income plan for nonemployee directors was discontinued in 1998. Nonemployee directors who began their service on the Board before the plan's elimination continue to be eligible to receive benefits under the plan. Upon retirement, annual benefits payable under the plan equal one-half of the annual Board retainer (up to $85,000 and exclusive of any committee compensation and stock, RSU or option grants) in effect at the director's retirement. Benefits are payable for the lesser of life or ten years.

Directors' Charitable Gift Plan

In October 2008, DuPont discontinued its Charitable Gift Plan with respect to future directors. The Directors' Charitable Gift Plan was established in 1993. After the death of a director, we will donate five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by DuPont.

A director is fully vested in the plan after five years of service as a director or upon death or disability. The plan is unfunded. DuPont does not purchase insurance policies to satisfy its obligations under the plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of the Company. Employee directors may participate in the plan if they make a required annual contribution.

Accidental Death and Disability Insurance

DuPont maintains $300,000 accidental death and disability insurance on nonemployee directors.

Proxy Statement for 2015 Annual Meeting of Stockholders 25

Proposal 1 ELECTION OF DIRECTORS

Our Board's twelve nominees for election as directors are identified below. All of the Board's nominees are current members of the Board of Directors.

The Board has determined that, except for E. J. Kullman, Chair and CEO, each of the Board's nominees and each other person who served as director during 2014 is or was, independent within the independence requirements of the NYSE listing standards and in accordance with the Guidelines for Determining the Independence of DuPont Directors set forth in the Board's Corporate Governance Guidelines.

The Board knows of no reason why any of the Board's nominees would be unable to serve as a director. If any of the Board's nominees should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate following recommendation by the Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

The Board unanimously recommends using the enclosed WHITE proxy card to vote FOR each of the Board's twelve nominees for Director. Trian has provided DuPont with notice that it intends to nominate four nominees for election as directors at the Annual Meeting. As a result, the election of directors is considered a contested election as defined in the Company's Bylaws, and the twelve nominees receiving the largest pluralities of the votes cast will be elected.

The Board unanimously recommends that you disregard any proxy card that may be sent to you by Trian. Voting AGAINST Trian's nominees on its proxy card is NOT the same as voting FOR our Board's nominees, because a vote against Trian's nominees on its proxy card will revoke any previous proxy submitted by you. If you have already voted using a proxy card sent to you by Trian, you have every right to change it and we urge you to revoke that proxy by voting in favor of our Board's nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

 DIRECTOR SKILLS AND QUALIFICATIONS

Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; business acumen; and significant professional accomplishment. Leadership skills, scientific or technological expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility. For additional information, see our Board's Corporate Governance Guidelines describing qualifications for directors.

When considering candidates for nomination, the Governance Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Governance Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to the Company. The evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Messrs. Breen and Gallogly were identified by Board members and advisors to the Company and vetted through the use of a third party search firm. After a period of consultation, the Committee recommended the nomination of Messrs. Breen and Gallogly to the Board who subsequently unanimously approved their nominations. All of the Board's nominees, including Messrs. Breen and Gallogly, have been interviewed by members of the Governance Committee prior to their nomination to the Board.

In connection with Trian's nomination notice, members of the Governance Committee, including Mr. Cutler and Ms. Hewson, interviewed each of the Trian nominees. Ms. Kullman participated in the interviews with respect to all Trian nominees other than Mr. Peltz, with whom she had spoken on numerous occasions.

26 Proxy Statement for 2015 Annual Meeting of Stockholders

Proposal 1: Election of Directors   Our Director Nominees

 OUR DIRECTOR NOMINEES

The following material contains information concerning the Board's nominees, including their period of service as a director, their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the 2015 Annual Meeting.

In addition to the information set forth below, Appendix C sets forth information relating to our directors, nominees for directors and certain of our officers and employees who may be considered "participants" in our solicitation under the applicable Securities and Exchange Commission rules by reason of their position as directors of the Company, as nominees for directors or because they may be soliciting proxies on our behalf.

The Board unanimously recommends using the enclosed WHITE proxy card to vote FOR each of the Board's twelve nominees for Director. Trian has provided DuPont with notice that it intends to nominate four nominees for election as directors at the Annual Meeting. As a result, the election of directors is considered a contested election as defined in the Company's Bylaws, and the twelve nominees receiving the largest pluralities of the votes cast will be elected.

The Board unanimously recommends that you disregard any proxy card that may be sent to you by Trian. Voting AGAINST Trian's nominees on its proxy card is not the same as voting FOR our Board's nominees, because a vote against Trian's nominees on its proxy card will revoke any previous proxy submitted by you. If you have already voted using a proxy card sent to you by Trian, you have every right to change it and we urge you to revoke that proxy by voting in favor of our Board's nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

LAMBERTO ANDREOTTI Age 64 Director since April 2012

Chief Executive Officer, since May 2010, of Bristol-Myers Squibb Company, a global biopharmaceutical company

He formerly served as chief operating officer from March 2008 to May 2010, and executive vice president of Bristol-Myers Squibb and president of Worldwide Pharmaceuticals, a division of Bristol-Myers Squibb, from September 2005 until March 2008. Mr. Andreotti is also on the board of directors for Bristol-Myers Squibb (since 2009). He has also held roles with other pharmaceutical companies, including Farmitalia Carlo Erba and Pharmacia. Mr. Andreotti serves on the board of directors of PhRMA — Pharmaceutical and Research Manufacturers of America. He formerly served as a Vice Chairman of Mead-Johnson Nutrition Company (2009).

Skills and Expertise
As Chief Executive Officer of Bristol-Myers Squibb, Mr. Andreotti has a strong track record of leading a science and technology-based corporation and offers significant insight to the Board in the areas of innovation, global business, corporate governance and investor relations. He also provides the Board with a broad perspective on human resources, finance, marketing and government relations from his experience in various senior leadership roles with Bristol-Myers Squibb.

EDWARD D. BREEN Age: 59 Director since February 2015

Chairman, since July 2002, and former Chief Executive Officer, from July 2002 to September 2012, of Tyco International plc, a leading global provider of security products and services, fire detection and suppression products and services and life safety products

Prior to joining Tyco, Mr. Breen held senior management positions at Motorola, including as President and Chief Operating Officer, and General Instrument Corporation, including as Chairman, President and Chief Executive Officer. Mr. Breen was a director of McLeod USA Incorporated (2001 to 2005) and Comcast Corporation (2005 to 2011 and since 2014). Mr. Breen is a member of the Advisory Board of New Mountain Capital LLC, a private equity firm.

Skills and Expertise
As a Chair and former CEO of Tyco, Mr. Breen brings valuable global business, portfolio assessment, business transformation, executive leadership and finance background to the Board.

Proxy Statement for 2015 Annual Meeting of Stockholders 27

Proposal 1: Election of Directors   Our Director Nominees

ROBERT A. BROWN Age 63 Director since 2007

President of Boston University since September 2005

He previously was provost and professor of chemical engineering at the Massachusetts Institute of Technology from July 1998 through July 2005. Dr. Brown is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the National Academy of Engineering and a former member of the President's Council of Advisors on Science and Technology. He is a trustee of the University Research Association, and is a member of the Council on Competitiveness. Dr. Brown is chairman of the Academic Research Council of the Ministry of Education of the Republic of Singapore, and also serves on the Research Innovation and Enterprise Council chaired by the Prime Minister of Singapore.

Skills and Expertise
With his science and engineering background and from his positions at Boston University and the Massachusetts Institute of Technology, Dr. Brown provides the Board with an invaluable science and technology perspective combined with senior management capabilities.

ALEXANDER M. CUTLER Age 63 Director since 2008

Chairman and Chief Executive Officer, since 2000, of Eaton, a global diversified industrial manufacturer

He formerly served as Eaton's president and chief operating officer, executive vice president and chief operating officer-Controls and executive vice president-Operations. He serves on the boards of KeyCorp (since 2000), The Greater Cleveland Partnership, United Way Services of Greater Cleveland, and the Musical Arts Association. He is also a member of the Executive Committee of the Business Roundtable and a member of The Business Council.

Skills and Expertise
As Chair and chief executive officer of Eaton, Mr. Cutler gives the Board a wealth of global business management, finance, investor relations, marketing and supply chain and logistics experience in a multinational manufacturing company. Through his other board roles and his past position as Chair of The Business Roundtable Corporate Governance Committee, Mr. Cutler also provides the Board with important insights in the areas of corporate governance and government relations.

ELEUTHÈRE I. DU PONT Age 49 Director since 2006

President, since 2008, of the Longwood Foundation, a private foundation principally supporting charitable organizations

He served as senior vice president, operations and chief financial officer of drugstore.com, a leading online provider of health, beauty, vision and pharmacy products from 2007 through 2008. Prior to that, Mr. du Pont served as president and chief financial officer of Wawa, Inc., a chain of food markets in the mid-Atlantic region with sales of $5 billion. He also serves on the boards of WSFS Financial Corporation (since 2013) and Burris Logistics (since 2014).

Skills and Expertise
From his experiences as president, chief financial officer and director, Mr. du Pont brings to the Board expertise on corporate governance, accounting, finance, human resources, information technology, investment management, investor relations and procurement. He also brings a unique perspective from his roles leading safety, supply chain and operations.

28 Proxy Statement for 2015 Annual Meeting of Stockholders

Proposal 1: Election of Directors   Our Director Nominees

JAMES L. GALLOGLY Age 62 Director since February 2015

Former Chairman of the Management Board (2010-2015) and CEO (2009-2015), LyondellBasell Industries N.V., a premier plastics, chemicals and refining company

Prior to joining LyondellBasell, Mr. Gallogly held senior management positions at ConocoPhillips, including as Executive Vice President of Exploration and Production, and Chevron Phillips Chemical Company LLC, including as President and Chief Executive Officer. Mr. Gallogly is a member of the University of Oklahoma College of Engineering Board of Visitors, the University of Colorado Engineering Advisory Council and the University Cancer Foundation Board of Visitors at the University of Texas M.D. Anderson Cancer Center. Mr. Gallogly also presides as Chairman of Junior Achievement of Southeast Texas.

Skills and Expertise
From his roles as Chair and CEO at LyondellBasell and other public company executive roles, Mr. Gallogly adds to the Board strong capital market, environmental management, global business, and portfolio assessment and business transformation experience.

MARILLYN A. HEWSON Age 61 Director since 2007

Chairman, President and Chief Executive Officer since January 2014 of Lockheed Martin Corporation, a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services

She was CEO and President of Lockheed Martin from January to December 2013 and served as director since 2012. Having served 32 years at Lockheed Martin, she has previously held the positions of President and Chief Operating Officer from November 2012 to December 2012; Executive Vice President of Electronic Systems from 2010 to 2012; President of Systems Integration from 2008 to 2009; Executive Vice President of Global Sustainment for Aeronautics from 2007 to 2008. Ms. Hewson previously chaired the Sandia Corporation's Board of Directors from 2010 to 2013. She serves on the President's Export Council, is Vice Chairman of the Aerospace Industries Association, an Associate Fellow of the American Institute of Aeronautics and Astronautics, and a member of the Business Roundtable and the Business Council. She serves on the Board of Directors of the Congressional Medal of Honor Foundation, the Board of Governors of the USO, the Board of the National Geographic Education Foundation, the Board of Catalyst and the Board of Visitors of the University of Alabama's Culverhouse College of Commerce and Business Administration.

Skills and Expertise
Through experience gained in leadership roles and as chairman and chief executive of Lockheed Martin, Ms. Hewson provides the Board broad insight and knowledge on global business management, human resources, finance, supply chain, leveraged services and systems, internal audit and government contracting. In addition, Ms. Hewson offers expertise in government relations.

Proxy Statement for 2015 Annual Meeting of Stockholders 29

Proposal 1: Election of Directors   Our Director Nominees

LOIS D. JULIBER Age 66 Director since 1995

Retired Vice Chairman, a position she held from October 2004 to March 2005, of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products

She was chief operating officer of Colgate-Palmolive from 2000 to 2004. She formerly served as executive vice president-Developed Markets, president, Colgate-Palmolive North America and chief technology officer of Colgate-Palmolive. Ms. Juliber is a director of Mondelez International, formerly Kraft Foods Inc. (since 2007). She also serves as Chairman of the MasterCard Foundation, a Trustee Emeritae of Wellesley College and a member of the President's Council at Olin College. Ms. Juliber formerly served as a director of Goldman Sachs (2004-2012).

Skills and Expertise
As the former Vice Chairman, Chief Operating Officer and Chief Technology Officer of Colgate Palmolive, one of the world's top science-driven consumer products companies, Ms. Juliber brings to the Board deep and broad experience leading and profitably growing global businesses. Her expertise in marketing, R&D / product development, supply chain management, information technology, human resource development and business development strongly complements DuPont's strategic priorities. In addition, she has extensive experience growing U.S.-based businesses in emerging markets such as China and India. With over 20 years of corporate and not-for-profit Board experience, Ms. Juliber also provides unique insight in governance, audit and compensation issues.

ELLEN J. KULLMAN Age 59 Director since 2008

Chair, since December 2009, and Chief Executive Officer of DuPont since January 2009

She served as president of DuPont from October 2008 to December 2008. From June 2006 through September 2008, she served as executive vice president. Prior to that, Mrs. Kullman was group vice president-DuPont Safety & Protection. She is chair of the US-China Business Council, and a member of the US-India CEO Forum, and the executive committee of the Business Council. She is also a member of the board of directors of Catalyst and the board of directors of Change the Equation. She is a member of the National Academy of Engineering and co-chair of its Committee on Changing the Conversation: From Research to Action. Mrs. Kullman is a director of United Technologies Corporation (since 2011). She is a member of the board of trustees of Tufts University and serves on the board of overseers at Tufts University School of Engineering.

Skills and Expertise
As Chief Executive Officer of DuPont, Mrs. Kullman is best suited to ensure that critical business issues are brought before the Board, enhancing the Board's ability to consider, evaluate and maintain oversight over business strategies and DuPont's risk management efforts. The Board believes that the Company is typically best served by combining the role of Chair and Chief Executive Officer. For a discussion of the Board's leadership structure, refer to page 16 of this Proxy Statement.

ULF M. ("MARK") SCHNEIDER Age 49 Director since 2014

President and Chief Executive Officer (since May 2003) of Fresenius Group, a global health care company

He served as chief financial officer of Fresenius Medical Care, a Fresenius Group company from November 2001, when he joined Fresenius, to May 2003. Previously, he was Group Finance Director for Gehe UK plc, a pharmaceutical wholesale and retail distributor. He also held several senior executive positions since 1989 with Gehe's majority shareholder, Franz Haniel & Cie. GmbH, a diversified German multinational company. Mr. Schneider is also a member of the board of directors of Fresenius Medical Care (since 2003).

Skills and Expertise
With over thirteen years of experience as CFO and CEO of two large publicly traded companies, Mr. Schneider brings a depth of experience in finance and accounting, corporate governance, global business and capital markets, business transformation, new business development, investor relations and science and technology.

30 Proxy Statement for 2015 Annual Meeting of Stockholders

Proposal 1: Election of Directors   Our Director Nominees

LEE M. THOMAS Age 70 Director since 2011

Retired chairman (June 2007–May 2012) and chief executive officer (March 2007–December 2011), of Rayonier Inc., a global forest products company

He was also president of Rayonier from March 2007 through August 2010. Previously, Mr. Thomas was president and chief operating officer of Georgia-Pacific Corp. Prior to joining Georgia-Pacific, he was chairman/CEO of Law Companies Environmental Group Inc., and administrator of the U.S. Environmental Protection Agency. Mr. Thomas also serves on the boards of Airgas Inc. (since 1998), the Regal Entertainment Group (since 2006) and the World Resources Institute.

Skills and Expertise
From his experiences as president/CEO of two public companies, Mr. Thomas provides the Board with a deep understanding of corporate governance, finance, global business and investor relations. He also offers the Board key insights on government relations and environmental management from his tenure as administrator of the Environmental Protection Agency and his senior leadership roles. He brings to the Board valuable organizational management skills through his experiences as an independent consultant and as CEO of a consulting firm.

PATRICK J. WARD Age 51 Director since 2013

Chief Financial Officer, since May 2008, of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies.

He has held a broad range of financial leadership positions since joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller.

Skills and Expertise
From his experiences as Chief Financial Officer and in management of a global public company, Mr. Ward brings a depth of experience in management, financial reporting, global business, capital markets, investment management, investor relations and public accounting and finance.

PROPOSAL 1:	The Board of Directors recommends that you vote "FOR" all twelve director nominees
ELECTION OF DIRECTORS	Please cast your vote for these twelve director nominees following the instructions on your proxy card, via the internet or over the phone.
Proxy Statement for 2015 Annual Meeting of Stockholders 31

Proposal 1: Election of Directors   Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Committee") assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal controls. Specific responsibilities of the committee are set forth in the Audit Committee Charter adopted by the Board and last amended effective March 3, 2015. The Charter is available on the Company's website (www.dupont.com) under Investors — Corporate Governance.

The Committee is comprised of six directors, all of whom meet the standards of independence adopted by the NYSE and the Securities and Exchange Commission. Subject to stockholder ratification, the Committee appoints the Company's independent registered public accounting firm. The Committee approves in advance all services to be performed by the Company's independent registered public accounting firm in accordance with the Committee's Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm. A summary of the Policy is included with this Proxy Statement as part of the proposal seeking ratification of the independent registered public accounting firm.

Management is responsible for the Company's financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company's internal control over financial reporting. PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm, is responsible for auditing the Company's Consolidated Financial Statements and for assessing the effectiveness of internal control over financial reporting. The Committee has reviewed and discussed the Company's 2014 Annual Report on Form 10-K, including the audited Consolidated Financial Statements of the Company and Management's Report on Internal Control over Financial Reporting, for the year ended December 31, 2014 with management and representatives of PwC.

The Committee has also discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), and as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Committee has received from PwC the letter and written disclosures that are required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Committee concerning independence and has discussed with PwC its independence.

The Committee has considered whether the provision to the Company by PwC of limited non-audit services is compatible with maintaining the independence of PwC. The Committee has satisfied itself as to the independence of PwC.

Based on the Committee's review of the audited Consolidated Financial Statements of the Company, and on the Committee's discussions with management of the Company and with PwC, the Committee recommended to the Board of Directors that the audited Consolidated Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

AUDIT COMMITTEE(1)

Eleuthère I. du Pont, Chair
Lamberto Andreotti
Robert A. Brown
Patrick J. Ward

(1)
At the time of the Audit Committees' determination, Mr. R. H. Brown had resigned from the Board and Messrs. Gallogly and Schneider had yet to be appointed to the Audit Committee.
32 Proxy Statement for 2015 Annual Meeting of Stockholders

Proposal 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Article III, Section 4, of the Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent public accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. On April 23, 2014, the stockholders ratified the appointment by the Audit Committee of PricewaterhouseCoopers LLP (PwC) to perform the functions assigned to it in accordance with the Bylaws.

PwC, an independent registered public accounting firm, has served as the Company's independent accountants continuously since 1954. The Audit Committee believes that the knowledge of the Company's business PwC has gained through this period of service is valuable. While from time to time, the Audit Committee considers whether there should be a rotation of the independent registered public accounting firm in order to assure continuing auditor independence, it and the Board believe that the continued retention of PwC is in the best interests of the Company and its investors.

Pursuant to the SEC rules, the lead partner must be rotated after five years giving the Company the benefit of new thinking and approaches. The Audit Committee and its chairperson are involved in the selection of the lead partner.

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established policies and procedures requiring its pre-approval of all such services and associated fees.

The independent registered public accounting firm submits a report annually regarding the audit, audit-related, tax and other services it expects to render in the following year and the associated, forecasted fees to the Audit Committee for its approval. Audit services include the audit of the Company's Consolidated Financial Statements, separate audits of its subsidiaries, services associated with regulatory filings and attestation services regarding the effectiveness of the Company's internal controls over financial reporting. Audit-related services are assurance services that are reasonably related to the audit of the Company's Consolidated Financial Statements or services traditionally provided by the independent registered public accounting firm. Audit-related services include employee benefit plan audits; audits of carve-out financial statements related to divestitures; due diligence services regarding potential acquisitions or dispositions, including tax-related due diligence; and agreed-upon or expanded audit procedures related to regulatory requirements. Tax services include selected non-U.S. tax compliance services, advice and recommendation with respect to issues such as tax audits and appeals, restructurings, mergers and acquisitions, and assistance regarding appropriate handling of items on the returns, required disclosures, elections and filing positions available to the Company. Other services include non-financial attestation, assessment and advisory services.

If a service has not been included in the annual pre-approval process, it must be specifically pre-approved by the Audit Committee. In situations where the cost of services is likely to exceed the approved fees, excluding the impact of currency, specific pre-approval is required. Requests for specific pre-approvals will be considered by the full Audit Committee. If that is not practical, then the Chair may grant specific pre-approvals when the estimated cost for the service or the increase in fees for a previously pre- approved service does not exceed $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting.

Proxy Statement for 2015 Annual Meeting of Stockholders 33

Proposal 2   Ratification of Independent Registered Public Accounting Firm

The Audit Committee pre-approved all services rendered by and associated fees paid to PwC for fiscal years 2014 and 2013. These are shown by category in the following table.

	2014 (in millions)	2013 (in millions)

Audit Fees	$15.0	$15.1

Audit-Related Fees(1)	14.2	3.9

Tax Fees	0.6	2.2

All Other Fees(2)	9.3	0.1

TOTAL	39.1	21.3

(1)
The Company intends to spin-off its Performance Chemicals segment in mid-2015, subject to customary closing conditions. The increase in Audit-Related Fees in 2014 is primarily attributable to the audit of the historical combined financial statements of the Performance Chemicals business in connection with the proposed spin-off.

(2)
The increase in All Other Fees in 2014 is primarily attributable to supply chain consulting services provided by Booz and Co., which was acquired by PwC in March of 2014. In 2012 the Company retained Booz and Co. in connection with the Company's strategic review of its end-to-end supply chains ("E2E"). At the time of the acquisition, Booz and Co. was actively involved in E2E projects. The Audit Committee pre-approved using Booz and Co. to complete the E2E work because the knowledge spillover from prior E2E work enhanced Booz and Co.'s effectiveness and efficiency.

Subject to ratification by the holders of DuPont Common Stock, the Audit Committee has reemployed PwC as the independent registered public accounting firm to audit the Company's Consolidated Financial Statements for the year 2015 and to render other services as required of them. The Audit Committee actively oversees the fee negotiations and approves the fees associated with the reemployment of PwC. Representatives of PwC are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

PROPOSAL 2:	The Board of Directors recommends that you vote "FOR" the following resolution:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RESOLVED: That the action of the Audit Committee in employing PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year 2015 to perform the functions assigned to it in accordance with Article III, Section 4, of the Bylaws of E. I. du Pont de Nemours and Company hereby is ratified.
34 Proxy Statement for 2015 Annual Meeting of Stockholders

OWNERSHIP OF COMPANY STOCK

As of February 19, 2015, set forth below is certain information concerning beneficial owners known to DuPont of more than five percent of DuPont's outstanding Common Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding

Blackrock, Inc. 55 East 52nd Street New York, NY 10022	57,240,194(1)	6.30(1)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	50,112,269(2)	5.53(2)

(1)
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2015, Blackrock, Inc. reported that it has sole voting power with respect to 47,600,976 shares and sole dispositive power with respect to 57,240,194 shares as of December 31, 2014.

(2)
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2015, The Vanguard Group reported it has sole voting power with respect to 1,573,045 shares, sole dispositive power with respect to 48,621,621 shares, and shared dispositive power with respect to 1,490,648 shares as of December 31, 2014.
Proxy Statement for 2015 Annual Meeting of Stockholders 35

 SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table includes shares of DuPont Common Stock beneficially owned by each director, by each of the Board's nominees, by each executive officer named in the 2014 Summary Compensation Table and by all directors and executive officers as a group as of February 23, 2015. Under rules of the Securities and Exchange Commission, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership (Number of Shares)

Name	Direct(1)	Indirect(2)	Right to Acquire(3)	Percent of Class

L. Andreotti	0	0	6,968	*

E. D. Breen(4)	13,000	0	0	*

R. H. Brown(5)	0	0	52,030	*

R. A. Brown	0	110	22,926	*

B. P. Collomb(6)	16,440	0	7,347	*

C. J. Crawford(5)	150	235	43,170	*

A. M. Cutler	5,000	0	42,554	*

E. I. du Pont	769	1,601	23,878	*

J. L. Gallogly(4)	3,000	0	0	*

M. A. Hewson	2,896	0	32,850	*

L. D. Juliber	0	600	60,202	*

E. J. Kullman	293,777	9,745	756,933	*

U. M. Schneider	0	0	956	*

L. M. Thomas	6,254	2,000	7,347	*

P. J. Ward	0	0	3,078	*

J. C. Borel	99,302	12,727	206,495	*

T. M. Connelly, Jr.	60,461	29,044	406,359	*

N. C. Fanandakis	102,771	0	155,534	*

M. P. Vergnano	111,094	0	111,986	*

Directors and Executive Officers as a Group	770,221	56,062	2,128,199	*

*
Less than one percent.

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account.

(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power, and shares held under the RSP.

(3)
This column includes shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from February 23, 2015, through the exercise of stock options or through the conversion of RSUs or deferred stock units granted or held under DuPont's equity-based compensation plans.

(4)
Messrs. Breen and Gallogly joined the Board on February 5, 2015.

(5)
Messrs. R.H. Brown and Crawford resigned from the Board on February 5, 2015.

(6)
Mr. Collomb is retiring effective immediately prior to the Annual Meeting and is not standing for re-election

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers are required to file reports of ownership and changes in ownership of DuPont Common Stock with the Securities and Exchange Commission. Based on our review of copies of reports we have received, and written representations received from our directors and executive officers with respect to

36 Proxy Statement for 2015 Annual Meeting of Stockholders

filing of reports on Forms 3, 4 and 5, we believe that during 2014 all such required reports were filed on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No individual who served on the Human Resources and Compensation Committee in 2014 was at any time during the year an officer or employee of DuPont or any of its subsidiaries nor was any such person a former officer of DuPont or any of its subsidiaries. No individual who served on the Human Resources and Compensation Committee in 2014 had any relationship requiring disclosure under the Securities and Exchange Commission's rules for disclosure of related party transactions. In addition, no member of the Board of Directors is an executive officer of another entity at which one of DuPont's executive officers serves on the board of directors.

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee (the "Compensation Committee") of the Board of Directors has reviewed the Compensation Discussion and Analysis ("CD&A") section included in this Proxy Statement.

The Compensation Committee has also reviewed and discussed the CD&A with management.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in DuPont's Annual Report on Form 10-K for the year ended December 31, 2014 and in this Proxy Statement.

The members of the Compensation Committee of the Board of Directors have provided this report.

HUMAN RESOURCES AND COMPENSATION COMMITTEE
Lois D. Juliber, Chair
Alexander M. Cutler
Marillyn A. Hewson
Lee M. Thomas

Proxy Statement for 2015 Annual Meeting of Stockholders 37

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we review the objectives and elements of DuPont's executive compensation program and discuss and analyze the 2014 compensation decisions regarding our Named Executive Officers ("NEOs"):

•••

Ellen J. Kullman, Chair and Chief Executive Officer

•••

Nicholas C. Fanandakis, Executive Vice President and Chief Financial Officer

•••

Thomas M. Connelly, Jr., Executive Vice President and Chief Innovation Officer (retired on December 31, 2014)

•••

Mark P. Vergnano, Executive Vice President

•••

James C. Borel, Executive Vice President

 COMPENSATION DISCUSSION AND ANALYSIS ("CD&A") TABLE OF CONTENTS

38 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation Discussion and Analysis   Executive Summary

EXECUTIVE SUMMARY

DuPont is a science company. We work collaboratively to find sustainable, innovative, market-driven solutions to meet some of the world's biggest challenges, making lives better, safer and healthier for people everywhere.

We design our executive compensation programs to attract, motivate, reward and retain the high-quality executives necessary for Company leadership and accomplishment of our strategies.

Our compensation programs are designed and administered to follow these core principles:

•••

Establish a strong link between pay and performance

•••

Align executives' interests with stockholders' interests

•••

Reinforce business strategies and drive long-term sustained stockholder value

We regularly review best practices in governance and executive compensation to ensure that our programs align with our core principles. Here are some of the compensation practices we follow:

2014 COMPENSATION PRACTICES AND POLICIES

What We Do	Use performance metrics to align pay with performance
Balance short- and long-term incentives using multiple performance metrics
Put caps on incentive compensation
Set rigorous stock ownership requirements for NEOs (values equal to a target multiple of base salary)
Implement a compensation recovery policy (clawbacks)
Employ an independent compensation consultant to review and advise on executive compensation
Use tally sheets
Regularly review the Human Resources and Compensation Committee (the "Committee") Charter to ensure best practices and priorities

What We Don't Do	Enter into employment agreements
Sign severance agreements except in the event of a change in control (double trigger) or limited-duration agreements for newly hired executives when there is a demonstrated business need
Establish or allow excessive compensation practices that encourage excessively risky business decisions
Allow short sales, hedging, margin accounts, or securities pledging of DuPont stock
Reload, reprice, or backdate stock options
Grant stock options with an exercise price less than fair market value
Tax gross-ups on benefits and perquisites (except for mobility benefits)
Pay dividends on unvested or unearned performance share units

CLEAR STRATEGY    >    STRONGER COMPANY     >    SUPERIOR RETURN TO STOCKHOLDERS

DuPont's higher-growth and higher-value strategy includes strengthening our world-leading position in three strategic areas:

•••

Agriculture & Nutrition: Extend our leadership position across the high-value, science-driven segments of the agriculture-to-food value chains.

•••

Bio-Based Industrials: Build transformational new businesses based on our world-leading biotechnology capabilities.

•••

Advanced Materials: Strengthen and grow our leading position in differentiated, high-value materials businesses by leveraging new technologies.

To deliver on these strategies, we have been relentless in the pursuit of the fundamentals, three operational priorities that guide our day-to-day activities — innovating and further increasing our return on research and development, leveraging our global reach, especially in fast growing markets, and maintaining a cadence that demands strong execution and ongoing productivity gains. By leveraging our integrated capabilities in biology, chemistry, materials science and engineering, we can deliver faster, better, even transformational solutions, to our customers. This unique combination, together with our proven R&D engine, global reach and market penetration, creates distinctive competitive advantages for DuPont.

Proxy Statement for 2015 Annual Meeting of Stockholders 39

Compensation Discussion and Analysis   Executive Summary

Our Performance in 2014

In 2014, DuPont continued to make progress against its strategic plan, overcoming significant market and macroeconomic challenges by taking decisive actions across the Company and delivering volume, margin, and earnings growth in the majority of our segments. These actions included ongoing portfolio refinement, the continued implementation of our organizational redesign and related cost reductions, and innovative new product launches.

Portfolio Refinement

Portfolio changes reduced our top line by 2% but these actions were the right strategic choices for our stockholders and allowed us to reduce cyclicality and focus on building a higher-growth, higher-value company for stockholders. Our stronger and optimized portfolio will allow us to fully leverage our advantaged science and to advance our strategic priorities. The spin-off of The Chemours Company, our Performance Chemicals segment, remains on track for completion in mid-2015.

Redesign Initiative

We have announced the $1.3 billion cost redesign initiative to optimize effectiveness and efficiency post-separation of Performance Chemicals. The redesign initiative will help improve organizational agility, redesign, simplify and standardize company-wide processes, and align the new operating model with the refined portfolio. The Company expects to achieve annual run-rate savings of approximately $1 billion and $1.3 billion by the end of 2015 and 2017, respectively, and continues to look for additional savings. In 2014, savings from the redesign initiative contributed $0.07 per share to operating earnings. The actions taken will enable DuPont to continue its focus on three strategic priorities.

Innovation

Our innovation system delivered important new products across our strategic priorities. Excluding Performance Chemicals, new products introduced in the past 4 years delivered 32% of sales in 2014. DuPont's scientific power was evident as we had another strong year of new-product introductions, and we received about 1,040 U. S. Patent grants. DuPont also advanced its strong positions in growth markets, and continued to redeploy capital and resources into targeted, science-based growth opportunities. We were again successful by achieving greater-than-targeted productivity gains through streamlining and lowering of our cost structure and working capital levels.

Financial Highlights

Net sales were down 3% to $34.7 billion due to overall weakness in agriculture sector and negative currency impacts. Through volume, margin, and earnings growth across the majority of our operating segments, we grew 2014 operating earnings per share ("EPS")(1) to $4.01 per share, an improvement of 3.0% from 2013 despite significant market and macroeconomic challenges. These results include our Performance Chemicals segment, which is the process of being separated from the Company, where full year operating earnings(1) were down 8% primarily due to lower pricing and the negative impacts of portfolio and currency. We continued to achieve significant margin improvement, with segment adjusted operating margin expansion of 740 basis points between 2008 and 2014.(1) In 2014, we also repurchased $2 billion of our common stock and increased our dividend by 4%.

NET SALES (dollars in billions)	OPERATING EARNINGS PER SHARE (dollars)

(1)    See Appendix B for additional information regarding these and other non-GAAP financial measures.

40 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation Discussion and Analysis   Executive Summary

We will continue to execute against our strategic and operational priorities, all part of our clear strategy to build a higher-growth, higher-value company for stockholders. Through innovation, disciplined capital allocation and execution, global reach, and continuous portfolio refinements, we will continue our track record of delivering superior value.

CAPITAL RETURNED TO STOCKHOLDERS
 (DOLLARS IN MILLIONS)

FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
VS S&P 500 AND DOW JONES INDUSTRIAL AVERAGE

The graph assumes that the values of DuPont Common Stock, the S&P 500 Stock Index and the Dow Jones Industrial Average were each $100 on December 31, 2009, and that all dividends were reinvested.

Proxy Statement for 2015 Annual Meeting of Stockholders 41

Compensation Discussion and Analysis   Executive Summary

Summary of Our 2014 Compensation Actions

Linking Pay with Performance

Pay actions for our NEOs in 2014 reflected our Company performance.

2014 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

The NEO average payout factor under our short-term incentive program ("STIP") was 54% of target in 2014, down from 87% of target in 2013, which is based on a combination of (i) the Company's performance (the Company's Operating EPS), (ii) the applicable business units' performance (based upon after-tax operating income, revenue, cash flow from operations and certain other relevant metrics), and (iii) individual performance. For further discussion, please see the section entitled "2014 Compensation Decisions—Our Annual Compensation Program" beginning on page 50 of this proxy statement.

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

Performance-based restricted stock units ("PSUs") for the 2012 to 2014 performance period were paid out at [    •    ]%. The payout with respect to PSUs is based on a combination of the Company's percentile ranking for both revenue growth and TSR over the prior three year period, in each case, against its Peer Group. For further discussion, please see the section entitled "2014 Compensation Decisions—Our Long-Term Incentive Program" beginning on page 54 of this proxy statement.

42 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation Discussion and Analysis   Target Compensation Pay Mix

 TARGET COMPENSATION PAY MIX

To reinforce our pay-for-performance philosophy, at least 80% of targeted total direct compensation ("TDC") is at risk and, therefore, fluctuates with our financial results and share price. We believe this approach motivates our executives to consider the impact of their decisions on stockholder value.

2014 TARGET COMPENSATION MIX

CONSIDERATION OF OUR 2014 SAY ON PAY RESULTS
Last year, our stockholders were given the opportunity to participate in an advisory vote on the compensation of our NEOs. Approximately 98% of stockholders approved the compensation of our NEOs. This vote outcome indicated a high level of support for our practices and was consistent with shareholder support in recent years.

Proxy Statement for 2015 Annual Meeting of Stockholders 43

Compensation Discussion and Analysis   Our Executive Compensation Philosophy

OUR EXECUTIVE COMPENSATION PHILOSOPHY

We design our executive compensation programs to attract, motivate, reward and retain the high-quality executives necessary to lead the Company and to accomplish our strategies. The following key principles guide the design and administration of those compensation programs:

•••

There should be a strong link between pay and performance

•••

Executives' interests should be aligned with stockholders' interests

•••

Programs should reinforce business strategies and drive long-term sustained stockholder value

DuPont Leadership — Advancing the Company Through Innovation

For more than 200 years, DuPont leaders have guided the Company through great changes, maintaining our position as a market leader fueled by science and innovation.

At DuPont, our executive compensation programs are dependent on achieving strategic operating goals and financial performance that ultimately drive stockholder returns.

HOW WE DETERMINE EXECUTIVE COMPENSATION

The Committee determines compensation for our NEOs and other executive officers. The NEOs are the Company's Chair and CEO, the Chief Financial Officer, and the three next most highly compensated executive officers.

For 2014, the Committee again retained Frederic W. Cook & Co., Inc. ("Cook"), as its independent compensation consultant on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee, and provides no services to DuPont other than those for the Committee.

Oversight Responsibilities for Executive Compensation

Summarized in the table below are responsibilities for executive compensation.

Human Resources and Compensation Committee

•

Establishes executive compensation philosophy

•

Approves incentive compensation programs and target performance expectations for STIP and PSU

•

Approves all compensation actions for the executive officers, other than the CEO, including base salary, target and actual STIP, LTI grants and target and actual PSU awards

•

Recommends to the full Board compensation actions for the CEO, including base salary, target and actual STIP, LTI grant, and target and actual PSU award

All Independent Board Members	• Assess performance of the CEO
• Approve all compensation actions for the CEO, including base salary, target and actual STIP, LTI grant, and target and actual PSU award

Independent Committee Consultant — Cook

•

Provides independent advice, research, and analytical services on a variety of subjects to the Committee, including compensation of executive officers, nonemployee director compensation and executive compensation trends

•

Participates in Committee meetings as requested and communicates with the Chair of the Committee between meetings

CEO	• Provides a performance assessment of the other executive officers • Recommends compensation targets and actual awards for the other executive officers

In addition to Company and individual performance, the Committee considers a broad number of facts and circumstances in finalizing executive officer pay decisions, including competitive analysis, pay equity multiples and tally sheets.

44 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation Discussion and Analysis   How We Determine Executive Compensation

We Conduct a Competitive Analysis

To ensure a complete and robust picture of the overall compensation environment and consistent comparisons for the CEO and other NEOs, compensation is assessed primarily against published compensation surveys. These surveys represent large companies with median revenue comparable to DuPont's "market," including surveys by Towers Watson and Aon Hewitt.

Peer Group Analysis

We also use a select group of peer companies ("peer group") to:

•••

Benchmark pay design including mix and performance criteria

•••

Measure financial performance for the PSU program

•••

Test the link between pay and performance

Because of the smaller number of companies, we periodically find volatility in peer group compensation levels year over year. Therefore, we use market survey information as the primary source of competitive data. Peer group compensation data is used only for the CEO and only as a secondary data point as described above.

The peer group reflects the diverse industries in which we operate, represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and comprises large companies with a strong scientific focus and/or research intensity and a significant international presence.

To help guide the selection process in an objective manner, the Committee established the following criteria for peer group companies:

•••

Publicly traded U.S. companies and select European companies traded on the New York Stock Exchange to facilitate pay design and performance comparisons

•••

Direct business competitors

•••

Companies similar in revenue size to DuPont — As there are limited potential peers within a typical one-half to double revenue-size criterion, we established a broader one-third to triple range, which also ensures the inclusion of some direct competitors that would otherwise be excluded

•••

Meaningful international presence — At least one-third of revenues earned outside of the United States

•••

Scientific focus/research intensity — The criterion of a minimum of two percent research and development expense as percent of revenue results in the inclusion of several pharmaceutical companies. DuPont's research and development expense tends to be higher than that of industry peers

The 2014 peer group did not change from 2013 and consists of the following companies:

2014 PEER GROUP

3M Company	Emerson Electric Co.	Merck & Co., Inc.
Air Products & Chemicals, Inc.	Honeywell International Inc.	Monsanto Company
Baxter International Inc.	Ingersoll-Rand plc	The Procter & Gamble Company
The Boeing Company	Johnson & Johnson	Syngenta AG
Caterpillar Inc.	Johnson Controls, Inc.	United Technologies Corporation
Dow Chemical Company	Kimberly-Clark Corporation

Tally Sheets

For each NEO, the Committee annually reviews tally sheets that include all aspects of total compensation and the benefits associated with various termination scenarios. Tally sheets provide the Committee with information on all elements of actual and potential future compensation of the NEOs, as well as data on wealth accumulation. This helps the Committee confirm that there are no unintended consequences of its actions.

Proxy Statement for 2015 Annual Meeting of Stockholders 45

Compensation Discussion and Analysis   Components of Our Executive Compensation Program

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The components of our executive compensation program align with our compensation philosophy and core principles.

DIRECT COMPENSATION COMPONENTS

Pay Element	Role in Program/Objectives	How Amounts Are Determined

Base salary	• Provides regular source of income for NEOs • Provides foundation for other pay components	Based on range of factors, including market pay surveys, business results, and individual performance Targeted at approximately market median

STIP awards	• Align executives with annual goals and objectives • Create a direct link between executive pay and annual financial and operational performance	Actual payout is based on performance of Company, business units and individual Target award is approximately market median

LTI awards

•

Link pay and performance — accelerate growth, profitability and stockholder return

•

Align the interests of executives with stockholders

•

Balance plan costs, such as accounting and dilution, with employee-perceived value, potential wealth creation opportunity and employee share ownership expectations

Actual value realized is based on company performance over a three-year time frame or linked to stock price Targeted to market median

Target Compensation Pay Mix

To reinforce our pay-for-performance philosophy, at least 80% of targeted TDC is at risk and fluctuates with our financial results and share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

To lessen the possible risk inherent in the greater focus on long-term incentives, executives receive a mix of different forms of stock compensation:

•••

PSUs (rewards key financial performance in relation to the peer group in revenue growth and TSR). Overlapping performance cycles in the PSU program assure sustainability of performance

•••

Stock options (rewards for stock price appreciation and direct link to stockholder experience)

•••

RSUs (intended as retention tool and linked to stock price)

46 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation Discussion and Analysis   Components of Our Executive Compensation Program

2014 TARGET COMPENSATION MIX AND "PAY AT RISK"

•••

89% of TDC for the CEO is at risk

•••

20% of the amount at risk is tied to achievement of annual incentive goals, and 80% is tied to achievement of share price or financial goals over a longer period

•••

On average, 80% of TDC for the other NEOs is at risk

•••

25% of the amount at risk is tied to achievement of annual incentive goals, and 75% is tied to achievement of share price or financial goals over a longer period

Benefits, Retirement and Other Compensation Components

In addition to the annual and long-term direct compensation programs designed to align pay with performance, we provide our executives with benefits, retirement plans, and limited perquisites.

Pay Element	Role in Program/Objectives	How Amounts Are Determined

Standard benefits and retirement plans	• Same tax-qualified retirement, medical, dental, vacation benefit, life insurance, and disability plans provided to other employees	Tax-qualified plans are targeted to peer group median
	• Nonqualified retirement plans that restore benefits above the Internal Revenue Code ("IRC") limits for tax-qualified retirement plans as provided to other employees	Nonqualified retirement plans are provided to restore benefits lost due to IRC limits
• Nonqualified deferred compensation plan that allows for deferral of base salary, STIP and LTI awards

Change in Control Severance benefits	• Severance benefits upon a change in control and termination (double-trigger) to ensure continuity of management in a potential change in control environment	Cash payment of two times base salary and target annual incentive (three times for the CEO)

•

A change in control does not automatically entitle an executive to this severance benefit. An executive must lose his/her job within two years of a change in control (see "Change in Control Severance Benefits" below for more details)

Pro-rated payment of the target annual incentive for the year of termination. Financial counseling and outplacement services for two years (three for the CEO)

Limited perquisites	• Very limited perquisites or personal benefits
• Personal financial counseling (excluding tax preparation) at a cost of generally less than $10,000 per NEO

•

For security reasons, the CEO travels on Company aircraft for business and personal travel. Commercial travel is permitted when security risk is considered minimal and the Office of the Director of Corporate Security approves such travel

• For security reasons, the CEO travels in a Company automobile for business and limited personal travel

Proxy Statement for 2015 Annual Meeting of Stockholders 47

Compensation Discussion and Analysis   Components of Our Executive Compensation Program

Because we use only compensation practices that support our guiding principles, we do NOT offer our executives:

•••

Employment agreements

•••

Severance agreements except in the event of a change in control (double-trigger) or limited-duration agreements for newly hired executives when there is a demonstrated business need

•••

Tax gross-ups on benefits and perquisites other than relocation benefits

•••

Supplemental executive retirement benefits

•••

Retirement plans that grant additional years of service or include long-term incentives in the benefit calculation

•••

Repricing of stock options/repurchases of underwater stock options for cash

Change in Control Severance Benefits

To ensure that executives remain focused on Company business during a period of uncertainty, in 2013, DuPont adopted the Senior Executive Severance Plan. For any benefits to be earned, a change in control must occur and the executive's employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a "double trigger"). The plan does not provide tax gross-ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive's retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. For additional information, see "Potential Payments Upon Termination or Change in Control."

Benefits provided under the program include:

•••

Lump sum cash payment equal to two times (three times for the CEO) the sum of the executive's base salary and target annual bonus;

•••

A lump sum cash payment equal to the pro-rated portion of the executive's target annual bonus for the year of termination; and

•••

Continued health and dental benefits, financial counseling and outplacement services for two years (three years for the CEO) following the date of termination.

The Senior Executive Severance Plan includes a 12-month non-competition, non-solicitation, non-disparagement and confidentiality provisions (18 months for the CEO).

HOW WE MANAGE COMPENSATION RISK

The Committee regularly monitors our compensation programs to assess whether those programs are motivating the desired behaviors while delivering on DuPont's performance objectives and encouraging appropriate levels of risk-taking. In 2014, the Committee asked Cook to test whether the Company's compensation programs encourage the appropriate levels of risk-taking given the Company's risk profile. Cook's review encompassed an assessment of risk pertaining to a broad range of design elements, such as mix of pay, performance metrics, goal-setting and payout curves, payment timing and adjustments, and the presence of maximum payments, as well as other mitigating program attributes. Cook's analysis determined, and the Committee concurred, that our compensation programs do not encourage behaviors that would create undue material risk for DuPont.

Payout Limitations or Caps

Payout limitations, or "caps," play a vital role in risk mitigation, and all metrics in the STIP and PSU programs are capped at 200% payout to protect against excessive payouts. Our performance/payout leverage is slightly less than competitive practice, reflecting our risk profile as a Company, and our rigor in setting performance targets. Clawback provisions, stock ownership guidelines and insider trading policies that prohibit executives from entering into derivative transactions also protect against excessive risk in the Company's incentive programs.

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of DuPont Common Stock with a value equal to a specified multiple of base pay.

Stock ownership guidelines include a retention ratio requirement. Under the policy, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units, after deducting shares used to pay applicable taxes.

48 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation Discussion and Analysis   How We Manage Compensation Risk

The multiples for specific executive levels are shown below. Each NEO exceeds the ownership goal.

Multiple of Salary	2014 Target	2014 Actual

CEO	6x	23x
Other NEOs average	4x	16x

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held in employee plans. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels.

Compensation Recovery Policy (Clawback)

The Company has a compensation recovery policy that covers each current and former employee of DuPont or an affiliated company who is, or was, the recipient of incentive-based compensation ("Grantee"). If a Grantee engages in misconduct, then:

•••

He/she forfeits any right to receive any future awards or other equity-based incentive compensation

•••

The Company may demand repayment of any awards or cash payments already received by a Grantee

•••

The Grantee will be required to provide repayment within ten (10) days following such demand

"Misconduct" means any of the following:

•••

The Grantee's employment or service is terminated for cause

•••

There has been a breach of a noncompete or confidentiality covenant set out in the employee agreement

•••

The Company has been required to prepare an accounting restatement due to material noncompliance, as a result of fraud or misconduct, with any financial reporting requirement under the securities laws, and the Committee has determined, in its sole discretion, that the Grantee (a) had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company or (b) personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur

Awards granted prior to March 2, 2011, are subject to the clawback provisions that were in effect at the time of the grant, as disclosed in prior years' proxy statements.

Proxy Statement for 2015 Annual Meeting of Stockholders 49

Compensation Discussion and Analysis   2014 Compensation Decisions

 2014 COMPENSATION DECISIONS

Our Annual Compensation Program

Annual Base Salary

In setting 2014 NEO salaries, the Committee took a wide range of facts and circumstances into consideration. These included a corporate base salary merit increase budget of 3% for 2014, business results, market competitiveness, peer group competitiveness (CEO only), internal relationships, tally sheets and individual performance. Merit increases were effective March 1, 2014.

The table below shows the base salary rate as of December 31 for the applicable year. This information is different from the base salary provided in the 2014 Summary Compensation Table ("SCT"), which reflects the actual base pay received for the year.

Name	2013 Base Salary	2014 Base Salary	Change in Base Salary	Primary Rationale

E. J. Kullman	$1,442,000	$1,485,000	3.0%	•	Standard merit increase

N. C. Fanandakis	725,000	765,000	5.5%	•	Reflects adjustment to bring base salary closer to market median (2.5%) and standard merit increase (3.0%)

T. M. Connelly, Jr.	776,000	776,000	—

J. C. Borel	700,000	720,000	2.9%	•	Standard merit increase

M. P. Vergnano	700,000	720,000	2.9%	•	Standard merit increase

50 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation Discussion and Analysis   2014 Compensation Decisions

Annual Short-Term Incentives

Our annual incentive plan design ensures that our executives maintain a strong focus on those financial metrics (e.g., revenue growth and earnings growth) that have been shown to be closely linked to stockholder value creation over time. For 2014, STIP awards were based on the following formula, measures and weightings. The Committee approves these factors at the beginning of each fiscal year. Each element is discussed in greater detail below.

1. Target Short-Term Incentive Program

Our STIP targets are set as a percentage of base salary, consistent with market practice. The target STIP percentage for each level is reviewed regularly against market and approved annually by the Committee (or in the case of the CEO, by the Board). The actual calculation of the 2014 target STIP amount for Mrs. Kullman and the other NEOs is detailed in the table below.

Name	2014 Base Salary	2014 X Target STIP %	2014 = Target STIP $

E. J. Kullman	$1,485,000	160%	$2,376,000

N. C. Fanandakis	765,000	100%	765,000

T. M. Connelly, Jr.	776,000	95%	737,200

J. C. Borel	720,000	100%	720,000

M. P. Vergnano	720,000	100%	720,000

2. STIP Payout Factor:

The weighted average payout factor for the STIP is based on actual performance on each measure and the weighting of that performance measure.

Proxy Statement for 2015 Annual Meeting of Stockholders 51

Compensation Discussion and Analysis   2014 Compensation Decisions

STIP PERFORMANCE MEASURES

	Metric	Weighting	Rationale for Use

Corporate performance	Operating EPS (Operating EPS compared to an internal target (Profit Objective))	20%	Most effective and common metric in measuring stockholder value Closely aligns stockholder and executive interests Provides insight with respect to ongoing operating results

Business unit performance Because NEOs work across all businesses,	1. After-tax operating income (ATOI) (Business unit ATOI (excluding significant items) versus budget for the year)	15%	Measures profitability at the business unit level leading to corporate EPS results

their payout factor is based on the total business performance compared to aggregate	2. Revenue (Business unit revenue versus budget for the year)	15%	Reflects top-line growth — critical to Company success

targets in the four categories shown to the right. Payout factors are	3. Cash flow from operations (CFFO) (Business unit CFFO versus budget for the year)	20%	Measures our ability to translate earnings into cash, indicating the health of our business and allowing the Company to invest for the future

determined separately for each business and based on actual business performance compared to its objective for the year.	4. Dynamic planning factor (Business units are assessed, both qualitatively and quantitatively, on a number of items, such as external factors, currency fluctuations, raw material fluctuations, and core values)	10%

Assesses how well a business unit anticipates and responds to the business environment in a way that creates value for the Company

Assures that our plan payouts are relevant to the current business strategy and recognizes the external economic environment

Individual performance	Individual performance assessment (Based on the executive's performance versus personal, predetermined critical operating tasks or objectives, e.g., attainment of key strategic growth goals, specific revenue and earnings goals, achievement of fixed cost reduction targets, successful acquisitions/divestitures and integration efforts, and fulfillment of core values)	20%	Takes individual performance into consideration in finalizing STIP payout factors

52 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation Discussion and Analysis   2014 Compensation Decisions

2014 STIP PERFORMANCE AND PAYOUT FACTORS

Corporate and business unit performances are converted to a corresponding payout factor based on the concept of "leverage," i.e., the relationship between performance for a given metric and its payout factor. The leverage in our plan is consistent with competitive practice. For example, Operating EPS, business unit ATOI, business unit revenue, and business unit CFFO leverage is 2:1 below target and 5:1 above target. So, participants have two percentage points in payout deducted for each one percent change in performance below target, and receive five percentage points in payout for each one percent change in performance above target. In addition to steeper slopes, performance ranges were narrowed, resulting in a threshold performance requirement of 70% (80% for revenue metric) and a maximum payout at 120% performance or above. All metrics are capped at 200% payout.

2014 Results

Total Company	Payout Factor % (Unweighted)	X Weight	Payout Factor % = (Weighted)

Corporate performance (Operating EPS)*	0%	20%	0%

Business unit performance	60%	60%	36%

Individual performance	80–100%	20%	16–20%

Overall payout factor			52–56%

*
Actual Operating EPS would have resulted in some payout. Consistent with our pay-for-performance philosophy and financial performance in 2014, the Committee chose to exercise negative discretion and reduced the payout factor to zero for that portion of the final award.
Proxy Statement for 2015 Annual Meeting of Stockholders 53

Compensation Discussion and Analysis   2014 Compensation Decisions

3. Final STIP Payout

As illustrated in the table below, the final 2014 STIP payout is determined by multiplying the target STIP amount by the final total payout factor.

Name	2014 Target STIP $	TOTAL Payout X Factor %	2014 = Final STIP $	2013 Final STIP $	% Difference

E. J. Kullman	$2,376,000	55%	$1,310,000	$2,014,000	-35%

N. C. Fanandakis	765,000	55%	422,000	542,000	-22%

T. M. Connelly, Jr.	737,200	56%	414,000	634,000	-35%

J. C. Borel	720,000	52%	376,000	536,000	-30%

M. P. Vergnano	720,000	52%	376,000	530,000	-29%

The 2014 STIP awards are limited to 0.25% of adjusted net income of the Company for the CEO and 0.15% for other executive officers.

Our Long-Term Incentive Program

In 2014, our LTI program for NEOs consisted of a mix of stock options, PSUs, and RSUs, all based on fair value on the grant date. For 2014, the Committee revised the mix to increase PSUs to 50%, and decreased stock options and RSUs to 25% each. This shift reinforces our emphasis on pay for performance.

The following table summarizes the performance drivers, mix, and objectives for the various LTI components as they relate to NEOs:

	PSUs	Stock Options	RSUs

2014 LTI mix	• 50%	• 25%	• 25%

Performance drivers	• TSR (relative to peer group) • Revenue growth (intermediate-term) (relative to peer group)	• Stock price appreciation (longer-term)	• Stock price appreciation (intermediate-term)

Objectives	• Focus on business priorities such as revenue growth and TSR, which are obtained through balanced growth, profitability, and capital management over a three-year period • Stockholder alignment	• Stockholder alignment • Link to long-term business objectives • Stock ownership • Retention	• Stock ownership • Capital accumulation • Retention

Program design

•

At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on relative performance of revenue and TSR

•

PSUs are based on a three-year performance cycle compared to our peers and are awarded annually to each NEO at the beginning of the cycle

		• Options vest in one-third increments over three years • Seven-year term • Nonqualified stock option grants are made annually at the closing price on the date of grant • No repricing stock options	• Vest in one-third increments over a three-year period • Typically granted annually

54 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation Discussion and Analysis   2014 Compensation Decisions

2014 Long-Term Incentive Awards

Annual awards to employees, including NEOs, are made at a pre-established Committee meeting in early February. This allows sufficient time for the market to absorb announcement of annual earnings, which is typically made during the fourth week of January. We do not time equity awards in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant.

Each year the Committee establishes target LTI values based on a number of factors including market practices, internal equity, and cost. For 2014, the Committee increased LTI targets approximately 10% to be more in line with competitive market levels and will continue to move toward market median over time.

Name	2014 LTI — Grant Date Fair Value*

E. J. Kullman	$9,250,000

N. C. Fanandakis	2,500,000

T. M. Connelly, Jr.	2,000,000

J. C. Borel	2,100,000

M. P. Vergnano	2,100,000

*
Reflects the grant date fair value and differs from the value of equity awards shown in the SCT and Grants of Plan-Based Awards Table ("GPBAT") because those tables reflect the probable outcome of the performance conditions for PSUs. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Committee considered when making LTI awards for 2014.

Performance Share Units Granted in 2014

The actual number of shares earned for the PSUs granted in 2014 will be based on DuPont's revenue growth and TSR relative to the peer group for the three-year performance period of 2014 through 2016, as shown in the table below.

PERFORMANCE TARGETS (2014–2016 PERFORMANCE PERIOD)

Proxy Statement for 2015 Annual Meeting of Stockholders 55

Compensation Discussion and Analysis   2014 Compensation Decisions

2012–2014 PSU PROGRAM (PAYABLE IN 2015)

The three-year performance period for PSUs awarded in 2012 ended on December 31, 2014. The final number of shares earned was based on revenue growth and TSR in relation to the peer group over the three-year performance period. The final payout determination will be made in March of 2015 after a review of the Company's and peer group's performance. Revenue growth was comparable to those of the [    •    ] percentile of the peer group. TSR was comparable to those of the [    •    ] percentile of the peer group. This resulted in an overall payout at [    •    ]%.

Deductibility of Performance-Based Compensation

IRC Section 162(m) generally precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 for its CEO or any of its three next-highest-paid executive officers (other than the Chief Financial Officer), unless certain specific and detailed criteria are satisfied. This limitation does not apply to qualified performance-based compensation.

We review all compensation programs and payments to determine the tax impact on the Company as well as on the executive officers. In addition, we review the impact of our programs against other considerations, such as accounting impact, stockholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive executive compensation program, some compensation might not, on some occasions, be deductible under IRC Section 162(m).

The stockholder-approved Equity and Incentive Plan ("EIP") is designed to allow the Company to issue awards that qualify as performance-based compensation under IRC Section 162(m).

We will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable consistent with our compensation policies and as determined to be in the best interests of DuPont and its stockholders.

2014 NEO PERFORMANCE AND TOTAL COMPENSATION SUMMARY

Each year, the full Board conducts a review of the CEO's performance. The CEO provides the Committee with an assessment of performance for each of the NEOs. The assessment of individual performance takes into account a number of quantitative and qualitative factors such as attainment of key strategic growth goals, specific revenue and earnings goals for each business, achievement of fixed cost reduction targets, and successful acquisitions/divestitures and integration efforts, as well as the financial performance and overall company performance mentioned on the prior pages. After assessing each NEO's individual performance for 2014 against our performance metrics, the Board and Committee made the determination of each executive's compensation.

E. J. Kullman

Chair of the Board and Chief Executive Officer

Responsibilities: Accountable to the Board of Directors; champions market-driven science to drive innovation across all businesses to generate profitable growth and stockholder value

•••

Continued to refine the Company's portfolio with 10 strategic actions during the year and steady progress toward the mid-2015 separation of The Chemours Company with the filing of the Form 10 in December 2014. These actions support our growth strategy and set clear strategic and operational priorities and goals to create a higher-growth, higher-value company

•••

Implemented a multi-year plan to create an operating model post spin-off of The Chemours Company, designed to streamline our structure while enhancing our competitive position in the marketplace. The operational redesign was based upon a top-down and bottom-up analysis which has identified approximately $1.3 billion in run-rate savings.

•••

Drove execution against Company's talent initiatives, including strong progress on diversity goals and key senior leadership changes.

•••

Delivered total shareholder return of 17%, in excess of our proxy peers and the S&P 500.

56 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation Discussion and Analysis   2014 NEO Performance and Total Compensation Summary

N. C. Fanandakis

Chief Financial Officer, member of the Office of Chief Executive

Responsibilities: All aspects of financial plans and policies for the Company driving execution against plan and stockholder value

•••

Continued to drive strategic realignment of the portfolio

•••

Continued steady progress on the mid-2015 spin-off of The Chemours Company with the initial filing of the Form 10 in December 2014.

•••

Proactively engaged and communicated Company strategy and results effectively with the investment community and shareholders

•••

Capital management that permitted repurchase of $2 billion of DuPont Common Stock and a 4% increase in dividends

T. M. Connelly, Jr. (retired on December 31, 2014)

Executive Vice President, member of the Office of Chief Executive

Responsibilities: Science and Technology, Integrated Operations (Operations, Sourcing & Logistics, Engineering), and Regional Management

•••

Led Company's efforts to tighten focus on innovation and improve the measurement of return on innovation investment and value

•••

Realigned operations to enhance business integration and productivity

•••

Successfully transitioned responsibilities in connection with his retirement

J. C. Borel

Executive Vice President, member of the Office of Chief Executive

Responsibilities: Agriculture and Nutrition & Health Segments

•••

Strengthened segment competitiveness through productivity improvements and progress in the R&D investment strategy in both segments

•••

Significant downturn in the economic market in the agriculture segment resulted in financial results below the annual objective

•••

Leveraged cross business unit capabilities to create new biologicals venture with potential to create value and competitive advantage through strategic growth platforms

•••

Grew operating earnings(1) in Nutrition & Health by 27%

M. P. Vergnano

Executive Vice President, member of the Office of Chief Executive

Responsibilities: Performance Chemicals segment, The Chemours Company

•••

Led workstream to prepare for the separation of the Performance Chemicals segment from DuPont

    •  Defined organizational structure and identified leadership team of The Chemours Company

    •  Processed Performance Chemicals site separations for multi-business operation sites

•••  Maintained focus to deliver financial objectives for the Company, however faced regulatory challenges and competitive pressures, missing annual objectives within the segment

•••  Successfully transitioned the management of non-Performance Chemical segments to other DuPont Executives

(1)
See Appendix B for additional information regarding these and other non-GAAP financial measures.
Proxy Statement for 2015 Annual Meeting of Stockholders 57

Compensation Discussion and Analysis   2014 NEO Performance and Total Compensation Summary

Total 2014 NEO Compensation

The Company and individual performance outlined above resulted in total NEO compensation for 2014 as shown in the table that follows. This table is not intended to be a substitute for the SCT or GPBAT. Base salary is shown as of December 31, 2014. STIP awards and LTI awards for 2014 are reflected in the SCT and GPBAT. The value of LTI awards reflected in this table differs from the value of equity awards shown in the SCT and GPBAT because those tables reflect the probable outcome of the performance conditions for PSUs. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Committee considered when making LTI awards for 2014.

Name	2014 Base Salary	2014 Final STIP	2014 LTI	TDC	2014 TDC vs 2013 TDC (% change)

E. J. Kullman	$1,485,000	$1,310,000	$9,250,000	$12,045,000	-3%

N. C. Fanandakis	765,000	422,000	2,500,000	3,687,000	16%(1)

T. M. Connelly, Jr.	776,000	414,000	2,000,000	3,190,000	-6%

J. C. Borel	720,000	376,000	2,100,000	3,196,000	2%

M. P. Vergnano	720,000	376,000	2,100,000	3,196,000	2%

(1)
Year over year change for Mr. Fanandakis is related primarily to an increase in his 2014 LTI grant value, bringing his target TDC closer to, but still below, market median.

Pay Equity Multiple

The Committee has a long-standing practice of comparing CEO pay to that of other key executives. To ensure that NEOs are paid appropriately in relation to each other and that we manage the pay differential between the CEO and the other NEOs, we apply a pay equity multiple to average target total cash compensation ("TCC" equals base salary plus STIP awards) and average target TDC (TDC equals TCC plus LTI).

The 2014 pay equity multiples were as follows:

Element (Pay Equity Multiple Range)	2014

TCC (2–3 times NEO)	2.6

TDC (3–4 times NEO)	3.5

58 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation Discussion and Analysis   2014 NEO Performance and Total Compensation Summary

COMPENSATION OF EXECUTIVE OFFICERS

2014 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ending December 31, 2014. The NEOs are DuPont's CEO and Chief Financial Officer ("CFO"), and the next three most highly compensated executive officers ranked by their total compensation (reduced by the amount of change in pension value and nonqualified deferred compensation earnings) in the 2014 Summary Compensation Table.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total ($)

E. J. Kullman	2014	$1,477,833	$7,611,149	$2,312,508	$1,310,000	$1,210,389	$408,733	$14,330,612

Chair & Chief Executive	2013	1,435,000	6,740,550	2,700,001	2,014,000	864,679	398,408	14,152,638

Officer	2012	1,389,833	6,158,897	2,833,336	1,915,000	2,932,277	433,374	15,662,717

N. C. Fanandakis	2014	758,333	2,057,062	625,012	422,000	180,600	117,030	4,160,037

Executive Vice President &	2013	716,333	1,423,077	570,005	542,000	425,184	111,450	3,788,049

Chief Financial Officer	2012	664,700	3,816,525	564,673	522,000	1,689,291	119,223	7,376,412

T. M. Connelly, Jr.(7)	2014	776,000	1,645,731	500,004	414,000	138,130	126,900	3,600,765

Executive Vice President &	2013	776,000	1,497,945	600,005	634,000	—	125,190	3,633,140

Chief Innovation Officer (retired on December 31, 2014)	2012	772,217	1,424,947	655,510	617,000	1,059,224	140,330	4,669,228

J. C. Borel	2014	716,667	1,727,967	525,011	376,000	188,001	112,740	3,646,386

Executive Vice President	2013	696,250	1,423,077	570,005	536,000	407,938	108,563	3,741,833

	2012	674,217	1,227,525	564,673	510,000	1,395,403	130,375	4,502,193

M. P. Vergnano	2014	716,667	1,727,967	525,011	376,000	714,436	112,200	4,172,281

Executive Vice President	2013	695,833	1,423,077	570,005	530,000	252,444	107,445	3,578,804

	2012	668,600	1,288,868	592,912	498,000	1,294,045	118,584	4,461,009

(1)
Includes compensation that may have been deferred at the executive's election. Such amounts are also included in the Nonqualified Deferred Compensation table — "Executive Contributions in 2014" column.

(2)
Represents the aggregate grant date fair value of time-vested RSUs and PSUs computed in accordance with FASB ASC Topic 718. Those values are detailed in the 2014 Grants of Plan-Based Awards table. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair values of the PSUs assuming that the highest level of performance conditions will be achieved are as follows: E. J. Kullman ($10,597,254), N. C. Fanandakis ($2,864,115), T. M. Connelly, Jr. ($2,291,405), J. C. Borel ($2,405,862), and M. P. Vergnano ($2,405,862).

(3)
Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Assumptions used in determining values for 2014 can be found under 2014 Grants of Plan-Based Awards — Grant Date Fair Value of Stock Option Awards.

(4)
Represents payouts under the cash-based award component (STIP) of the Equity and Incentive Plan ("EIP") for services performed during 2014. This column includes compensation which may have been deferred at the NEO's election. Any such amounts will be included in the "Executive Contributions" column of the 2015 Nonqualified Deferred Compensation table.

(5)
This column reports the estimated change in the actuarial present value of an NEO's accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. DuPont does not credit participants in the nonqualified plans with above-market earnings; therefore, no such amounts are reflected here.

(6)
Amounts shown include Company contributions to qualified defined contribution plans and Company contributions to nonqualified defined contribution plans. The amounts also reflect perquisites and personal benefits including financial counseling, personal use of Company automobile and aircraft for Mrs. Kullman. For a detailed discussion of the items and amounts reported in this column, including a discussion of how the value of personal use of Company aircraft is calculated, refer to the "All Other Compensation" section of the narrative discussion following this footnote.

(7)
Mr. Connelly retired as Executive Vice President of the Company effective December 31, 2014. To ensure his active participation on behalf of the Company in ongoing business matters, the Company has entered into a three-year consulting agreement with Mr. Connelly, effective as of January 1, 2015, pursuant to which he shall be paid a $31,250 monthly retainer. The agreement with Mr. Connelly contains customary provisions, including a restriction on his ability to take on any work that may create a conflict of interest, non-competition and non-solicitation covenants, and protection of confidential information.
Proxy Statement for 2015 Annual Meeting of Stockholders 59

Compensation of Executive Officers   2014 Summary Compensation Table

Narrative Discussion of Summary Compensation Table

Salary

Amounts shown in the "Salary" column of the table above represent base salary earned during 2014. Base salary rate changes for all NEOs were effective March 1. Base salary for 2014 represented 11% of TDC (base salary, STIP awards and LTI awards) for the CEO and, on average, 20% of TDC for the other NEOs, which is consistent with the Human Resources and Compensation Committee's goal of placing emphasis on "at risk" compensation.

Stock Awards

Amounts shown in the "Stock Awards" column of the table above represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. Refer to 2014 Grants of Plan-Based Awards — Grant Date Fair Value of Stock Option Awards for a detailed discussion of the grant date fair value of stock awards.

Option Awards

Amounts shown in the "Option Awards" column of the table above represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Refer to 2014 Grants of Plan-Based Awards — Grant Date Fair Value of Stock Option Awards for a detailed discussion of the grant date fair value of option awards.

Non-Equity Incentive Plan Compensation

Amounts shown in the "Non-Equity Incentive Plan Compensation" column of the table above represent cash-based short-term incentive, or STIP, awards paid for a given year.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the table above represent the estimated change in the actuarial present value of accumulated benefits for each of the NEOs at the earlier of either age 65 or the age at which the NEO is eligible for an unreduced pension. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 18 ("Long-Term Employee Benefits") to the Consolidated Financial Statements in DuPont's Annual Report on Form 10-K for the year ended December 31, 2014. Assumptions are further described in the narrative discussion following the Pension Benefits table.

There were no above-market or preferential earnings during 2014 on nonqualified deferred compensation. Generally, earnings on nonqualified deferred compensation include returns on investments in seven core investment alternatives, interest accruals on cash balances, DuPont Common Stock returns and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the Company's RSP plan. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2014 Summary Compensation Table.

Accordingly, all amounts shown in this column reflect the change in the pension value under the Pension Plan and Pension Restoration Plan. The change in pension value represents the change from 2013 to 2014 in the present value of an NEO's accumulated benefit as of the applicable pension measurement date.

60 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation of Executive Officers   2014 Summary Compensation Table

All Other Compensation

Amounts shown in the "All Other Compensation" column of the table above include perquisites and personal benefits (if greater than or equal to $10,000); registrant (Company) contributions to qualified defined contribution plans; and registrant (Company) contributions to nonqualified defined contribution plans. The following table details those amounts.

Name	Perquisites and Other Personal Benefits	Registrant Contributions to Qualified Defined Contribution Plans(b)	Registrant Contributions to Nonqualified Defined Contribution Plans(c)

E. J. Kullman	$94,468(a)	$23,400	$290,865

N. C. Fanandakis	—	23,400	93,630

T. M. Connelly, Jr.	—	23,400	103,500

J. C. Borel	—	23,400	89,340

M. P. Vergnano	—	23,400	88,800

(a)
Includes financial counseling ($9,500), personal use of Company automobile ($7,722), and personal use of Company aircraft ($77,246). Consistent with DuPont's policy, the CEO travels on Company aircraft for business and personal travel. Commercial travel is permitted when the security risk is considered minimal and the Office of the Director of Corporate Security approves it. The amount reflected in this column represents the aggregate incremental cost to DuPont of all personal travel by Mrs. Kullman on Company aircraft. Incremental cost is calculated based on the variable operating costs to the Company, including fuel, mileage, trip-related maintenance, weather-monitoring costs, crew travel expenses, on-board catering, landing/ramp fees, and other variable costs, which include an allocation of the overall maintenance costs and costs with respect to "deadhead flights" — flights with no passengers that are associated with Mrs. Kullman's personal use. Fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips, are excluded. Approximately 26 percent of the amount reflected in the table for personal use of Company aircraft represents Mrs. Kullman's use of the aircraft to attend the board meetings of other organizations.

The benefit associated with personal use of Company aircraft is imputed as income to Mrs. Kullman at Standard Industry Fare Level ("SIFL") rates. SIFL rates are determined by the U.S. Department of Transportation. They are used to compute the value of nonbusiness transportation aboard employer-provided aircraft as required by the Internal Revenue Service. SIFL rates are used in the calculation of the income imputed to executives in the event of personal travel on Company aircraft. Mrs. Kullman does not receive any gross-up for payment of taxes associated with the described benefit.

(b)
Amounts represent DuPont's match to the RSP on the same basis as provided to U.S. parent company employees. For 2014, the RSP provided a Company match of 100% of the first 6% of the employee's contribution. Amounts also include an additional Company contribution of 3%.

(c)
Amounts represent DuPont's match to the Retirement Savings Restoration Plan ("RSRP") on the same basis as provided to U.S. parent company employees who fall above the applicable Internal Revenue Code ("IRC") limits. For 2014, the RSRP provided a Company match of 100% of the first 6% of the employee's eligible contributions. Amounts also include an additional Company contribution of 3% of eligible contributions.

Proxy Statement for 2015 Annual Meeting of Stockholders 61

Compensation of Executive Officers   2014 Grants of Plan-Based Awards

 2014 GRANTS OF PLAN-BASED AWARDS

The following table provides information on STIP awards, stock options, RSUs and PSUs granted in 2014 to each of our NEOs. For a complete understanding of the table, refer to the narrative discussion that follows.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock

Name	Grant Date	Thres- hold	Target	Maximum	Thres- hold(#)	Target (#)	Maximum (#)	Stock or Units(#)	Underlying Options(#)	Awards ($/Share)	and Option Awards
E. J. Kullman	2/5/14	—	$2,376,000	$4,752,000	—	74,718	149,436				$5,298,627

	2/5/14							37,359			2,312,522

	2/5/14								169,043	$61.90	2,312,508

N. C. Fanandakis	2/5/14	—	765,000	1,530,000	—	20,194	40,388				1,432,058

	2/5/14							10,097			625,004

	2/5/14								45,688	61.90	625,012

T. M. Connelly, Jr.	2/5/14	—	737,200	1,474,400	—	16,156	32,312				1,145,703

	2/5/14							8,078			500,028

	2/5/14								36,550	61.90	500,004

J. C. Borel	2/5/14	—	720,000	1,440,000	—	16,963	33,926				1,202,931

	2/5/14							8,482			525,036

	2/5/14								38,378	61.90	525,011

M. P. Vergnano	2/5/14	—	720,000	1,440,000	—	16,963	33,926				1,202,931

	2/5/14							8,482			525,036

	2/5/14								38,378	61.90	525,011

Narrative Discussion of Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column of the table above represent STIP award opportunities for 2014 under the EIP. A target STIP award is established for each NEO at the beginning of the relevant fiscal year based on a percentage of the NEO's base salary. The actual STIP payout for NEOs, which can range from 0% to 200% of target, is based on corporate and total business unit performance and individual performance. Refer to pages 51 through 54 for more details.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column of the table above represent the potential payout range of PSUs granted in 2014. Vesting is based equally upon corporate revenue growth and TSR, both in relation to the predefined peer group. Performance and payouts are determined independently for each metric. At the conclusion of the three-year performance period, the actual award, delivered as DuPont Common Stock, can range from 0% to 200% of the original grant. Dividend equivalents are applied after the final performance determination.

For a discussion of the impact on PSUs of any termination, see Potential Payments Upon Termination or Change in Control.

All Other Stock Awards: Number of Shares of Stock or Units

Amounts shown in this column of the table above represent RSUs granted in 2014 that are paid out in shares of DuPont Common Stock and vest ratably over a three-year period, one-third on each anniversary date. Dividend equivalents are applied and are subject to the same restrictions as the RSUs. For a discussion of the impact on RSUs of any termination, see Potential Payments Upon Termination or Change in Control.

All Other Option Awards: Number of Securities Underlying Options

Amounts shown in this column of the table above represent nonqualified stock options granted in 2014 with a seven-year term and ratable vesting over a three-year period, one-third on each anniversary date. The exercise price of options granted, as shown in the table above, is based on the closing price of DuPont Common Stock on the date of grant.

For a discussion of the impact on options of any termination, see Potential Payments Upon Termination or Change in Control.

62 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation of Executive Officers   2014 Grants of Plan-Based Awards

Grant Date Fair Value of Stock and Option Awards

Except with respect to PSUs, amounts shown in this column of the table above reflect the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs, subject to the TSR metric, was $79.93, estimated using a Monte Carlo simulation. The grant date fair value of the PSUs, subject to the revenue metric, was based upon the closing price of the underlying DuPont Common Stock as of the grant date, which was $61.90.

The grant date fair value of RSUs reflected in this column is based on the closing price of DuPont Common Stock as of the grant date, which was $61.90.

For purposes of determining the fair value of stock option awards, we use the Black-Scholes option pricing model and the assumptions set forth in the table below. The weighted average grant date fair value of options granted in 2014 was $13.68. We determine the dividend yield by dividing the current annual dividend on the DuPont Common Stock by the option exercise price. A historical daily measurement of volatility is determined based on the expected life of the option granted. The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. Expected life is determined by reference to the Company's historical experience.

2014

Dividend yield	2.9%

Volatility	31.33%

Risk-free interest rate	1.675%

Expected life (years)	5.26

Proxy Statement for 2015 Annual Meeting of Stockholders 63

Compensation of Executive Officers   Outstanding Equity Awards

 OUTSTANDING EQUITY AWARDS

The following table shows the number of shares underlying exercisable and unexercisable options and unvested and, as applicable, unearned RSUs and PSUs held by our NEOs at December 31, 2014. Market or payout values in the table below are based on the closing price of DuPont Common Stock as of that date.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

E. J. Kullman	202,923		$51.85	2/1/18

	159,534	79,768	51.78	2/5/19

	87,210	174,418	47.44	2/5/20

		169,043	61.90	2/4/21

					98,698	$7,297,706	150,604	$11,135,660

N. C. Fanandakis	43,291		51.85	2/1/18

	31,794	15,898	51.78	2/5/19

	18,411	36,822	47.44	2/5/20

		45,688	61.90	2/4/21

					50,334	3,721,693	36,215	2,677,737

T. M. Connelly, Jr.	40,125		23.28	2/3/16

	78,675		33.49	2/2/17

	51,407		51.85	2/1/18

	36,909	18,455	51.78	2/5/19

	19,380	38,760	47.44	2/5/20

		36,550	61.90	2/4/21

					21,886	1,618,276	33,020	2,441,499

J. C. Borel	43,291		51.85	2/1/18

	31,794	15,898	51.78	2/5/19

	18,411	36,822	47.44	2/5/20

		38,378	61.90	2/4/21

					21,211	1,568,348	32,984	2,438,837

M. P. Vergnano	33,384	16,693	51.78	2/5/19

	18,411	36,822	47.44	2/5/20

		38,378	61.90	2/4/21

					21,409	1,583,015	32,984	2,438,837

(1)
The following table provides an overview of stock options with outstanding vesting dates as of December 31, 2014:

Stock Option Expiration Date	Outstanding Vesting Dates

2/5/2019	Balance vests on February 6, 2015

2/5/2020	Vests equally on February 6, 2015 and 2016

2/4/2021	Vests equally on February 5, 2015, 2016 and 2017

64 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation of Executive Officers   Outstanding Equity Awards

(2)
The following table provides an overview of RSUs, including dividend-equivalent units, with outstanding vesting dates as of December 31, 2014:

Grant Date	Outstanding Vesting Dates

2/6/2012	Balance vests on February 6, 2015

2/6/2012	Balance vests on February 6, 2016

2/6/2013	Vests equally on February 6, 2015 and 2016

2/5/2014	Vests equally on February 5, 2015, 2016, and 2017

(3)
The following table provides an overview of PSUs with outstanding vesting dates as of December 31, 2014:

Grant Date	Outstanding Vesting Dates

2/6/2013	Performance period ends December 31, 2015

2/5/2014	Performance period ends December 31, 2016

  Because the 2012 PSU award payout of [    •    ] was [    •    ] target (100%), the amount required to be shown in this column represents the [    •    ] number of PSUs payable under outstanding awards ([    •    ] of the original grant). The final number of shares earned, if any, will be based on performance on Revenue Growth and TSR in relation to the predefined peer group (at the time of award).

  The plan provides for a payout range of 0% to 200% and dividend-equivalent units are applied subsequently to the final performance determination.

(4)
Represents the payout value of outstanding PSUs based on a target (100%) payout. See footnote (3) above.

***

Proxy Statement for 2015 Annual Meeting of Stockholders 65

Compensation of Executive Officers   2014 Option Exercises and Stock Vested

 2014 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of DuPont Common Stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2014.

	Option Awards(1)		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
E. J. Kullman	933,206	$39,359,500	56,867	$3,531,129

N. C. Fanandakis	0	0	38,537	2,405,352

T. M. Connelly, Jr.	25,000	1,081,670	13,368	829,612

J. C. Borel	132,597	5,334,079	11,816	733,562

M. P. Vergnano	109,544	2,858,937	12,010	745,712

(1)
Represents the number of stock options exercised in 2014. The value realized upon exercise is computed by determining the difference between the market price at exercise and the exercise price of the options. The following number of options were exercised pursuant to a pre-arranged written trading plan established in good faith under Rule 10b5-1 of the Securities Exchange Act of 1934: Kullman — 933,206; Borel — 132,597; and Vergnano — 43,291.

(2)
Represents the number of RSUs vested in 2014. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date. We note that the calculation with regard to PSUs is not determinable as of the date of filing this proxy statement, as it relies on third party data that is not yet publicly available. As such, the figures presented only reflect RSUs. Amounts attributable to PSUs will be included in the Company's definitive proxy statement.
66 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation of Executive Officers   Pension Benefits

 PENSION BENEFITS (AS OF FISCAL YEAR ENDED DECEMBER 31, 2014)

The table below shows the present value of accumulated benefits for the NEOs under the Pension Plan and the Pension Restoration Plan, as of December 31, 2014. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)

E. J. Kullman	Pension Plan	26	$1,216,227

	Pension Restoration Plan	26	15,760,160

N. C. Fanandakis	Pension Plan	36	1,734,950

	Pension Restoration Plan	36	6,620,992

T. M. Connelly, Jr.	Pension Plan	37	1,690,215

	Pension Restoration Plan	37	8,265,606

J. C. Borel	Pension Plan	37	1,811,937

	Pension Restoration Plan	37	7,257,536

M. P. Vergnano	Pension Plan	34	1,632,534

	Pension Restoration Plan	34	6,347,702

(1)
The value that an executive will actually receive under these benefit plans will differ to the extent that facts and circumstances vary from the assumptions on which these amounts are based.

Narrative Discussion of Pension Benefits

The NEOs participate in the Pension Plan, a tax-qualified defined benefit pension plan that covers a majority of our U.S. employees, except those hired or rehired after December 31, 2006. The Pension Plan provides employees with a lifetime retirement income based on years of service and the employees' final average pay near retirement. The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65, and benefits are vested after five years of service. Under the provisions of the Pension Plan, employees are eligible for unreduced pensions when they meet one of the following conditions:

•
Age 65 or older with at least five years of service

•
Age 58 with age plus service equal to or greater than 85

•
Permanent incapacity to perform duties, with at least 15 years of service (provision eliminated beginning 1/1/2015)

An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he/she is at least age 50 with at least 15 years of service. His/her pension is reduced by the greater of 5% for every year that his/her age plus service is less than 85 or 5% for every year that his/her age is less than 58. In no event will the reduction exceed 50%. As of December 31, 2014, all NEOs, other than Mr. Vergnano, are eligible for an unreduced pension.

The primary pension formula that applies to the NEOs provides a monthly retirement benefit equal to:

Proxy Statement for 2015 Annual Meeting of Stockholders 67

Compensation of Executive Officers   Pension Benefits

Average monthly compensation is based on the employee's three highest-paid years or, if greater, the 36 consecutive highest-paid months. Compensation for a given month includes regular compensation plus one-twelfth of an individual's STIP award for the relevant year. Other bonuses are not included in the calculation of average monthly compensation.

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, the excess benefit is paid under the Pension Restoration Plan, an unfunded nonqualified plan. Effective January 1, 2007, the form of benefit under the Pension Restoration Plan for participants not already in pay status is a lump sum. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

The Company does not grant any extra years of credited service for pension benefit purposes.

Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 17 ("Long-Term Employee Benefits") to the Consolidated Financial Statements in DuPont's Annual Report on Form 10-K for the year ended December 31, 2014. All other assumptions are consistent with those used in the Long-Term Employee Benefits Note, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

68 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation of Executive Officers   Nonqualified Deferred Compensation

 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on DuPont's defined contribution or other plans that provide for deferrals of compensation on a basis that is not tax-qualified. For a complete understanding of the table, refer to the narrative discussion that follows.

	Executive Contributions in 2014(1)	Registrant Contributions in 2014(2)	Aggregate Earnings in 2014(3)	Aggregate Balance as of 12/31/2014(4)

E. J. Kullman

RSRP	$193,910	$290,865	$226,729	$4,728,360

Deferred STIP	—	—	101,480	699,594

Deferred LTI	—	—	47,152	325,065

Management Deferred Compensation Plan	—	—	—	—

N. C. Fanandakis

RSRP	62,420	93,630	16,254	907,124

Deferred STIP	—	—	—	—

Deferred LTI	—	—	8,537	58,856

Management Deferred Compensation Plan	—	—	—	—

T. M. Connelly, Jr.

RSRP	69,000	103,500	151,679	2,202,185

Deferred STIP	—	—	269,018	2,057,440

Deferred LTI	—	—	1,003,414	6,917,453

Management Deferred Compensation Plan	84,600	—	14,287	547,498

J. C. Borel

RSRP	59,560	89,340	61,366	1,608,283

Deferred STIP	—	—	210,567	1,451,633

Deferred LTI	—	—	376,624	2,596,413

Management Deferred Compensation Plan	—	—	1,386	71,262

M. P. Vergnano

RSRP	59,200	88,800	61,022	1,340,635

Deferred STIP	—	—	—	—

Deferred LTI	—	—	10,095	69,820

Management Deferred Compensation Plan	—	—	—	—

(1)
Base salary deferred under the RSRP and Management Deferred Compensation Plan ("MDCP") for each of the NEOs is reported as 2014 compensation to such NEOs in the 2014 Summary Compensation Table. Those amounts are: E. J. Kullman, $74,250; N. C. Fanandakis, $38,250; T. M. Connelly, Jr., $85,360; J. C. Borel, $36,000; and M. P. Vergnano, $36,000.

(2)
The amounts in this column represent matching contributions made under the RSRP, which are also included in the 2014 Summary Compensation Table.

(3)
Earnings represent returns on investments in seven core investment alternatives, interest accruals on cash balances, DuPont Common Stock returns, and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the RSP. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2014 Summary Compensation Table.

(4)
The table below reflects amounts reported in the aggregate balance at last fiscal year-end that were previously reported as compensation to the NEO in DuPont's Summary Compensation Table for previous years.

Name	RSRP	Deferred STIP	Deferred LTI	MDCP	TOTAL

E. J. Kullman	$2,544,218	—	—	—	$2,544,218

N. C. Fanandakis	655,199	—	—	—	655,199

T. M. Connelly, Jr.	1,157,167	$440,736	$3,427,459	$406,687	5,432,049

J. C. Borel	733,524	—	—	60,035	793,559

M. P. Vergnano	300,965	—	—	—	300,965

Proxy Statement for 2015 Annual Meeting of Stockholders 69

Compensation of Executive Officers   Nonqualified Deferred Compensation

Narrative Discussion of the Nonqualified Deferred Compensation Table

DuPont offers several nonqualified deferred compensation programs under which participants voluntarily elect to defer some portion of base salary, STIP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the RSRP, there are no Company contributions or matches. The RSRP was adopted to restore Company contributions that would be lost due to IRC limits on compensation that can be taken into account under DuPont's tax-qualified savings plan. Amounts shown in the Nonqualified Deferred Compensation Table as Deferred STIP or Deferred LTI represent deferrals of short- and long-term awards prior to the adoption of the MDCP in May 2008.

The following provides an overview of the various deferral options as of December 31, 2014.

Base Salary

Under the RSRP, an NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($260,000 in 2014) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her base salary. DuPont does not match base salary deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for base salary deferrals, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

STIP

Under the RSRP, an NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($260,000 in 2014) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% percent of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her STIP award. DuPont does not match STIP deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for STIP deferrals, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

LTI

Under the MDCP, an NEO can elect to defer the receipt of 100% of his/her LTI awards (RSUs and/or PSUs). DuPont does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of DuPont Common Stock units with dividend equivalents credited as additional stock units.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the CD&A, the Company adopted a Senior Executive Severance Plan in 2013. For a description of the plan, see Components of Our Executive Compensation Program — Change in Control Severance Benefits. Potential payments under the plan are reflected in the table that follows. The table also includes potential payments under the EIP. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs in age, years of service, date of hire, etc., and that do not discriminate in scope, terms, or operation in favor of executive officers. For example, all participating employees who terminate on December 31, 2014, are entitled to receive any STIP awards under the EIP for 2014. See also the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying narrative discussions for benefits or balances, as the case may be, under those plans as of December 31, 2014.

70 Proxy Statement for 2015 Annual Meeting of Stockholders

Compensation of Executive Officers   Potential Payments Upon Termination or Change in Control

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect those amounts include the timing during the year of any such event, DuPont's stock price and the executive's age.

If an individual engages in misconduct, we may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within 10 days following written demand by DuPont. See the discussion How We Manage Compensation Risk — Compensation Recovery Policy (Clawbacks).

For the CEO and other NEOs, the benefits that would become payable upon termination of employment, death, disability, or change in control as of December 31, 2014, are outlined below, based on DuPont's closing stock price of $73.94 (as reported on the New York Stock Exchange) on that date. Mr. Connelly retired as of December 31, 2014. Accordingly, for him, all columns in the table below other than "Retirement" show "N/A."

	Form of Compensation(1)	Voluntary or For Cause(2)	Termination Due to Lack of Work(3)	Retirement(4)	Death(5)	Disability(3)	Change in Control(6)

E.J. Kullman

	Base/STIP						11,583,000

	Options	—	4,757,127	8,425,014	8,425,014	4,757,127	8,425,014

	RSU	—	7,297,706	7,297,706	7,297,706	7,297,706	7,297,706

	PSU	—	9,318,822	9,318,822	9,318,822	9,318,822	15,181,583

E.J. Kullman Total		—	21,373,655	25,041,542	25,041,542	21,373,655	42,487,303

N.C. Fanandakis
	Base/STIP						3,060,000

	Options	—	1,023,548	1,878,166	1,878,166	1,023,548	1,878,166

	RSU	—	1,691,077	1,691,077	3,721,693	3,721,693	3,721,693

	PSU	—	2,019,452	2,019,452	2,019,452	2,019,452	3,484,127

N.C. Fanandakis Total		—	4,734,078	5,588,696	7,619,311	6,764,693	12,143,986

T.M. Connelly

	Base/STIP						3,026,400

	Options	—	1,069,216	1,876,165	1,876,165	1,069,216	1,876,165

	RSU	—	1,618,276	1,618,276	1,618,276	1,618,276	1,618,276

	PSU	—	2,097,735	2,097,735	2,097,735	2,097,735	3,377,579

T.M. Connelly Total		—	4,785,227	5,592,176	5,592,176	4,785,227	9,898,420

J.C. Borel
	Base/STIP						2,880,000

	Options	—	994,219	1,790,154	1,790,154	994,219	1,790,154

	RSU	—	1,568,348	1,568,348	1,568,348	1,568,348	1,568,348

	PSU	—	1,946,454	1,946,454	1,946,454	1,946,454	3,245,227

J.C. Borel Total		—	4,509,021	5,304,956	5,304,956	4,509,021	9,483,729

M.P. Vergnano
	Base/STIP						2,880,000

	Options	—	1,011,836	1,807,771	1,807,771	1,011,836	1,807,771

	RSU	—	1,583,015	1,583,015	1,583,015	1,583,015	1,583,015

	PSU	—	1,986,751	1,986,751	1,986,751	1,986,751	3,285,524

M.P. Vergnano Total		—	4,581,602	5,377,537	5,377,537	4,581,602	9,556,310

(1)
Since 2012, the award agreements for stock options, RSUs and PSUs contain restrictive covenants that may result in forfeiture of unvested stock options, RSUs and PSUs upon a breach of confidentiality, nonsolicitation and noncompetition obligations during employment and after termination of employment (for a period of one year for nonsolicitation and noncompetition).

(2)
Upon voluntary termination or termination for cause, the various Company plans and programs provide for forfeiture of all unvested stock options, RSUs and PSUs. To the extent that an NEO is retirement-eligible, unvested stock options, RSUs and/or PSUs are treated as if the NEO has retired.

(3)
Upon termination for lack of work or disability:

  •
  Vested options may be exercised during the one-year period following termination. During the one-year period, options continue to become exercisable in accordance with the three-year vesting schedule, as if the employee had not separated from service. Amount shown represents the in-the-money value of those options that would vest within the one-year period following December 31, 2014.
Proxy Statement for 2015 Annual Meeting of Stockholders 71

Compensation of Executive Officers   Potential Payments Upon Termination or Change in Control

    •
    RSUs that are awarded as part of the annual award to eligible employees are automatically vested and paid out. Special or one time awards are forfeited upon a termination for lack of work. Upon disability, special or one time RSU awards are automatically vested and paid out. Amount shown for termination due to lack of work represents the value of regular annual RSUs as of December 31, 2014. Amount shown for disability represents the value of all RSUs as of December 31, 2014.

    •
    PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value of PSUs as of December 31, 2014.

To the extent that an NEO is retirement-eligible, unvested stock options, RSUs and/or PSUs are treated as if the NEO has retired.

(4)
Upon retirement, NEOs are treated as if they had not separated from service and:

  •
  Options continue vesting in accordance with the three-year vesting schedule. Amount shown represents the in-the-money value of unvested options as of December 31, 2014.

  •
  Restrictions on the regular annual RSUs lapse on the original schedule. Special or one time RSU awards are forfeited. Amount shown represents the value of regular annual RSUs as of December 31, 2014.

  •
  PSUs are subject to the original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value of PSUs as of December 31, 2014.

  Regardless of the above, any retirement within six months of the grant date results in forfeiture of the award.

(5)
Upon death:

  •
  Options are fully vested and exercisable and expire two years following death or at the end of the original term, whichever is shorter. Amount shown represents the in-the-money value of unvested options as of December 31, 2014.

  •
  All RSUs are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2014.

  •
  PSUs remain subject to the original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value as of December 31, 2014.

(6)
Upon change in control:

  •
  For awards granted between 2008 and 2011, treatment is as follows:

    •
    Stock options become fully vested and exercisable. Amount shown represents the in-the-money value of unvested options as of December 31, 2014.

    •
    Restrictions on all RSUs lapse. Amount shown represents the value of all RSUs as of December 31, 2014.

    •
    PSUs are paid at target, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value as of December 31, 2014.

  •
  Treatment for awards made in 2012 and after varies depending on whether the Company is the surviving entity and, if not, whether the awards are assumed by an acquiring entity. Values shown in the table above assume that the Company is not the surviving entity and the acquiring entity does not assume or otherwise provide for continuation of the awards.

    •
    Options are immediately vested and cancelled in exchange for payment in an amount equal to (i) the excess of the fair market value per share of the stock subject to the award immediately prior to the change in control over the exercise or base price per share of stock subject to the award multiplied by (ii) the number of shares granted. Amount shown represents the in-the-money value of unvested options as of December 31, 2014.

    •
    RSUs are immediately vested and all restrictions lapse. Awards cancelled in exchange for a payment equal to the fair market value per share of the stock subject to the award immediately prior to the change in control multiplied by the number of shares granted. Amount shown represents the value of all RSUs as of December 31, 2014.

    •
    PSUs are converted into time-vested RSUs at target, without proration and treated consistently with time-vested awards as described above. Amount shown represents the target value as of December 31, 2014.

  In the event that the company is the surviving entity or the acquiring entity assumes or otherwise provides for continuation of the awards, all stock options and RSUs remain in place or substitute awards are issued. PSUs are converted into time-vested RSUs at target without proration and treated consistently with time-vested awards.

  Upon termination without cause or termination for good reason within two years after a change in control all awards vest in full. Options remain exercisable for two years, or the original expiration date, whichever first occurs.

  Regardless of the foregoing, any termination within six months of the grant date results in forfeiture of the award.

  Under the Senior Executive Severance Plan, a change in control must occur and the executive's employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a "double trigger"). Benefits provided under the plan include: (i) lump sum cash payment equal to two times (three times for the CEO) the sum of the executive's base salary and target annual bonus; (ii) a lump sum cash payment equal to the pro-rated portion of the executive's target annual bonus for the year of termination; and (iii) continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years (three years for the CEO) following the date of termination.

72 Proxy Statement for 2015 Annual Meeting of Stockholders

Proposal 3 MANAGEMENT PROPOSAL TO APPROVE,
 BY ADVISORY VOTE, EXECUTIVE
 COMPENSATION

Congress adopted Section 14A of the Securities Exchange Act of 1934, as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Under this regulation, the Board is giving our stockholders an annual opportunity to approve on an advisory, or non-binding, basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. The Board of Directors recommends that you vote "FOR" this proposal.

DuPont's executive compensation programs are discussed in detail in the CD&A. Our executive compensation programs are designed to attract, motivate, reward and retain the high quality executives necessary for Company leadership and accomplishment of our strategies. The following principles guide the design and administration of those compensation programs:

•••

There should be a strong link between pay and performance.

•••

Executives' interests should be aligned with stockholders' interests.

•••

Programs should reinforce business strategies and drive long-term sustained stockholder value.

Our executive programs are structured so that at least 80% of targeted TDC is at risk, and fluctuates with our financial results and share price. We believe this motivates executives to consider the impact of their decisions on stockholder value.

Our annual incentive plan is structured to create a strong link to our financial and operational performance by rewarding annual performance on EPS, revenue growth and cash flow.

The long-term incentive program includes performance measures such as long-term revenue growth and TSR in addition to stock price appreciation to assure executive alignment with stockholders.

In 2014, our compensation actions closely paralleled our Company's performance, as shown in the table below and in the CD&A.

Short-Term Performance vs. Short-Term Incentive Payments	Long-Term Performance vs. Long-Term Performance based Payments (PSU)

• Operating EPS(1) were up 3%.	• [•] percentile rank

• Revenue was down 3%.	• [•] percentile rank

• Our performance resulted in a 33-point decrease in the NEO average short-term (annual) incentive payout factor (87% of target in 2013 to 54% of target in 2014).	• Our performance revenue growth and TSR over three-year performance period resulted in PSU payouts at [•]%

(1)
See Appendix B for additional information regarding these and other non-GAAP Financial measures.

The Board's executive compensation practices are the result of the comprehensive process outlined in the CD&A. The Committee considers a broad number of facts and circumstances in finalizing NEO pay decisions, including business results, market competitiveness, peer group competitiveness, pay equity multiples, tally sheets, experience and individual performance.

Proxy Statement for 2015 Annual Meeting of Stockholders 73

Proposal 3   Management Proposal to Approve, by Advisory Vote, Executive Compensation

The Committee also regularly reviews DuPont's compensation programs to assess whether those programs are motivating the desired behaviors while driving DuPont's performance and encouraging the appropriate levels of risk-taking.

Last year, approximately ninety-eight percent (98%) of stockholders who voted approved the compensation of our NEOs.

Because they do not support our guiding principles, we do NOT offer our executive officers the following: employment agreements; tax gross-ups (other than in connection with relocation benefits); supplemental executive retirement plans; additional years of credited service in pension plans; stock option repricing or repurchase of underwater stock options for cash.

PROPOSAL 3:	The Board of Directors Recommends that you vote "FOR" the following resolution:
MANAGEMENT PROPOSAL TO APPROVE, BY ADVISORY VOTE, EXECUTIVE COMPENSATION
RESOLVED that the stockholders approve, on an advisory basis, the NEO compensation disclosed in this Proxy Statement in accordance with Securities and Exchange Commission's rules on compensation disclosure, including the CD&A, the compensation tables and any related material disclosed in this Proxy Statement.

This vote is advisory in nature, which means that it is not binding on the Company, its Board of Directors or the Human Resources and Compensation Committee. However, the Human Resources and Compensation Committee fully intends to give meaningful and careful consideration to the vote results and is committed to take any actions it deems necessary or appropriate in light of those results.

STOCKHOLDER PROPOSALS
The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

Proposal 4 STOCKHOLDER PROPOSAL ON
 LOBBYING

As You Sow, 1611 Telegraph Avenue, Suite 1450, Oakland, CA 94612, on behalf of Andrew Behar, owner of 80 shares of DuPont common stock, has given notice that they will introduce the following resolution and statement in support thereof:

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company's stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company's lobbying to assess whether it is consistent with its expressed goals and in the best interests of shareholders and long-term value.

Resolved: the shareowners of DuPont request the Board authorize the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

  2.
  Payments by DuPont used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

  3.
  DuPont's membership in and payments to any tax-exempt organization that writes and endorses model legislation.
74 Proxy Statement for 2015 Annual Meeting of Stockholders

Proposal 4   Stockholder Proposal on Lobbying

  4.
  Description of the decision making process and oversight by management and the Board for making payments described in sections 2 and 3 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which DuPont is a member.

Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee of the Board or other relevant oversight committees and posted on DuPont's website.

Stockholder's Statement

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. We believe such disclosure is in shareholders' best interests. DuPont is a member of the American Chemistry Counsel (ACC), which spent $12.25 million lobbying in 2013. DuPont's lobbying through the ACC is controversial ("The Cancer Lobby," New York Times, October 6, 2012). DuPont does not comprehensively disclose its trade association memberships or payments on its website. Absent a system of accountability, company assets could be used for objectives contrary to DuPont's long-term interests.

DuPont spent approximately $10.2 million in 2013 on direct federal lobbying activities (opensecrets.org), and is one of 30 companies that paid lobbyists more than it paid in taxes for 2008-2010 (Forbes). DuPont's lobbying around genetically modified organism labeling has drawn scrutiny ("U.S. GMO Labeling Foes Triple Spending in First Half of This Year over 2013," Reuters, Sept. 3, 2014). The federal lobbying figure does not include lobbying expenditures to influence legislation in states, where DuPont also lobbies. DuPont spent $3.8 million in Washington on a single ballot initiative in 2013, and $5.4 million on a single initiative in California in 2012 (votersedge.org).

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote "AGAINST" this proposal

DuPont's business operations are directly impacted by extensive federal and state laws and regulations in environmental, tax, trade and other areas of importance to the Company. It is essential for DuPont to be involved in the political process by making prudent political contributions consistent with business objectives and in compliance with all federal, state and local laws.

The Company's policy on political activity is posted on its website at the Investor Center under "Corporate Governance." We will not make corporate contributions to federal candidates, and will make corporate contributions to state and local candidates only where legally permitted under state and local rules. We will make corporate contributions to political committees or other entities only to the extent allowed under applicable law. We will not use corporate funds to communicate to the general public advocating the election or defeat of political candidates. Our Corporate Governance Committee and a committee composed of senior management chaired by our Vice President, Government Affairs, provide oversight regarding these matters to ensure continued alignment with our core values and business strategies.

The Company reports contributions and other spending as required by both federal and state laws. The Company's employee Code of Conduct, which is available on its website at dupont.com, also addresses political contributions and activities. The Company is committed to complying with all applicable lobbying laws, including those relating to registration and reporting. At the federal level, the Company publicly reports its lobbying activities, including expenditures, subject matters lobbied and identification of those employees who lobby on the Company's behalf. Third parties that lobby on behalf of DuPont separately report. These disclosures are publicly available on the House and Senate lobby disclosure websites.

Annually, the Company discloses the identity of recipients of political contributions or expenditures made by DuPont, the amount contributed and the date on which it was made during the prior calendar year. For

Proxy Statement for 2015 Annual Meeting of Stockholders 75

Proposal 4   Stockholder Proposal on Lobbying

purposes of this report, the term "political contributions and expenditures" includes payments made to (i) individual candidates, (ii) party committees; (iii) Political Action Committees ("PACs"); (iii) Leadership PACs; (iv) ballot issue groups (state or federal); or (v) any 527 organizations. This term does not apply to money spent on lobbying or to charitable donations. This annual report includes a separate section reporting the total aggregate amount spent on lobbying at the federal and state levels.

DuPont is a member of various industry organizations and trade associations (Associations) to which we pay dues. Our participation in trade associations is based on issues and concerns affecting our company. Associations may engage in political activity to the extent permitted by law. DuPont does inquire and makes a reasonable effort to obtain from the Associations what portion of the Company's dues or payments are used for political expenditures or contributions that if made directly by DuPont would not be deductible under Section 162(e)(1) of the Internal Revenue Code. The Company reports such amounts on its website.

For the foregoing reasons, the Board of Directors believes that the report requested by the Proposal is unnecessary.

PROPOSAL 4.	The Board of Directors recommends that you vote "AGAINST" this proposal:
STOCKHOLDER PROPOSAL ON LOBBYING AGAINST
76 Proxy Statement for 2015 Annual Meeting of Stockholders

STOCKHOLDER PROPOSALS
The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

Proposal 5 STOCKHOLDER PROPOSAL ON GROWER
 COMPLIANCE

The Sisters of Charity of Saint Elizabeth, P.O. Box 476, Convent Station, New Jersey 07961, owner of 300 shares of DuPont common stock; Sisters of St. Dominic of Caldwell New Jersey, 40 South Fullerton Ave., Montclair, New Jersey 07042, owner of 100 shares of DuPont common stock; The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, Pennsylvania 19014, owners of 17,395 shares of DuPont common stock; Benedictine Sisters of Virginia, Saint Benedict Monastery, 9535 Linton Hall Road, Bristow, Virginia 20136, owner of 1,000 shares of DuPont Common Stock; Benedictine Sisters of Baltimore, Emmanuel Monastery, 2229 West Joppa Road, Lutherville, Maryland 21093, owner of 150 shares of DuPont common stock; CHE Trinity Health, 20555 Victor Parkway, Livonia, MI 48152, owner of $2000 worth of share of DuPont common stock; and the Society of the Holy Child Jesus — American Province, 1341 Montgomery Avenue, Rosemont, PA 19010, owner of 1,250 shares of DuPont common stock, have given notice that they will introduce the following resolution and statement in support thereof:

RESOLVED:    Shareholders request a comprehensive report by a committee of independent directors of the Board on how DuPont is monitoring herbicide utilization and grower compliance with best practices and adherence to "technology use agreements" (TUAs) with its seed products. Shareholders request the report, at reasonable expense and omitting proprietary information, be completed within one year of the shareholder meeting.

Stockholders' Statement

DuPont's product use guides stipulate requirements for growers using insect resistant and herbicide resistant seeds, but indicate no repercussions to the grower, or to DuPont, for non-compliance with either weed or insect management best practices.

DuPont has compliance guides for insect resistance management (IRM). While the guides state that compliance with IRM is a contractual obligation, there appears to be no mechanism for monitoring grower compliance. Integrated Pest Management (IPM) and resistance monitoring are essential for assuring long-term effectiveness of Bt corn (Cullen, Gray, Gassmann and Hibbard http://www.ingentaconnect.com/content/esa/jipm/2013/00000004/00000003/art00003)

The evolution of herbicide-resistant weeds poses a significant challenge to current-weed management practices; DuPont recognizes increased weed resistance: in 29 states and two Canadian provinces. (https://www.pioneer.com/home/site/us/agronomy/weed-mgmt-and-glyphosate-resis/).

Weed resistance is in part the result of herbicide overuse, i.e. noncompliance with best weed management practices.

According to Weed Science, 10/30/2014, "There are currently 437 unique cases (species × site of action) of herbicide resistant weeds globally, with 238 species (138 dicots and 100 monocots). Weeds have evolved resistance to 22 of the 25 known herbicide sites of action and to 155 different herbicides. Herbicide resistant weeds have been reported in 84 crops in 65 countries. Their international survey website has 1933 registered users and 441 weed scientists have contributed new cases of herbicide resistant weeds." The reality is highlighted on its website, http://www.weedscience.org/summary/home.aspx:

Beyond weed resistance, "The prevalence of glyphosate-tolerant crops has contributed to the high rates of glyphosate contamination in the environment. In 2002, the U.S. Geological Survey (USGS) collected 154 water samples from 51 streams in nine Midwestern states and glyphosate was detected in 36% of the samples, and aminomethylphosphonic acid or AMPA (a degradation product of glyphosate) was detected in 69% of the samples." (http://www.beyondpesticides.org/dailynewsblog/?p=8239)

Proxy Statement for 2015 Annual Meeting of Stockholders 77

Proposal 5 Stockholder Proposal on Grower Compliance   Position of the Board of Directors

A 2012 study found that Roundup, in sublethal and environmentally relevant concentrations, caused further-reaching effects on nontarget species than previous considered. http://www.esajournals.org/doi/abs/10.1890/11-0189.1

Indicators of corporate concern regarding herbicide use include:

•••

Sysco Corporation, which supplies Wendy's, Applebee's, and other restaurant providers, has established an Integrated Pest Management (IPM) Program that in its first three years reduced herbicide use by nearly 900,000 pounds. Sysco's program requires its suppliers to prepare IPM programs and employs third party auditors.

•••

McDonald's has begun a process of gathering and disseminating information on best management practices for herbicide use reduction in its potato supply chain.

•••

Unilever has a goal to sustainably source 100% of its agricultural raw materials by 2020. One sourcing indicator includes reducing the use of herbicides.

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote "AGAINST" this proposal

The Board of Directors agrees that identification of and comprehensive disclosure of potential liabilities and trends and uncertainties facing the Company is of critical importance to stockholders and other constituencies. The Company currently has in place an extensive system of controls and procedures designed to ensure that issues are surfaced and addressed. The Board therefore believes that the concerns raised in the proposal are already being satisfied.

The Company is dedicated to the development of new products benefiting society and the environment, and is committed to ensuring the safety of the products it offers. The Company conducts significant testing on new products before they are brought to the marketplace.

Under the leadership of the Product Stewardship Council and associated product stewardship teams and networks throughout the Company, DuPont's ongoing product stewardship efforts are designed to assure that the Company's products remain safe and appropriate for use, and that any potential concerns regarding products are identified and addressed in a timely manner. Product stewardship reviews are conducted on a regular basis by all businesses. Data collected by the Company in any post-market monitoring is integrated fully into the product stewardship process. For example, any significant change in use, regulations or risk information may trigger a new review of the product. The Board's Environmental Policy Committee and a committee composed of senior management provide oversight regarding these matters.

Additionally, herbicide and insecticide use studies and surveys are currently available through a variety of independent and government sources. For example, PG Economics annually prepares a report on the environmental implications of genetically modified crops that includes data on pesticide use, including herbicides and insecticides. The U.S. Department of Agriculture Economic Research Service (USDA-ERS) also offers summaries of insecticide and herbicide use data. The Company subscribes to multiple farmer market research surveys, which capture reported on-farm use and practices, as well as sales and use summaries from the leading consultants in this area, Phillips McDougall. The BioFortified.org website, an independent educational organization started by university researchers, catalogues thousands of studies about topics related to biotechnology, including research into the safety of glyphosate.

The Company's scientists have extensive experience with the science related to the development of resistance to pest management practices. Company experts conduct and review the latest science, and participate in industry forums and technical task forces globally to develop and communicate applicable best management tools to growers.

The Environmental Protection Agency (EPA) governs the use, sale and labeling of pesticides, including herbicides. An herbicide must first meet a stringent set of regulatory requirements before it is "registered" by the EPA and before it can be distributed or sold in the United States. The EPA sets the conditions for use of the product and requires the conditions be placed in labeling instructions that a user must follow. Finally, as part of a "re-registration process", the EPA formally reevaluates registered products to determine if it should continue allowing their use.

78 Proxy Statement for 2015 Annual Meeting of Stockholders

Proposal 5 Stockholder Proposal on Grower Compliance   Position of the Board of Directors

DuPont is committed to working with industry associations and farmers to help them have access to a wide range of herbicide products, and the best available information to successfully manage weeds. DuPont proactively delivers weed management information to crop producers to assist them in managing their crops to their fullest potential. In addition, DuPont is a member of the Weed Science Society of America (WSSA) and the Herbicide Resistant Action Committee (HRAC) who have developed educational materials to help manage and prevent resistance and encourages the use of sustainable best management practices.

DuPont also supports the WSSA best management practices for herbicide resistance management described in Reducing the Risks of Herbicide Resistance: Best Management Practices and Recommendations (Norsworthy et al., Weed Sci. 2012, Special Issue: 31-62).

Intensive, long-term use of any single management strategy can lead to the development of resistant weeds. However, integrated management practices can minimize this risk, while at the same time providing growers with a more consistent, effective, and sustainable weed management program. DuPont recommends growers employ these best management practices in addition to following all label requirements related to herbicide use. These efforts are working. For example, the Agricultural Biotechnology Stewardship Technical Committee, a consortium of Bt corn registrants, including DuPont, submits an annual Compliance Assurance Program report to the U.S. Environmental Protection Agency describing industry-coordinated compliance assurance efforts for Bt traits. The Compliance Assurance Program includes on-farm refuge assessments, an online survey and insect resistance management education and awareness. The 2013 Compliance Assurance Program (CAP) results showed increases in the number of farmers planting the required refuge or products with integrated refuge.

For the foregoing reasons, the Board believes that the report requested by the proposal is not necessary.

PROPOSAL 5.	The Board of Directors recommends that you vote "AGAINST" this proposal:
STOCKHOLDER PROPOSAL ON GROWER COMPLIANCE
AGAINST
Proxy Statement for 2015 Annual Meeting of Stockholders 79

STOCKHOLDER PROPOSALS
The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

Proposal 6 STOCKHOLDER PROPOSAL ON PLANT CLOSURE

The International Brotherhood of DuPont Workers, P.O. Box 10, Waynesboro, VA, 22980, owner of 60 shares of DuPont common stock, has given notice that it will introduce the following resolution and statement in support thereof:

RESOLVED:    That the stockholders of E.I. DuPont DeNemours & Company, assembled in annual meeting and by proxy, hereby request that the Board of Directors consider the following nonbinding proposal: That it create a committee, with members drawn from the employee work force of DuPont, the union leadership of DuPont, the management of DuPont, and any necessary independent consultants, to report to the Board of Directors regarding:

(1)
The impact to communities as a result of DuPont's action in laying off mass numbers of employees, selling its plants to other employers, and closing its plants.

(2)
Alternatives that can be developed to help mitigate the impact of such actions in the future.

Stockholder's Statement

In just the last 3 years, DuPont has closed, sold or sharply reduced the size of a great number of its plants across the United States.

These actions include — but are in no way limited to — the recent sale of its factory in Louisville, Kentucky and its factory in Nashville, Tennessee. Just over a year ago, over 200 employees from the Richmond, Virginia plant were laid off, replaced with low wage contract employees.

Many thousands of other workers have been or will be impacted by the spin-off of the performance chemicals unit, resulting in many layoffs, plant sales or outright closures of plants.

Employees who lose their jobs as a result of these actions typically have upward of 30 years of service with DuPont. The amount of their pension is drastically reduced with the termination of their employment from DuPont, even if they are hired by the company that purchases the factory.

Also, as a result of recently enacted changes by DuPont, the cost of retiree health insurance has skyrocketed, and is far more than it is for employees.

As far as securing other employment, that is next to impossible for someone over 50 years of age who has worked in a factory all his life.

This combination of job loss, pension reduction and health insurance cost increase can be devastating not just to the former employee, but to the community in which he resides, shops in and pays taxes.

There are other equally substantial costs for the community in which the plants are located. Where DuPont has closed its plants, there often are environmental issues that make it difficult for the site to be put to any real productive use. The buildings simply remain (with the DuPont logo removed, of course), undergoing gradual deterioration. Think about it — would you like to live or run a business near a vacated DuPont factory? Would anyone?

For this reason, it is important that attention be paid to the impact these actions on the communities in which the plants are located and how best to mitigate their impact. This is particularly true given the close relationship between DuPont and the communities where it has been operating for upward of 50 or more years.

If you AGREE, please mark your proxy FOR this resolution.

80 Proxy Statement for 2015 Annual Meeting of Stockholders

Proposal 6 Stockholder Proposal on Plant Closure   Position of the Board of Directors

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote "AGAINST" this proposal

The Board of Directors shares the proponent's desire to minimize the potential impact on employees and communities where a plant reduction, sale or closure occurs. In the limited circumstances where reduction, sale or closure of a DuPont facility has been necessary, the Company has worked closely with local community leaders, union representatives and other affected parties to address concerns. The Board believes it already receives appropriate information about plant closings, sales and reductions and therefore believes the proposed report to the Board is unnecessary.

DuPont provides a wide range of resources and benefits to employees impacted by a plant closure or reduction. Employment opportunities at other DuPont facilities are communicated to employees so they can apply for such positions if they wish to continue their employment with the Company at another location. Employees may also be redeployed within the Company if employment needs exist. If employees do not have the opportunity to continue employment with DuPont or the buyer of Company assets, the Company offers a comprehensive separation package, including, among other benefits, Career Transition Financial Assistance, which currently provides termination benefits equal to one month's pay for each two (2) years of service, with a minimum benefit of two (2) months pay and a maximum of twelve (12) months pay. In addition, outplacement assistance, education and retraining grants of up to $5,000 per employee and continuation of medical, dental and life insurance benefits are provided for one year. Employees who participate in the pension plan may be eligible, based on age and years of service, for early retirement benefit.

It is the Company's practice to provide the community affected by a plant closure, sale or reduction with significant advance notice of the decision, and to communicate and work closely with community leaders to help minimize any impact the reduction or closure may have on the community at large.

For the foregoing reasons, the Board believes that the report requested by the proposal is not necessary.

PROPOSAL 6.	The Board of Directors recommends that you vote "AGAINST" this proposal:
STOCKHOLDER PROPOSAL ON PLANT CLOSURE
AGAINST
Proxy Statement for 2015 Annual Meeting of Stockholders 81

STOCKHOLDER PROPOSALS
The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

Proposal 7 STOCKHOLDER PROPOSAL TO REPEAL
 CERTAIN BYLAWS ADOPTED WITHOUT
 STOCKHOLDER APPROVAL

Trian, beneficial holder of an aggregate of 2.7% of the DuPont Common Stock, has given formal notice that it intends to introduce the following resolution for action at the 2015 Annual Meeting, which would allow stockholders of the Company to amend or repeal any amendments to the Bylaws unilaterally adopted by the Board without stockholder approval subsequent to August 12, 2013. Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy. Adoption of the Trian Proposal would have the effect of repealing any provisions or amendments of the bylaws adopted without stockholder approval after August 12, 2013 and prior the company's 2015 Annual Meeting.

Trian Proposal

RESOLVED, that each provision or amendment of the bylaws of E. I. du Pont de Nemours and Company (the "Company") adopted by the Board of Directors of the Company (and not by the Company's stockholders) subsequent to August 12, 2013 and prior to the approval of this resolution be, and hereby is, repealed, effective as of the time this resolution is approved by the Company's stockholders.

Statement in Opposition of the Trian Proposal

The Board of Directors recommends that stockholders vote AGAINST the Trian Proposal for the following reasons:

Trian's proposal seeks to repeal any provisions or amendments of the company's bylaws adopted without stockholder approval after August 12, 2013 and prior to the company's 2015 Annual Meeting, without regard to the subject matter of any bylaw provisions or amendment in question.

No provisions or amendments to the company's bylaws have been adopted subsequent to August 12, 2013. While the Board does not currently expect to adopt any amendments to the bylaws prior to the company's 2015 Annual Meeting, the Board could determine prior to the Annual Meeting that an amendment is necessary and in the best interest of the stockholders. The Board believes that the automatic repeal of any bylaw amendment, irrespective of its content, duly adopted by the Board (whether with or without stockholder approval) could have the effect of repealing one or more properly adopted bylaw amendments that the Board determined to be in the best interests of the company and its stockholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to the company. Furthermore, as a public company subject to the federal proxy rules, it might be impracticable — if not impossible — for the company to obtain stockholder approval for a necessary bylaw amendment within a timeframe necessary to serve the best interests of the company and its stockholders.

As the Board is fully empowered by its corporate documents and Delaware law to alter, amend, repeal or add provisions to the company's bylaws in accordance with its fiduciary duties and no provision of the company's bylaws is expected to be impacted by the Trian Proposal, we believe this proposal represents no purpose other than to limit Board actions otherwise permitted by the company's governing documents and Delaware law.

82 Proxy Statement for 2015 Annual Meeting of Stockholders

Proposal 7 Stockholder Proposal to Repeal Certain Bylaws Adopted Without Stockholder Approval   Position of the Board of Directors

For these reasons, the Board urges stockholders to vote AGAINST the Trian Proposal.

PROPOSAL 7.	The Board of Directors recommends that you vote "AGAINST" this proposal:
TRIAN PROPOSAL AGAINST

Other Matters.    The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

Cost of Solicitation.    We will bear the cost of the solicitation of proxies by the Company. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by a few of our regular employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. As a result of the potential proxy solicitation by Trian, we may incur additional costs in connection with our solicitation of proxies. We have hired Innisfree M&A Incorporated ("Innisfree"), 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a fee of up to $[•] plus out-of-pocket expenses. Innisfree expects that approximately [•] of its employees will assist in the solicitation. Our expenses related to the solicitation of proxies from stockholders this year will significantly exceed those normally spent for an Annual Meeting. Such costs are expected to aggregate approximately $[•], exclusive of any potential litigation costs in connection with the Annual Meeting. These additional solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and financial and other advisors to advise the Company in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and possibly the costs of retaining an independent inspector of election. To date, we have incurred approximately $[•] of these solicitation costs.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements which may be identified by their use of words like "plans," "expects," "will," "believes," "intends," "estimates," "anticipates" or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company's control. Some of the important factors that could cause the company's actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company's intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spin-off of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spin-off. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

Proxy Statement for 2015 Annual Meeting of Stockholders 83

APPENDIX A TO 2015 PROXY STATEMENT

DIRECTOR NOMINATION PROCESS

The purpose and responsibilities of the Corporate Governance Committee, described in the Committee's Charter (available on our website at www.dupont.com), include recommending to the Board nominees for election as directors. The Committee's members are independent under the Board's Corporate Governance Guidelines and the NYSE standard.

The Committee considers potential candidates suggested by Board members, as well as management, stockholders and others. The Committee has engaged a director recruitment firm to assist in identifying and evaluating potential candidates.

The Board's Corporate Governance Guidelines describe qualifications for directors. Directors are selected based on their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; business acumen; and significant professional accomplishment. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility.

When considering candidates for nomination, the Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to DuPont.

The Committee will consider candidates for director suggested by stockholders, applying the factors for potential candidates described above and taking into account the additional information described below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:

•••

A statement that the writer is a stockholder of record (or providing appropriate support of ownership of DuPont stock);

•••

The name of and contact information for the candidate;

•••

A statement of the candidate's business and educational experience;

•••

Information regarding each of the factors described above in sufficient detail to enable the Committee to evaluate the candidate;

•••

A statement detailing any relationship between the candidate and any customer, supplier or competitor of DuPont or any other information that bears on potential conflicts of interest, legal considerations or a determination of the candidate's independence;

•••

Information concerning service as an employee, officer or member of a board of any charitable, educational, commercial or professional entity;

•••

Detailed information about any relationship or understanding between the proposing stockholder and the potential candidate; and

•••

A statement by the potential candidate that s/he is willing to be considered and to serve as a director if nominated and elected.

Once the Committee has identified a prospective candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate. This may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the Committee determines, in consultation with the Chair of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee's background and experience.

The Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to assure its effectiveness. In connection with this evaluation, the Committee determines whether to interview the prospective nominee. One or more members of the Committee and other directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing this evaluation, the Committee concludes whether to make a recommendation to the full Board for its consideration.

Proxy Statement for 2015 Annual Meeting of Stockholders A-1

APPENDIX B TO 2015 PROXY STATEMENT

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Dollars in millions, except per share amounts)

Management believes the use of certain non-GAAP measures are meaningful to investors because they provide insight with respect to operating results of the company and additional metrics for use in comparison to competitors. These measures are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures used by other companies. Reconciliations of non-GAAP measures to GAAP are provided below.

Segment Sales:

Year ended December 31,	2014	2008

Segment Sales(1)	$35,011	$26,499

Less: Performance Chemicals(2)	6,497	6,245

Less: Other	5	160

Total Segment Sales (excluding Performance Chemicals and Other)	$28,509	$20,094

(1)
Segment sales include transfers.

(2)
Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

Segment Adjusted Operating Earnings:

Year ended December 31,	2014	2008

Segment PTOI (GAAP)(1)	$6,356	$3,373

Less: Performance Chemicals PTOI(2)	913	619

Less: Other/Pharma PTOI	(391)	839

Less: Corporate Expenses(3)	572	479

Add: Significant Items (Benefit) Charge(4)	(444)	466

Segment Adjusted Operating Earnings (excluding Performance Chemicals and Other/Pharma)(5) (Non-GAAP)	$4,818	$1,902

(1)
Segment PTOI is defined as income (loss) from continuing operations before income taxes excluding non-operating pension and other post-retirement employee benefit costs, exchange gains (losses), corporate expenses and interest.

(2)
Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(3)
Represents total corporate expenses excluding significant items, an estimate of DuPont Performance Coatings residual costs and an estimate for an amount that would be allocated to Performance Chemicals.

(4)
Represents significant items included in Segment PTOI, excluding those related to Performance Chemicals and Other/Pharma.

(5)
Segment adjusted operating margin (non-GAAP) is based on total segment sales and segment adjusted operating earnings, excluding Performance Chemicals and Other/Pharma.

Reconciliation of Operating EPS

Year ended December 31,	2014	2013	2012

EPS from continuing operations (GAAP)	$3.90	$3.04	$2.59

Add: Significant items charge included in EPS	0.01	0.45	0.72

Add: Non-operating pension/OPEB costs included in EPS	0.10	0.39	0.46

Operating EPS (Non-GAAP)	$4.01	$3.88	$3.77

Proxy Statement for 2015 Annual Meeting of Stockholders B-1

Reconciliation of Segment Operating Earnings

Year ended December 31,	2014	2013

Agriculture:

Segment Pre-tax Operating Income (PTOI) (GAAP)	$2,668	$2,132

Add: Significant items (benefit) charge in Segment PTOI	(316)	351

Segment Operating Earnings (Non-GAAP)	$2,352	$2,483

Performance Chemicals:

Segment Pre-tax Operating Income (PTOI) (GAAP)	$913	$941

Add: Significant items charge in Segment PTOI	21	74

Segment Operating Earnings (Non-GAAP)	$934	$1,015

Nutrition & Health:

Segment Pre-tax Operating Income (PTOI) (GAAP)	$365	$305

Add: Significant items charge (benefit) in Segment PTOI	15	(6)

Segment Operating Earnings (Non-GAAP)	$380	$299

B-2 Proxy Statement for 2015 Annual Meeting of Stockholders

APPENDIX C TO 2015 PROXY STATEMENT

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board of Directors, the Board's nominees, and certain officers and other employees of the Company are "participants" with respect to the Company's solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are "participants."

1. Directors and Nominees

The following table sets forth the names and business addresses of the Company's directors (all of whom are also nominees for director), as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the directors is carried on. The principal occupations or employment of the Company's directors are set forth under the heading "Proposal 1: Election of Directors" in this Proxy Statement.

Name	Business Name and Address

Lamberto Andreotti	Bristol-Myers Squibb, 345 Park Avenue, New York, NY 10154

Edward D. Breen	Tyco International plc, 9 Roszel Road, Princeton, NJ 08540

Robert A. Brown	Boston University, President's Office, 8th Floor, One Silber Way, Boston, MA 02215

Alexander M. Cutler	Eaton, 1000 Eaton Boulevard, Cleveland, OH 44122

Eleuthère I. du Pont	Longwood Foundation, 100 W. 10th Street, #1109, Wilmington, DE 19801

James L. Gallogly	DuPont, 1007 Market Street, D-9000, Wilmington, DE 19898

Marillyn A. Hewson	Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817

Lois D. Juliber	DuPont, 1007 Market Street, D-9000, Wilmington, DE 19898

Ellen J. Kullman	DuPont, 1007 Market Street, D-9000, Wilmington, DE 19898

Ulf M. Schneider	Fresenius SE & Co. KGaA, Else-Kroener-Strasse 1, 61352 Bad Homburg/Germany

Lee M. Thomas	DuPont, 1007 Market Street, D-9000, Wilmington, DE 19898

Patrick J. Ward	Cummins, Inc., 500 Jackson Street, Columbus, IN 47201

2. Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company's officers and employees who are "participants." The principal occupation refers to such person's position with the Company, and the principal business address of each such person is 1007 Market Street, Wilmington, DE 19898.

Name	Principal Occupation

Ellen J. Kullman	CEO

Nicholas C. Fanandakis	Executive Vice President and CFO

Gregory R. Friedman	Vice President-Investor Relations

Erik T. Hoover	Corporate Secretary

3. Information Regarding Ownership of the Company's Securities by Participants

Except as described in this Appendix C or in this Proxy Statement, none of the persons listed above under "Directors and Nominees" or "Certain Officers and Other Employees" owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of February 23, 2015 is set forth under the heading "Security Ownership by Directors and Executive Officers" in this Proxy Statement. The number of Company securities beneficially

Proxy Statement for 2015 Annual Meeting of Stockholders C-1

owned by the Company's other officers and employees who are "participants" as of February 23, 2015 is set forth below.

Name	Company Securities Owned(1)

Gregory R. Friedman	7,516.0000

Erik T. Hoover	1,094.0000

(1)
Includes shares which the participants had a right to acquire beneficial ownership of within 60 days from February 23, 2014, through the exercise of stock options or through the conversion of RSUs or deferred stock units granted or held under DuPont's equity-based compensation plans.

4. Information Regarding Transactions in the Company's Securities by Participants

The following table sets forth purchases and sales of the Company's securities during the past two years by the persons listed above under "Directors and Nominees" and "Certain Officers and Other Employees." None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (1/1/13 through 2/23/15)

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or Disposed of	Transaction Description

Lamberto Andreotti	14-Mar-13	19.3867	2

	24-Apr-13	2470.0000	9

	12-Jun-13	39.3328	2

	12-Sep-13	37.0430	2

	13-Dec-13	35.9793	2

	14-Mar-14	33.2002	2

	23-Apr-14	1940.0000	9

	12-Jun-14	45.1162	2

	12-Sep-14	49.8494	2

	12-Dec-14	46.9021	2

Edward D. Breen	23-Feb-15	13000.0000	1

Robert A. Brown	14-Mar-13	156.6508	2

	24-Apr-13	2470.0000	9

	12-Jun-13	172.7037	2

	12-Sep-13	162.6497	2

	13-Dec-13	157.9786	2

	14-Mar-14	139.4397	2

	23-Apr-14	1940.0000	9

	12-Jun-14	148.4532	2

	12-Sep-14	164.0269	2

	12-Dec-14	154.3294	2

C-2 Proxy Statement for 2015 Annual Meeting of Stockholders

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or Disposed of	Transaction Description

Alexander M. Cutler	31-Jan-13	210.7481	13

	28-Feb-13	208.7682	13

	14-Mar-13	272.0867	2

	31-Mar-13	203.4174	13

	24-Apr-13	2470.0000	9

	30-Apr-13	183.4525	13

	31-May-13	537.7307	13

	12-Jun-13	289.8084	2

	31-Aug-13	529.8481	13

	12-Sep-13	277.1046	2

	30-Nov-13	488.7585	13

	13-Dec-13	642.4986	2

	28-Feb-14	487.8414	13

	14-Mar-14	255.3586	2

	23-Apr-14	1940.0000	9

	30-May-14	565.0988	13

	12-Jun-14	264.4257	2

	31-Aug-14	592.4519	13

	12-Sep-14	296.2655	2

	30-Nov-14	548.5574	13

	12-Dec-14	282.7651	2

Eleuthère du Pont	14-Mar-13	156.6508	2

	24-Apr-13	2470.0000	9

	12-Jun-13	172.7037	2

	12-Sep-13	162.6497	2

	13-Dec-13	157.9786	2

	14-Mar-14	145.7765	2

	23-Apr-14	1940.0000	9

	12-Jun-14	154.6169	2

	12-Sep-14	170.8373	2

	12-Dec-14	160.7372	2

Proxy Statement for 2015 Annual Meeting of Stockholders C-3

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or Disposed of	Transaction Description

Nicholas C. Fanandakis	6-Feb-13	55,233.0000	5

	6-Feb-13	12016.0000	9

	6-Feb-13	3711.0480	11

	4-Mar-13	21322.0000	4

	4-Mar-13	10693.0000	11

	14-Mar-13	652.2845	2

	12-Jun-13	633.7836	2

	12-Sep-13	596.8873	2

	13-Dec-13	579.7457	2

	5-Feb-14	10097.0000	9

	5-Feb-14	45688.0000	5

	6-Feb-14	16,038.000	11

	3-Mar-14	6406.0000	11

	14-Mar-14	340.8405	2

	12-Jun-14	331.0808	2

	12-Sep-14	365.8130	2

	12-Dec-14	344.1861	2

	4-Feb-15	58,190.0000	5

Gregory R. Friedman	6-Feb-13	318.0000	11

	6-Feb-13	6803.0000	5

	6-Feb-13	1480.0000	9

	14-Mar-13	21.345	2

	29-Apr-13	947.0000	3

	3-May-13	496.0000	7

	12-Jun-13	20.7386	2

	12-Sep-13	19.5322	2

	13-Dec-13	18.9714	2

	5-Feb-14	8041.0000	5

	5-Feb-14	1778.0000	9

	6-Feb-14	467.0000	11

	7-Feb-14	8176.0000	3

	25-Feb-14	673.0000	7

	14-Mar-14	21.8691	2

	12-Jun-14	21.2696	2

	12-Sep-14	23.5009	2

	31-Oct-14	14462.0000	9

	12-Dec-14	120.1236	2

	4-Feb-15	5335.0000	5

	4-Feb-15	840.0000	9

	4-Feb-15	1679.0000	10

	9-Feb-15	606.0000	11

C-4 Proxy Statement for 2015 Annual Meeting of Stockholders

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or Disposed of	Transaction Description

James L. Gallogly	23-Feb-14	3000.0000	1

Marillyn A. Hewson	14-Mar-13	237.2023	2

	24-Apr-13	2470.0000	9

	12-Jun-13	250.9708	2

	12-Sep-13	236.3604	2

	13-Dec-13	229.5726	2

	14-Mar-14	205.5037	2

	23-Apr-14	1940.0000	9

	12-Jun-14	212.7123	2

	12-Sep-14	235.0270	2

	12-Dec-14	221.1319	2

Erik T. Hoover	5-Feb-14	2924.0000	5

	5-Feb-14	647.0000	9

	14-Mar-14	4.4268	2

	12-Jun-14	4.3058	2

	12-Sept-14	4.7575	2

	12-Dec-14	4.4763	2

	4-Feb-15	4268.0000	5

	4-Feb-15	672.0000	9

	9-Feb-15	102.0000	11

Lois D. Juliber	31-Jan-13	105.3740	13

	28-Feb-13	104.3841	13

	14-Mar-13	434.9048	2

	31-Mar-13	101.7087	13

	24-Apr-13	2470.0000	9

	30-Apr-13	91.7262	13

	31-May-13	268.8653	13

	12-Jun-13	445.5366	2

	31-Aug-13	264.9240	13

	12-Sep-13	421.6835	2

	30-Nov-13	244.3792	13

	13-Dec-13	411.5526	2

	28-Feb-14	234.5391	13

	14-Mar-14	381.4366	2

	23-Apr-14	1940.0000	9

	30-May-14	225.4364	13

	12-Jun-14	385.3889	2

	31-Aug-14	236.3485	13

	12-Sep-14	427.4543	2

	30-Nov-14	218.8375	13

	12-Dec-14	403.7846	2

Proxy Statement for 2015 Annual Meeting of Stockholders C-5

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or Disposed of	Transaction Description

Ellen J. Kullman	18-Jan-13	80000.0000	3

	18-Jan-13	80000.0000	7

	6-Feb-13	56,914.0000	9

	6-Feb-13	28,067.3685	11

	6-Feb-13	261,628.0000	5

	4-Mar-13	144,354.0000	10

	4-Mar-13	72,394.0000	11

	14-Mar-13	999.5676	2

	29-Apr-13	125,629.0000	7

	10-May-13	110,692.0000	3

	10-May-13	110,692.0000	7

	12-Jun-13	971.2165	2

	12-Sep-13	914.6766	2

	13-Dec-13	888.4100	2

	26-Dec-13	50,000.0000	3

	26-Dec-13	50,000.0000	7

	5-Feb-14	37,359.0000	9

	5-Feb-14	169,043.0000	5

	6-Feb-14	24,683.0000	11

	27-Feb-13	100,000.0000	3

	27-Feb-13	100,000.0000	7

	3-Mar-14	60,284.0000	10

	3-Mar-14	30,022.0000	11

	14-Mar-14	686.3135	2

	2-Apr-14	300,000.0000	3

	2-Apr-14	300,000.0000	7

	12-Jun-14	667.5630	2

	12-Sep-14	737.5939	2

	18-Sep-14	446,767.0000	3

	18-Sep-14	446,767.0000	7

	24-Sep-14	86,439.0000	3

	24-Sep-14	86,439.0000	7

	12-Dec-14	693.9873	2

	4-Feb-15	31,361.0000	9

	4-Feb-15	199,354.0000	5

	9-Feb-15	23,284.0000	11

Ulf M. Schneider	23-Oct-14	950.0000	9

	12-Dec-14	6.4384	2

C-6 Proxy Statement for 2015 Annual Meeting of Stockholders

Name	Date	Number of Shares, Non-Qualified Options and Deferred Units Acquired or Disposed of	Transaction Description

Lee M. Thomas	14-Mar-13	25.2145	2

	24-Apr-13	2470.0000	9

	12-Jun-13	44.9954	2

	12-Sep-13	42.3759	2

	13-Dec-13	41.1551	2

	14-Mar-14	36.8612	2

	23-Apr-14	1940.0000	9

	12-Jun-14	48.6771	2

	12-Sep-14	53.7837	2

	12-Dec-14	50.5978	2

Patrick J. Ward	24-Oct-13	1060.0000	9

	13-Dec-13	7.9183	2

	14-Mar-14	7.3067	2

	23-Apr-14	1940.0000	9

	12-Jun-14	19.9302	2

	12-Sep-14	22.0211	2

	12-Dec-14	20.7191	2

(1)
Open market acquisition.

(2)
Grant of dividend equivalent units.

(3)
Exercise of Non-Qualified Options.

(4)
Grant of performance-based Non-Qualified Options.

(5)
Grant of Non-Qualified Options.

(6)
Cancellation of Non-Qualified Options upon lapse.

(7)
Open market sale.

(8)
Gift of shares.

(9)
Grant of Time-Vested Restricted Stock Units.

(10)
Grant of Performance-Based Stock Units.

(11)
Shares withheld as payment of taxes or costs upon conversion, vesting or exercise of Deferred Units, Restricted Stock Awards or Non-Qualified Options.

(12)
Represents estimated quarterly increase (decrease) of shares held in the participant's Retirement Savings Plan.

(13)
Stock units acquired through deferral of director fees.

5. Miscellaneous Information Concerning Participants

Except as described in this Appendix C or in this Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the "Participant Affiliates") is either a party to any transaction or series of transactions since January 1, 2014 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Appendix C or in this Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Appendix C or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the

Proxy Statement for 2015 Annual Meeting of Stockholders C-7

Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Appendix C or in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2014 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix C or in this Proxy Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

C-8 Proxy Statement for 2015 Annual Meeting of Stockholders

The Board of Directors recommends that you vote AGAINST the following Proposals: 4. On Lobbying 5. On Grower Compliance 6. On Plant Closure 7. On Repealing Certain Amendments to the Bylaws Adopted by the Board without Stockholder Approval Please sign and date this WHITE proxy card below. The Board of Directors recommends that you vote FOR ALL the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors Nominees: (01) Lamberto Andreotti; (02) Edward D. Breen; (03) Robert A. Brown; (04) Alexander M. Cutler; (05) Eleuthère l. du Pont; (06) James L. Gallogly; (07) Marillyn A. Hewson; (08) Lois D. Juliber; (09) Ellen J. Kullman; (10) Ulf M. Schneider; (11) Lee M. Thomas; (12) Patrick J. Ward 2. On Ratification of Independent Registered Public Accounting Firm 3. To Approve, by Advisory Vote, Executive Compensation FOR ALL FOR ALL EXCEPT WITHHOLD ALL (INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the “For All Except” box above and write the name of the nominee(s) in the space provided below) X Please mark your vote as in this example Please take a moment now to vote your shares of E. I. du Pont de Nemours and Company common stock for the upcoming Annual Meeting of Stockholders. YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS: Vote by Internet—Please access https://www.proxyvotenow.com/dd (please note you must type an “s” after “http”). You may also use your mobile device to access the site by scanning this QR code: Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below. Vote by Telephone—Please call toll-free in the U.S. or Canada at 1-866-564-2329, on a touch-tone telephone. (If outside the U.S. or Canada, call 1-215-521-4899.) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below. Vote by Mail—Please complete, sign, date and return the proxy card in the envelope provided to: E. I. du Pont de Nemours and Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156. You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. DATE 2015 SIGNATURE SIGNATURE TITLE(S) NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOR ABSTAIN AGAINST CONTROL NUMBER: FOR ABSTAIN AGAINST 6TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6 PRELIMINARY PROXY - SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT! PLEASE VOTE TODAY. SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. E. I. DU PONT DE NEMOURS AND COMPANY Annual Meeting of Stockholders This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints E.I. du Pont, L.D. Juliber, and E.J. Kullman or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at [Address] at [Time] on [Date], 2015, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. When properly executed this proxy will be voted in the manner directed herein. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors. If no direction is made, this proxy will be voted FOR Proposals 1-3 and AGAINST Proposals 4-7. (continued and to be signed on the reverse side) WHITE PROXY 6TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6 PRELIMINARY PROXY - SUBJECT TO COMPLETION